As filed with the Securities and Exchange Commission on August 1, 2017

Investment Company Act File No. 811- 21552

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☑ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☑ Amendment No. 21

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

(Exact name of Registrant as specified in Charter)

270 Park Avenue

New York, NY 10017

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (800) 480-4111

Frank J. Nasta, Esq.

J.P. Morgan Investment Management Inc.

270 Park Avenue

New York, NY 10017

(Name and address of agent for service)

COPY TO:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

This Amendment No. 21 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, limited liability company interests in Registrant.

PART A — INFORMATION REQUIRED IN A PROSPECTUS

PART B — INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the confidential private placement memorandum that follows.

Name:

Number:

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

August 1, 2017

J.P. Morgan Investment Management Inc.

Investment Manager

J.P. Morgan Private Investments Inc.

Sub-Advisor

270 Park Avenue

New York, New York 10017

(800) 480-4111

In making an investment decision, an investor must rely upon its own examination of J.P. Morgan Access Multi-Strategy Fund, L.L.C. (the “Fund”) and the terms of the offering, including the merits and risks involved, of the limited liability company interests (the “Interests”) described in this confidential private placement memorandum (the “Confidential Private Placement Memorandum”). The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission (the “SEC”) or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Confidential Private Placement Memorandum or the merits of an investment in the Interests. Further, the Interests are not deposits or obligations of, or guaranteed or endorsed in any way by, JPMorgan Chase Bank, N.A. or any other bank, and are not insured by the U.S. Federal Deposit Insurance Corporation, the U.S. Federal Reserve Board, or any other governmental agency. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Interests have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state. The offering contemplated by this Confidential Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Confidential Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Confidential Private Placement Memorandum. This Confidential Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Confidential Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. This Confidential Private Placement Memorandum is qualified in its entirety by reference to the Fund’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), which is attached hereto as Appendix B. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from those provisions. Interests of the Fund have not been registered for sale outside of the United States. This Confidential Private Placement Memorandum is not intended for distribution to prospective investors outside of the United States. The Fund generally does not market or sell shares to investors domiciled outside of the United States, even, with regard to individuals, if they are United States citizens or lawful permanent residents.

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PRINCIPAL HOLDERS OF FUND INTERESTS	85

FISCAL YEAR; TAXABLE YEAR	85

ACCOUNTANTS AND LEGAL COUNSEL	85

FINANCIAL STATEMENTS	85

INQUIRIES	86

APPENDIX A: ADDITIONAL DISCLOSURES	A-1

APPENDIX B: AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	B-1

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SUMMARY OF TERMS

THE FUND

J.P. Morgan Access Multi-Strategy Fund, L.L.C. (the “Fund”) is a limited liability company formed under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Fund privately offers and sells the Interests in large minimum denominations to high net worth individual and institutional investors (each such investor, a “Member”) and will restrict transferability of the Interests. References in this Confidential Private Placement Memorandum to an “Interest” or the “Interests” (including references to the repurchase of an Interest or Interests) include all or any portion of a Member’s Interest, as the context requires.

INVESTMENT OBJECTIVE AND STRATEGY	The Fund’s investment objective is to generate consistent capital appreciation over the long term, with relatively low volatility and a low correlation with traditional equity and fixed-income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected investment funds (commonly referred to as hedge funds) (“Investment Funds”) that are managed by experienced third-party investment advisers (“Portfolio Managers”) who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. Investment Funds generally pursue “absolute return” in that they seek to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets. Additionally, from time to time, the Fund may use derivative instruments, such as total return swaps, structured notes or other structured products, to gain exposure to the returns of Investment Funds or otherwise seek to replicate exposure to Investment Funds or Investment Fund strategies. The Fund is commonly referred to as a “fund of hedge funds.” There can be no assurance that the Fund will achieve its investment objective.

Investment Funds typically offer their interests privately without registration under the Securities Act of 1933, as amended (the “1933 Act”), in large minimum denominations (often at least $1 million). Investment Funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

J.P. Morgan Investment Management Inc. (the “Investment Manager”), a corporation formed under the laws of the State of Delaware and an affiliate of JPMorgan Chase & Co. (“JPMorgan Chase”), is responsible for the day-to-day management of the Fund, subject to policies adopted by the Board of Directors (as defined below). The Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to J.P. Morgan Private Investments Inc. (the “Sub-Advisor”), a corporation formed under the laws of the State of Delaware and an affiliate of JPMorgan Chase and of the Investment Manager. The Sub-Advisor will allocate Fund assets among the Investment Funds and other investments that, in its view, represent attractive investment opportunities.

While the Fund’s investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager and/or Sub-Advisor will seek to allocate the Fund’s holdings among a number of Portfolio Managers and investment strategies. Strategies employed by the Fund may include:

•	Long/Short Equities: making long and short investments in equity securities that are deemed by the Portfolio Managers to be undervalued or overvalued;

•	Relative Value: making simultaneous purchases and sales of similar securities to exploit pricing differentials or having long exposure in non-equity oriented beta opportunities (such as credit);

•	Opportunistic/Macro: investing in a wide variety of instruments using a broad range of strategies, often assuming an aggressive risk posture, typically with a low correlation to other strategies;

•

Event Driven: investing in securities of companies in financial difficulty, involved in mergers or other special situations that alter a company’s financial structure or operating strategy, and distressed debt. Risk management and hedging techniques are typically employed by these Portfolio Managers to protect the portfolio from deals that fail to materialize. In addition, accurately forecasting the timing of a transaction is an important element affecting the realized return.

The Investment Manager and/or Sub-Advisor, however, will not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy or investment. In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund’s investment objective. The Investment Manager and/or Sub-Advisor generally will seek (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than 15% of the Fund’s total assets with any single Portfolio Manager (although it may deviate from either or both of these guidelines from time to time). The Fund will generally limit its investments in the outstanding voting securities of any one Investment Fund to less than 5%. See “Investment Objective and Strategy.”

The Fund may invest temporarily in fixed income securities and money market instruments or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

RISK FACTORS	The Fund’s investment program entails substantial risks. These risks include the risks of:

•	loss of capital, up to the entire amount of a Member’s investment

•	Portfolio Managers with which the Fund invests, in some cases, may be newly organized with limited operating histories upon which to evaluate their performance

•

investing in a fund where the Investment Funds may invest their assets in securities for which trading activity may be dramatically impaired or cease at any time (whether due to general market turmoil, problems experienced by a single issuer or market sector or other factors), such as collateralized debt obligations backed by mortgages (especially subprime mortgages), asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares

•

investing in a fund whose performance depends upon the performance of the Portfolio Managers and selected strategies, the adherence by such Portfolio Managers to their selected strategies, the instruments used by such Portfolio Managers and the Investment Manager’s and/or Sub-Advisor’s ability to select Portfolio Managers and strategies and effectively allocate Fund assets among them

•

investing in a fund whose underlying Investment Funds may incur leverage (whether via borrowing money or utilizing derivatives) for investment or other purposes, which may increase the volatility and the potential for losses of the Investment Funds

•

investing in a fund where the Portfolio Managers may sell securities held by Investment Funds short, which involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short

•	investing in a fund where the underlying Investment Funds’ short selling activities may be adversely affected by regulatory restrictions on short selling that may be imposed at any time

•

investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets in securities of non-U.S. issuers, including those located in emerging markets, and where the Fund may invest in Investment Funds that may be denominated in non- U.S. currencies, thus exposing the Fund to various risks that may not be applicable to U.S. securities (these risks are magnified in emerging markets)

•	investing in a fund where the Portfolio Managers may change their investment strategies (i.e., may experience style drift) at any time

•	investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets without limitation in restricted and illiquid securities

•

investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets in equity securities without limitation as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies, the prices of which may be subject to erratic market movements

•

investing in a fund where the Portfolio Managers may generally charge investors in the Investment Funds (the Fund being one such investor) asset-based fees and incentive fees of as much of 20% to 30% of an Investment Fund’s net profits, which incentive fees may create incentives for Portfolio Managers to make investments that are riskier or more speculative than in the absence of these fees

•

investing in a fund where a Portfolio Manager may focus on a particular industry or industries, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries

•

investing in a fund where an Investment Fund’s assets may be invested in a limited number of securities, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities

•	investing in illiquid securities of an unlisted closed-end fund, which are not listed on any securities exchange or traded in any other market and are subject to substantial restrictions on transfer

•

investing in a fund where the Portfolio Managers may use derivatives for hedging and non-hedging purposes of the Investment Funds. Derivatives may be riskier than other investments because they may be more sensitive to changes in economic and market conditions and could result in losses that significantly exceed the original investment. Many derivatives create leverage thereby causing the Investment Fund or Fund to be more volatile than it would be if it had not used derivatives. Derivatives also expose the Investment Fund and Fund to counterparty risk (the risk that the derivative counterparty will not fulfill its contractual obligation), including credit risk of the derivative counterparty

•

investing in a fund where the Investment Funds’ returns may exhibit greater correlations among each other and/or with fixed income or equity indices than anticipated by the Investment Manager and/or Sub-Advisor, especially during times of general market turmoil such as that experienced during late 2008

•	investing in a fund whose Investment Manager and/or Sub- Advisor and Portfolio Managers may have conflicts of interest

•	investing in a non-diversified fund that may allocate a higher percentage of its assets to the securities of any one issuer than if it were a diversified fund

•

investing in a fund that is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to financial institutions generally or hedge funds such as the Investment Funds in particular

•	investing in a fund that may invest a significant amount of its assets in non-voting securities of Investment Funds.

Because the Fund invests in Investment Funds, investors are subject to additional risks, including:

•

investing in a fund whose underlying Investment Funds will not be registered as investment companies under the 1940 Act, and, therefore, the Fund, as an investor in such Investment Funds, and thus the Members, as indirect investors in such Investment Funds, will not be able to avail themselves of 1940 Act protections

•	investing in a fund whose underlying Portfolio Managers may not currently be registered under the Advisers Act

•

investing in a fund whose investors will have no right to receive information about the Investment Funds or Portfolio Managers, and who will have no recourse against Investment Funds or their Investment Managers

•	investing in a fund whose investments in certain underlying Investment Funds may be subject to initial lock-up periods during which the Fund may not withdraw its investment

•

investing in a fund where certain underlying Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time, possibly requiring the Fund to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner

•

investing in a fund that may not be able to invest in certain Investment Funds that are oversubscribed or closed or that may only be able to allocate a limited amount of assets to an Investment Fund that has been identified as an attractive opportunity

•	investing in a fund whose investors will bear two layers of asset- based fees and expenses—one at the Fund level and one at the Investment Fund level—and incentive fees at the Investment Fund level

•

investing in a fund that may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, thus exposing the Fund to the risks of that strategy

•	investing in a fund that invests in a number of Investment Funds, resulting in investment related expenses that may be higher than if the Fund invested in only one Investment Fund

•

investing in a fund where the Portfolio Managers may receive compensation for positive performance of the relevant Investment Fund in the form of the asset-based fees, incentive fees and other expenses payable by the Fund as an investor in the relevant Investment Fund, even if the Fund’s overall returns are negative

•

investing in a fund where the Portfolio Managers make investment decisions independent of the Investment Manager and/or Sub-Advisor and each other, which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performance

•

investing in a fund many of whose assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate; the valuation of the Fund’s investments in Investment Funds is ordinarily determined based on valuations provided by their Portfolio Managers, who may face a conflict of interest as such valuations will be used to calculate fees payable to the Portfolio Manager and the Investment Manager and/or Sub-Advisor, and the price at which purchases and repurchases are made

•

investing in a fund that invests in Investment Funds that may hold a portion of their assets in “side pockets” (i.e., a sub account established by an Investment Fund in which certain assets (which generally are illiquid and/or hard to value) are held and segregated from the other assets of the Investment Fund until some type of realization event occurs), which may further restrict the liquidity of the Fund’s investments in such Investment Funds, and thus the Members’ investments in the Fund

•

investing in a fund that may not be able to vote on matters that require the approval of the investors of an underlying Investment Fund, including a matter that could adversely affect the Fund’s investment in it

•	investing in a fund that, upon its redemption of all or a portion of its interest in an Investment Fund, may receive an in kind distribution of securities that are illiquid or difficult to value

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of its investment. See “Types of Investments and Related Risks.”

Investing in the Fund will involve risks other than those associated with investments made by Investment Funds, or related to the fund of hedge funds structure. See “Other Risks.”

LEVERAGE	The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. For more details on the credit agreement, see “Credit Agreement.” Some or all of the Investment Funds may employ leverage by making margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Fund may enter into derivative and similar transactions for hedging or investment purposes that may be deemed to create leverage. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. See “Types of Investments and Related Risks – Investment-Related Risks.”

MANAGING MEMBER	MSFMM, Inc., a corporation formed under the laws of the State of Delaware, serves as the Managing Member of the Fund (the “Managing Member”). The Fund will pay and/or reimburse the Managing Member for its costs and expenses of operation in return for it serving as Managing Member. The Managing Member is not affiliated with the Investment Manager or the Sub-Advisor.

BOARD OF DIRECTORS	The Fund has a Board of Directors (each, a “Director” and, collectively, the “Board of Directors”) that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. See “Management of the Fund – Board of Directors”, “Voting” and “Appendix A.”

THE INVESTMENT MANAGER AND SUB-ADVISOR	The Investment Manager, J.P. Morgan Investment Management Inc., will be responsible for the day-to-day management of the Fund. The Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets to the Sub-Advisor, J.P. Morgan Private Investments Inc. Both the Investment Manager and the Sub-Advisor are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). See “The Investment Manager and Sub-Advisor.”

The Fund’s current investment management agreement (the “Investment Management Agreement”) with the Investment Manager, effective as of August 25, 2010 (the “Effective Date”), had an initial two-year term and provides that it will continue in effect from year to year thereafter if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Directors who are not “interested persons” as defined under Section 2(a)(19) of the 1940 Act (the “Independent Directors”). The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Fund or the Investment Manager on 60 days’ written notice.

The Investment Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Sub-Advisor, effective as of the Effective Date. The Sub-Advisory Agreement had an initial two-year term from the Effective Date. Like the Investment Management Agreement, the Sub-Advisory Agreement will continue in effect from year to year after the initial term if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Directors. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Investment Manager or the Sub-Advisor on 60 days’ written notice.

See “Investment Management Agreement and Sub-Advisory Agreement” for further discussion of these Agreements.

The Investment Manager is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase, a bank holding company. The Sub-Advisor is a wholly-owned subsidiary of JPMorgan Chase. The Investment Manager and the Sub-Advisor are located at 270 Park Avenue, New York, NY 10017.

MANAGEMENT FEE	In consideration of the advisory services provided by the Investment Manager to the Fund, the Fund pays the Investment Manager a management fee of 1.00% per year (the “Management Fee”), payable monthly at the rate of 1/12 of 1.00% of the month-end capital account balance of each Member, before giving effect to repurchases or Repurchase Fees (if any, as defined below), but after giving effect to the Fund’s other expenses. The Management Fee is an expense paid out of the Fund’s assets. The Management Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. The Investment Manager will pay a portion of the Management Fee it receives from the Fund (net of any fee waiver or expense reimbursement arrangements) to the Sub-Advisor for the provision of its sub-advisory services. See “Investment Management Agreement and Sub-Advisory Agreement.”

ADMINISTRATOR AND SUB-ADMINISTRATOR	The Fund has retained J.P. Morgan Investment Management Inc. (the “Administrator”) to provide certain administrative services to the Fund. The Administrator has, in turn, contracted with BNY Mellon Investment Servicing (U.S.) Inc. (the “Sub-Administrator”) to provide sub-administration services. In consideration of the services provided by the Administrator to the Fund, the Fund pays a monthly administration fee at the annual rate of 0.15% (the “Administration Fee”) of the month-end capital account balance of each member, before giving effect to repurchases or Repurchase Fees (if any, as defined below), but after giving effect to the Fund’s other expenses. The Administration Fee is paid out of the Fund’s assets. The Administration Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. See “Administration Fee.” The Administrator will pay a portion of the Administration Fee it receives from the Fund to the Sub-Administrator for providing its sub-administration services. See “Fund Expenses” and “Administrator and Sub-Administrator.”

ESCROW AGENT	The Fund has retained BNY Mellon Investment Servicing (U.S.) Inc. to serve as escrow agent (the “Escrow Agent”) with respect to subscription monies received from prospective investors. Fees payable to the Escrow Agent will be paid by the Fund. See “Fund Expenses” and “Escrow Agent.”

FUND ACCOUNTING AND INVESTOR SERVICES	The Fund has retained BNY Mellon Investment Servicing (U.S.) Inc. (“BNY Mellon”) to provide fund accounting and investor services. In such capacity, BNY Mellon will (1) compute and disseminate the Fund’s net asset value in accordance with the LLC Agreement, (2) maintain the register of Members of the Fund and enter on such register all issues, transfers and repurchases of Interests in the Fund and (3) perform other accounting and investor-related services as agreed upon and deemed necessary. See “Fund Expenses” and “Fund Accounting and Investor Services.” Fees paid to BNY Mellon for fund accounting and investor services will be paid by the Fund.

CUSTODIAN	The Fund has retained The Bank of New York Mellon to provide certain custodial services to the Fund (in such capacity, the “Custodian”). Fees payable to the Custodian for these services, and reimbursement for the Custodian’s out-of-pocket expenses, will be paid by the Fund. See “Fund Expenses” and “Custodian.”

PLACEMENT AGENT FEES AND INTERMEDIARY PAYMENTS

Entities may be retained by the Fund to assist in the placement of Interests. These entities (“Placement Agents” or “Intermediaries”), which may include the Investment Manager and its affiliates, will generally be entitled to receive a placement fee of up to 2.0% of the invested amount from each investor purchasing an Interest through a Placement Agent. The placement fee will be added to a prospective investor’s subscription amount; it will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived in the sole discretion of the Placement Agent. See “Subscriptions for Interests – Placement Fees.”

In addition to the placement fee, the Investment Manager and/or Sub-Advisor will pay additional compensation, out of their own funds and not as an additional charge to the Fund, to Intermediaries in connection with the sale, distribution and retention of Interests, and/or Member servicing. For example, the Investment Manager and/or Sub-Advisor may pay compensation to Intermediaries for the purpose of promoting the sale of Interests of the Fund, maintaining balances in the Fund and/or for sub-accounting, administrative or Member processing services. Such payments are made quarterly by the Investment Manager and/or Sub-Advisor. The payments made by the Investment Manager and/or Sub-Advisor will be based on the net asset value of the Fund as determined by the Investment Manager and/or Sub-Advisor. The amount of these payments is determined from time to time by the Investment Manager and/or Sub-Advisor and may be substantial.

With respect to each Intermediary that may receive such payments, these payments will be paid by the Investment Manager and/or Sub-Advisor from their own funds. A portion of this payment may be paid through to the individual professional responsible for the client relationship and/or selling the Fund. This payment may be made as long as a client of an Intermediary is invested in the Fund.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Interests in the Fund, and funds whose affiliates make similar compensation available, over sales of share of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Members maintain their assets in the Fund rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Interests of the Fund or the subscription amount that the Fund receives from an investor. Members may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Interests of the Fund. See “Subscriptions for Interests – Placement Fees.”

FUND EXPENSES

The Investment Manager and Sub-Advisor will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to their selection and monitoring of Portfolio Managers. The Fund will bear all other expenses related to its investment program. The Fund’s organizational expenses and initial offering costs have been fully amortized and expensed. See “Fund Expenses.”

The Fund, the Investment Manager, the Sub-Advisor and the Administrator have entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”), dated August 1, 2017, under which the Investment Manager, the Sub-Advisor and the Administrator have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund until August 1, 2018 (the “Waiver Period”). The Expense Limitation Agreement provides that the Investment Manager, the Sub-Advisor and the Administrator will waive their fees and/or reimburse the Fund during the Waiver Period so that the total operating expenses of the Fund in respect of such period (excluding acquired fund fees and expenses other than certain money market fund fees as described below, dividend and interest expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation and extraordinary expenses not incurred in the ordinary course of the Fund’s business (as defined below)) will not exceed 1.92% on an annualized basis of the Fund’s net assets as of the end of each month. The Investment Manager and/or the Administrator have contractually agreed to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees each collects from the affiliated money market funds on the Fund’s investment in such money market funds. After the expiration of the Waiver Period, the Fund, the Investment Manager, the Sub-Advisor and the Administrator will determine whether to renew or revise the Expense Limitation Agreement.

ALLOCATION OF GAINS AND LOSSES	At the end of each Allocation Period of the Fund, any Net Capital Appreciation or Net Capital Depreciation of the Fund (as defined in “Capital Accounts and Allocations – Allocation of Gains and Losses” below), as the case may be, is allocated to the capital accounts of all of the Members (including, as applicable, the Managing Member) in proportion to their respective opening capital account balances for such Allocation Period. Each “Allocation Period” begins immediately after the close of the preceding Allocation Period. Each Allocation Period closes on the first to occur of (1) the last day of each month, (2) the date immediately prior to the effective date of (a) the admission of a new Member or (b) an increase in a Member’s capital contribution, (3) the effective date of any repurchase of Interests, or (4) the date when the Fund dissolves.

VALUATION

The Board of Directors has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment

Fund’s valuation policies. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Certain securities and other financial instruments in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers using their own valuation methodology. Although the procedures approved by the Fund’s Board of Directors provide that the Investment Manager and/or Sub-Advisor will review the valuations provided by the Portfolio Managers to the Investment Funds, neither the Investment Manager and/or Sub-Advisor nor the Board of Directors will be able to confirm independently the accuracy of valuations provided by the Portfolio Managers (which are unaudited). Accordingly, the valuation of the Investment Funds generally will be relied upon by the Fund, even though a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager’s compensation. In addition, the net asset values or other valuation information received by the Investment Manager and/or Sub-Advisor from the Investment Funds will typically be subject to revision through the end of each Investment Fund’s annual audit. See “Types of Investments and Related Risks – Risks of Fund and Hedge Funds Structure – Valuation.”

DISTRIBUTION POLICY	The Fund does not currently intend to make periodic distributions of its net income or gains, if any, to Members. See “Other Risks.”

CONFLICTS OF INTEREST

An investment in the Fund is subject to a number of actual or potential conflicts of interest. For example, the Investment Manager, Sub-Adviser and/or their affiliates provide a variety of different services to the Fund, for which the Fund compensates them. As a result, the Investment Manager, Sub-Adviser and/or their affiliates have an incentive to enter into arrangements with the Fund, and face conflicts of interest when balancing that incentive against the best interests of the Fund. The Investment Manager, Sub-Adviser and/or its affiliates also face conflicts of interest in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Investment Manager or Sub-Adviser on behalf of the Fund. In addition, affiliates of the Investment Manager and Sub-Adviser provide a broad range of services and products to their clients, some of which will be Investment Funds, and are major participants in the global currency, equity, commodity, fixed-income and other markets in which the Fund and/or an Investment Fund invests or will invest. In certain circumstances by providing services and products to their clients, some of which will be Investment Funds, these affiliates’ activities will disadvantage or restrict the Fund and/or benefit these affiliates. The Investment Manager and/or Sub-Adviser may also acquire material non-public information which would negatively affect the Investment Manager’s and/or Sub-Adviser’s ability to transact in securities for the Fund. JPMorgan and the Fund have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate conflicts of interest. In addition, many of the activities that create these conflicts of interest are limited and/or prohibited by law, unless an exception is available. For more information about conflicts of interest, see “Conflicts of Interest”.

SUBSCRIPTIONS FOR INTERESTS	Each Member must subscribe for a minimum initial investment in the Fund of $50,000. Additional investments in the Fund must be made in a minimum amount of $25,000. The Fund may accept lesser amounts from certain investors.

The Fund may, in its discretion, repurchase the entire Interest of a Member if the Member’s capital account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $50,000.

The Fund may accept subscriptions for Interests (or subscriptions of additional capital to existing Interests) effective as of the first day of each month. References in this Confidential Private Placement Memorandum to the sale and/or purchase of an Interest or to a subscription for an Interest include the subscription of additional capital to an existing Interest. The Fund reserves the right to reject any subscription for an Interest and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

ELIGIBILITY	Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (or another category of investor to which offers and sales of securities may be made pursuant to an exemption from the registration provisions of the 1933 Act). Investors who are “accredited investors” as defined in Regulation D (or are included in such other category of investor) is referred to in this Confidential Private Placement Memorandum as “Eligible Investors.” Existing Members subscribing additional capital to their Interest will be required to qualify as “Eligible Investors” at the time of the additional subscription. The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.

TRANSFER RESTRICTIONS	An Interest held by a Member may be transferred only (1) by operation of law due to the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or (2) with the written consent of the Fund (which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances).

REPURCHASES OF INTERESTS BY THE FUND	No Member will have the right to require the Fund to redeem its Interest. Subject to a determination by the Board of Directors, as discussed below, the Fund may from time to time offer to repurchase Interests pursuant to written tenders by Members. These repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Directors, in its sole discretion. In determining whether the Fund should offer to repurchase Interests, the Board of Directors will consider the recommendations of the Investment Manager as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Investment Manager expects that it typically will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members of up to 35% of the Fund’s net assets quarterly, effective as of the last day of March, June, September and December, although there is no guarantee the Investment Manager will make such recommendation and such recommendation may be less than (or greater than) 35%. In addition, the Board of Directors may decide not to follow such recommendation. The Fund is not required to repurchase Interests and may be less likely to do so during periods of exceptional market conditions or when Investments Funds suspend redemptions.

There can be no assurance that a Member who requests the repurchase of its Interests will have such Interests repurchased. A 1.5% repurchase fee payable to the Fund (a “Repurchase Fee”) will be charged for repurchases of Members’ Interests at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of its Interest.

Approximately two months may pass between the time a Member submits a repurchase request and the effective date of the repurchase. Approximately 95% of repurchase proceeds will be paid on or before the later of (1) 45 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds. The remainder of the repurchase proceeds will be paid promptly after the completion of the annual audit of the Fund’s financial statements, which the Investment Manager anticipates will be completed within 60 days after the end of each fiscal year.

The LLC Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Fund has the right to repurchase Interests of Members if the Fund determines that the repurchase is in the best interests of the Fund or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Interests – No Right of Redemption” and “ – Repurchases of Interests.”

SUMMARY OF TAXATION	The Fund intends to operate as a partnership for tax purposes and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Fund should not be subject to U.S. federal income tax, and each Member will be required to report on its own annual tax return the Member’s distributive share of the Fund’s taxable income or loss. If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax, and any distributions of profits from the Fund would be treated as dividends. See “Tax Aspects.”

ERISA CONSIDERATIONS	Investors that are employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and entities whose underlying assets include plan assets by reason of an investment in the entity by such employee benefit plan or plan, may purchase Interests in the Fund. The Fund’s assets will not be deemed to be “plan assets” for purposes of ERISA. Prospective investors that are Plans (as defined below) will be required to make certain representations. See “ERISA Considerations.”

REPORTS TO MEMBERS

The Fund will furnish to Members as soon as practicable after the end of each taxable year information as is required by law to assist the Members in preparing their tax returns. A Portfolio Manager’s delay in providing this information could delay the Fund’s preparation of tax information for investors, and Members that are U.S. taxpayers should be prepared to file for an extension of the time to file their tax returns. The Fund will send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the

Fund’s operations during each quarter as well as monthly updates. See “Types of Investments and Related Risks – Risks of Fund of Hedge Funds Structure.”

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.

FISCAL YEAR; TAXABLE YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31. For tax purposes, the Fund’s taxable year will be the 12-month period ending December 31 of each year unless otherwise required by applicable law.

SUMMARY OF FEES, ALLOCATIONS AND EXPENSES

The following table illustrates the fees and expenses that the Fund expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION FEES
Maximum placement fee (percentage of purchase amount)	2.00	%(1)
Maximum repurchase fee (percentage of amount repurchased)	1.50	%(2)
ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)
Management Fee (to the Investment Manager)	1.00	%(3)
Administration Fee (to the Administrator)	0.15%
Interest Payments on Borrowed Funds/Credit Facility Fee	0.10	%(4)
Other Expenses	0.16	%(5)
Acquired Fund Fees and Expenses	3.76	%(6)

Total Annual Fund Expenses	5.17%
Fee Waivers and/or Expense Reimbursements	(0.02)	%(7)

Total Annual Fund Expenses After Fee Waivers and Expense Reimbursements	5.15%

(1)	In connection with initial and additional investments, investors may be charged placement fees (sales commissions) of up to 2.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and will be in addition to an investor’s investment in the Fund. See “Subscriptions for Interests – Placement Fees.”
(2)	A 1.5% redemption fee or “repurchase” fee payable to the Fund will be charged for the repurchase of a Member’s Interest at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Interest. See “Redemptions, Repurchases and Transfers of Interests – Repurchases of Interests.”
(3)	The Management Fee is payable at a rate of 1/12 of 1.00% of the month-end capital account balance of each Member, before giving effect to repurchases or Repurchase Fees (if any), but after giving effect to the Fund’s other expenses. See “Summary of Terms – Management Fee.”
(4)	From time to time, the Fund may borrow cash under a credit agreement for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes. Interest, which is calculated based on any outstanding balance, is payable monthly. The Fund also pays a monthly fee on the unused amount on the line of credit. See “Credit Agreement.”
(5)	“Other Expenses” includes professional fees and other expenses that the Fund bears directly, including fees and expenses paid to the Escrow Agent, Managing Member, BNY Mellon and the Custodian.
(6)	The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees/allocations of the Investment Funds in which the Fund invests for the fiscal year ended March 31, 2017. The operating expenses of the Investment Funds consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. The agreements related to investments in Investment Funds provide for compensation to the Portfolio Managers and/or Investment Funds’ managers/general partners in the form of management fees generally ranging from 1% to 3% annually of net assets and performance incentive fees/allocations generally ranging from 20% to 30% of net profits earned. Fees and expenses of Investment Funds are based on historic fees and expenses. Future Investment Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Investment Funds, which may fluctuate over time.
(7)

Pursuant to an Expense Limitation Agreement dated August 1, 2017, the Investment Manager, the Sub-Advisor and the Administrator have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund during the Waiver Period. The Expense Limitation Agreement provides that the Investment Manager, the Sub-Advisor and the Administrator will waive their fees and/or reimburse the

Fund during the Waiver Period so that the Fund’s total operating expenses in respect of such period (excluding acquired fund fees and expenses other than certain money market fund fees as described below, dividend and interest expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation and extraordinary expenses not incurred in the ordinary course of the Fund’s business) will not exceed 1.92% on an annualized basis of the Fund’s net assets as of the end of each month. The Investment Manager and/or the Administrator have contractually agreed to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees each collects from the affiliated money market funds on the Fund’s investment in such money market funds. After the expiration of the Waiver Period, the Fund, the Investment Manager, the Sub-Advisor and the Administrator will determine whether to renew or revise the Expense Limitation Agreement.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. For a more complete description of the various direct fees and expenses of the Fund, see “Fund Expenses,” “Investment Management Agreement and Sub-Advisory Agreement,” “Administrator and Sub-Administrator,” “Escrow Agent,” “Fund Accounting and Investor Services,” “Custodian” and “Subscriptions for Interests.”

The Example below is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. Different rates of return than that used in the Example could increase certain fees and expenses paid by the Fund.

EXAMPLE:

You would pay the following direct and indirect fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$70(1)	$171(1)	$272(1)	$522(1)
(1)	This amount assumes the payment of the maximum placement fee of 2.0%.

THE FUND

The Fund, which is registered under the 1940 Act as a closed-end, non-diversified management investment company, was organized as a limited liability company under the laws of the State of Delaware on April 6, 2004. The Fund’s principal office is located at 270 Park Avenue, New York, NY 10017, and its telephone number is (800) 480-4111. Investment advisory services will be provided to the Fund by the Investment Manager, J.P. Morgan Investment Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of JPMorgan Chase, pursuant to the Investment Management Agreement, and by the Sub-Advisor, J.P. Morgan Private Investments Inc., a corporation organized under the laws of the State of Delaware and an affiliate of JPMorgan Chase and the Investment Manager, pursuant to the Sub-Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See “Management of the Fund – Board of Directors” and “Appendix A.”

USE OF PROCEEDS

The proceeds from the sale of Interests, not including the amount of any placement fees paid by investors and net of the Fund’s fees and expenses, will be invested by the Fund to pursue its investment program and objectives as soon as practicable, consistent with market conditions and the availability of suitable investments, after the closing of any offering.

STRUCTURE

The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” or a “hedge fund,” with those of a registered closed-end investment fund. The Fund is similar to a private investment fund in that it will be actively managed and Interests will be sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the Portfolio Managers of the Investment Funds in which the Fund invests will typically be entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Fund, as a registered closed-end investment fund, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that desire to invest in a portfolio of private investment funds to do so without making the more substantial capital commitment that would be required to invest directly in multiple private investment funds and without subjecting the Fund to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT OBJECTIVE AND STRATEGY

The Fund’s investment objective is to generate consistent capital appreciation over the long term, with relatively low volatility and a low correlation with traditional equity and fixed-income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected Investment Funds that are managed by experienced Portfolio Managers who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. Investment Funds generally pursue “absolute return” in that they seek to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets. Additionally, from time to time, the Fund may use derivative instruments, such as total return swaps, structured notes or other structured products, to gain exposure to the returns of Investment Funds or otherwise seek to replicate exposure to Investment Funds or Investment Fund strategies. The Fund may invest, to a limited extent, in registered investment companies, including exchange-traded funds. The Fund is commonly referred to as a “fund of hedge funds.” There can be no assurance that the Fund will achieve its investment objective.

Investment Funds typically offer their interests privately without registration under the 1933 Act, in large minimum denominations (often at least $1 million). Investment Funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

At present, there are a number of Portfolio Managers whose services are not generally available to the investing public. These Portfolio Managers employ a wide variety of investment strategies and techniques within vehicles often referred to as hedge funds. By investing through a range of vehicles that employ a wide variety of investment strategies and techniques, the Investment Manager and/or Sub-Advisor will seek to provide investors with access to the varied skills and expertise of these managers while at the same time attempting to lessen the risks and volatility associated with investing through any single manager. The Fund also enables investors to avoid, to a significant extent, the high minimum investment requirements typically imposed on individual investors by Portfolio Managers.

It is the responsibility of the Investment Manager and/or Sub-Advisor to research and determine the identity of the Portfolio Managers, to satisfy itself as to the suitability of the terms and conditions of the investment funds they manage (or, when relevant, negotiate the respective investment advisory agreements), to monitor the performance of the Portfolio Managers and to allocate and reallocate the Fund’s assets among Portfolio Managers subject to the policies and control of the Board of Directors.

The Fund’s portfolio manager determines the asset allocation for the Fund among Investment Funds and other investments. Investment Funds available for investment are reviewed by the Manager Selection and Hedge Fund Due Diligence Teams of J.P. Morgan Private Bank (“Due Diligence Teams”). The Due Diligence Teams are responsible for researching and selecting prospective Investment Funds and conducting reviews of Investment Funds. The Fund’s portfolio manager selects what he or she believes to be the optimal combination of an array of Investment Funds and financial instruments. The Fund’s portfolio manager may also consider other factors, including but not limited to: (a) manager capacity; (b) investment guidelines; and/or (c) Fund-specific constraints. Selection is not based solely on performance relative to peers, or benchmarks within a calendar year or periods shorter than a market cycle. The Fund’s portfolio manager may assign different weights to any factor and generally no single factor determines whether the Fund’s portfolio manager selects a particular Investment Fund or financial instrument. All Investment Funds selected by the Fund’s portfolio manager are subject to the due diligence process described below.

Due Diligence

The Due Diligence Teams search for, monitor and reevaluate traditional and alternative asset managers through extensive due diligence processes. The Fund’s portfolio manager selects from a pool of investments that has been identified and vetted by the Due Diligence Teams. The Due Diligence Teams will begin the search process by defining an applicable universe of managed strategies. The Due Diligence Teams utilize both quantitative and qualitative assessments during their initial review process, with a goal of identifying top-tier managers. The Due Diligence Teams are also responsible for monitoring approved Investment Funds as part of their ongoing review process.

Approval of Investment Funds

Following their review, the Due Diligence Teams may recommend particular Investment Funds to an internal committee of J.P. Morgan Private Bank, the Investment Review Committee (“IRC”). The IRC is responsible for approving or rejecting Investment Funds that are recommended by the Due Diligence Teams to the IRC and is expected to consider various factors during its review and approval process. These factors include, but are not limited to: (a) an analysis of the manager’s overall investment opportunity; (b) investment thesis; (c) track record; (d) performance; (e) terms of the Investment Fund; (f) reputational risk; (g) potential for conflicts of interest; and (h) regulatory issues. The IRC may assign different weights to any factor and generally no single factor determines whether an Investment Fund passes the initial screening process, but Investment Funds may be eliminated because of a single factor. Selection is not solely based on performance relative to peers or benchmarks within a calendar year or periods shorter than a market cycle.

Ongoing Review

Generally on a quarterly basis, all Investment Funds that have been reviewed by the Due Diligence Teams are subject to review by a different committee, the Investment Performance Governance Committee (“IPG”), an internal committee of J.P. Morgan Private Bank. As part of its ongoing monitoring and oversight responsibilities, the IPG decides whether or not to maintain the ability of the Fund’s portfolio manager to allocate assets to Investment Funds. The Due Diligence Teams may make recommendations in this regard, applying the factors described above. The factors considered by the IPG include, but are not limited to: (a) changes in the portfolio management team; (b) significant underperformance; (c) discovery of material operational risks; (d) changes in investment thesis; (e) terms of the Investment Fund; (f) reputational risk; (g) potential for conflicts of interest; and (h) regulatory issues. The IPG may assign different weights to any factor and generally no single factor determines whether to maintain the ability of the Fund’s portfolio manager to allocate assets to an Investment Fund.

Portfolio Managers are compensated or receive allocations on terms that may include fixed and/or performance-based fees or allocations. Generally, fixed fees, if applicable, range from 1% to 3% (annualized) of the average value of the Fund’s investment, and performance fees or allocations range from 20% to 30% of the capital appreciation in the Fund’s investment for the year.

Subject to the 1940 Act, and any interpretations of that Act, the Investment Manager and/or Sub-Advisor may invest in one or more Investment Funds through an intermediate entity in which other accounts or funds managed by the Investment Manager or Sub-Advisor may have an interest or allocate portions of the Fund’s assets to Portfolio Managers affiliated with the Investment Manager and/or Sub-Advisor, but not on terms more favorable to such affiliates than could be obtained through arm’s-length negotiation.

The identity and number of Investment Funds may change over time. The Investment Manager and/or Sub-Advisor may withdraw from or invest in different Investment Funds and terminate and enter into new investment advisory agreements without prior notice to or the consent of the Members. The Investment Manager and Sub-Advisor reserve the right to alter or modify some or all of the Fund’s investment strategies and allocations to Investment Funds in light of available investment opportunities and to take advantage of changing market conditions, in cases in which the Investment Manager and Sub-Advisor conclude that such alterations or modifications are consistent with the Fund’s investment objective, subject to what the Investment Manager and Sub-Advisor consider an acceptable level of risk.

While the Fund’s investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager and/or Sub-Advisor will seek to allocate the Fund’s holdings among a number of Investment Funds and investment strategies. The strategies currently include the broad categories that are described generally below. The Investment Manager and/or Sub-Advisor may add, delete or modify such categories of investment strategies at its discretion.

Long/Short Equities:	Portfolio Managers utilizing this strategy primarily make long and short investments in equity securities that are deemed by the Portfolio Managers to be under or overvalued. The Portfolio Managers typically do not attempt to neutralize the amount of long and short positions (i.e., they will be net long or net short). The Portfolio Managers may specialize in a particular industry or may allocate holdings across industries. Although the strategy is more commonly focused on U.S. markets, a growing number of Portfolio Managers invest globally. Portfolio Managers in this strategy usually employ a low to moderate degree of leverage (typically up to 200%).

Relative Value:

Portfolio Managers utilizing this strategy make simultaneous purchases and sales of similar securities to exploit pricing differentials or have long exposure in non-equity oriented beta opportunities (such as credit). Non-equity oriented beta opportunities include primarily long investments focused on relative value opportunities within a particular asset class. The Portfolio Managers utilizing relative value strategies attempt to neutralize long and short positions to minimize the impact of general market movements. Different relative value strategies include:

•    convertible bond arbitrage - a strategy that aims to capitalize on mispricing between a convertible bond and its underlying stock;

•    statistical arbitrage - a profit opportunity arising from pricing inefficiencies between securities, identified through mathematical modeling techniques;

•    pairs trading - a strategy of matching a long position with a short position in two stocks of the same sector to create a hedge against a sector and the overall market that the two stocks are in;

•    yield curve arbitrage - a strategy seeking to profit from shifts in the yield curve by taking long and short positions in securities of various maturities; and

•    basis trading - a strategy that attempts to profit from the relationship between a derivative and its reference security.

The types of instruments traded vary considerably depending on the Portfolio Manager’s relative value strategy. Because the strategy attempts to capture relatively small mis-pricings between two related securities, moderate to substantial leverage is often employed to produce attractive rates of return (typically up to 500%).

Opportunistic/Macro:	Portfolio Managers utilizing this strategy invest in a wide variety of instruments using a broad range of strategies, often assuming an aggressive risk posture, typically with a low correlation to other strategies. Most Portfolio Managers utilizing this strategy rely on a combination of macro-economic models and fundamental research to invest across countries, markets, sectors and companies, and have the flexibility to invest in numerous financial instruments. Futures and options are often used for hedging and speculation in order to quickly position a portfolio to profit from changing markets. The use of leverage varies considerably.

Event Driven:	Portfolio Managers utilizing this strategy invest in securities of companies in financial difficulty, reorganization or bankruptcy, involved in mergers, acquisitions, restructurings, liquidations, spin-offs, or other special situations that alter a company’s financial structure or operating strategy, nonperforming and sub-performing bank loans, and emerging market debt. The Portfolio Managers differ in their preference for actively participating in the workout and restructuring process and the extent to which they use leverage. Risk management and hedging techniques are typically employed by these Portfolio Managers to protect the portfolio from deals that fail to materialize. In addition, accurately forecasting the timing of a transaction is an important element affecting the realized return. The use of leverage varies.

Although the Investment Manager and/or Sub-Advisor may utilize Portfolio Managers employing one or more of the strategies noted above, the Investment Manager and/or Sub-Advisor will not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy or investment. In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund’s investment objective. The Investment Manager and/or Sub-Advisor generally will seek (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than approximately 15% of the Fund’s total assets with any single Portfolio Manager (although it may deviate from either or both of such guidelines from time to time). The Fund will generally limit its investments in the outstanding voting securities of any one Investment Fund to less than 5%. The Investment Manager and/or Sub-Advisor may invest the Fund’s assets in any type of instrument it deems appropriate to fulfill the investment objective of the Fund as described in this Confidential Private Placement Memorandum. The Investment Manager and/or Sub-Advisor may also invest the Fund’s assets in any type of instrument at any time for the purpose of hedging currency risk when the Fund makes an investment in an Investment Fund or directly in securities denominated in a currency other than the U.S. dollar.

Portfolio Managers are permitted to utilize certain financial instruments and specialized techniques such as forward currency exchange contracts (“forward contracts”) and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. When Portfolio Managers determine that such an investment policy is warranted, they may invest, without limitation, in cash and cash equivalents.

The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. For more details on the credit agreement, see “Credit Agreement.” The Fund may enter into derivative or similar transactions for hedging or investment purposes that may be deemed to create leverage. The Investment Manager does not currently anticipate that the Fund will otherwise engage directly in transactions involving leverage to a significant extent. Generally, Portfolio Managers will be permitted to borrow.

The Investment Manager and/or Sub-Advisor may invest the Fund’s cash balances in any instruments it deems appropriate, including, but not limited to, shares of one or more affiliated money market funds. Except as otherwise described herein, any income earned from such investments is reinvested by the Fund in accordance with the Fund’s investment program.

The Fund’s investment program entails a number of risks. There can be no assurance that the investment objectives of the Fund will be achieved, and results may vary substantially over time. Portfolio Managers may consider it appropriate, subject to applicable regulations, to utilize certain financial instruments and specialized techniques such as, forward and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. Such investment techniques can, in certain circumstances, maximize the adverse impact to which the Fund’s investment portfolio may be subject. See “Types of Investments and Related Risks.”

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Fund’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds and other investments in which the Fund invests. Discussed below are the investments the Investment Manager and Sub-Advisor anticipate will generally be made by Investment Funds and the principal risks that the Investment Manager and Sub-Advisor believe are associated with those investments. To the extent the Fund makes such investment directly, the same risks would apply. These risks will, in turn, have an effect on the Fund.

Investment-Related Risks

General Economic and Market Conditions. The success of the Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Fund’s investments. Unexpected volatility or liquidity could impair the Fund’s profitability or result in its suffering losses.

Highly Volatile Markets. The prices of securities and commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which an Investment Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

The Fund may take a position in Investment Funds that invest in the publicly traded and privately placed equity or other securities of companies in the information technology and Internet sectors. These investments are subject to inherent market risks and fluctuations as a result of fund earnings, economic conditions and other factors beyond the control of the Investment Manager or Sub-Advisor. The public equity markets have experienced significant price volatility, especially in the technology sector.

Risks of Securities Activities. All securities investing and trading activities risk the loss of capital. Although the Investment Manager and/or Sub-Advisor will attempt to moderate these risks, no assurance can be given that the Fund’s investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Investment Manager and Sub-Advisor believe are associated with the Investment Funds’ styles of investing, although it is possible that an Investment Fund will make an investment that is not described below:

Investment Style Risk. The Investment Manager and/or Sub-Advisor allocate the Fund’s holdings among Investment Funds which follow various investment strategies. See “Investment Objective and Strategy.” Different types of investment styles tend to shift into and out of favor with investors depending on market and economic conditions. The returns from Investment Funds which follow one investment strategy may at times be better or worse than the returns from Investment Funds which follow other types of investment strategies. If the Fund does not allocate an appropriate proportion of its assets to Investment Funds which follow strategies which are in favor among investors, the Fund’s returns may underperform accordingly. Various types of investment strategies go through cycles of performing better or worse than the stock or bond market in general. There is no assurance that the Fund will be able to reallocate its investments among Investment Funds to match the Fund’s investments to investment styles which are in favor at any given moment. At any time, the performance of the Fund may thus be better or worse than the performance of funds that have a different investment style or a specific investment style which they follow consistently rather than attempting to allocate between different styles.

Equity Securities. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See “Smaller Capitalization Issuers” and “Non-U.S. Securities.”

Bonds and Other Fixed Income Securities. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk ). Given that the Federal Reserve has begun to raise interest rates, Investment Funds may feel a heightened level of interest rate risk.

Investment Funds may invest in both investment grade debt securities and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Short Sales. A short sale involves the sale of a security that the seller does not own in the hope of purchasing the same security (or security exchangeable for that security) at a later date at a lower price. To make delivery to the buyer, the seller must borrow the security and is obligated to return the security to the lender, which is accomplished by a later purchase of the security. In the United States, when a short sale is made, the seller must leave the proceeds of the sale with the broker and deposit with the broker an amount of cash or U.S. Government securities sufficient under current margin regulations to collateralize its obligation to replace the borrowed securities that have been sold.

An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Manager’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the risk that an unlimited increase in the market price of the security can result in an inability to cover the short position and, in turn, a theoretically unlimited loss. There is the risk that the securities borrowed by an Investment Fund in connection with a short sale would need to be returned to the securities lender on little notice. If such request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a “short squeeze” can occur, wherein the Investment Fund might be compelled, at a disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the proceeds received earlier.

An Investment Fund may make “short sales against-the-box,” in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in-kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

In September 2008, in response to spreading turmoil in the financial markets, the SEC temporarily banned short selling in the stocks of numerous financial services companies, and also promulgated new disclosure requirements with respect to short positions held by investment managers. The SEC’s temporary ban on short selling of such stocks has since expired, but should similar restrictions and/or additional disclosure requirements be promulgated, especially if market turmoil occurs, the Fund may be forced to cover short positions more quickly than otherwise intended and may suffer losses as a result. Such restrictions may also adversely affect the ability of the Fund and/or an Investment Fund (especially if an Investment Fund utilizes short selling as a significant portion of its investment strategy) to execute its investment strategies generally. The SEC adopted amendments to Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that restrict the ability to engage in a short sale at a price that is less than or equal to the current best bid if the price of the covered security has decreased by 10% or more from the covered security’s closing price as of the end of the prior day (“a short sale-related circuit breaker”).

Mortgage-Backed Securities. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Fund in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities, which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Mortgage-backed securities are also subject to the risk of delinquencies on mortgage loans underlying such securities. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to the Fund. See “Types of Investments and Related Risks – Investment-Related Risks – Highly Volatile Markets” and “Types of Investments and Related Risks – Risks of Fund of Hedge Funds Structure – Valuation.”

Non-U.S. Securities. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares, each of which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S.

over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

Foreign Currency Transactions. The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve an Investment Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. An Investment Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Investment Fund has contracted to receive in the exchange. A Portfolio Manager’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

An Investment Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund’s investment objective, such as when the Portfolio Manager to a fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s investment portfolio. Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Concentration of Investments; Non-diversified Portfolios. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Investment Funds also may be considered to be non-diversified and invest without limit in a single issuer. As a result of any such concentration of investments or non-diversified portfolios, the portfolios of such Investment Funds are subject to greater volatility than if they had non-concentrated and diversified portfolios. Those Investment Funds that concentrate their investments in a specific industry or sector may be subject to additional risks with respect to those investments, which risks may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

Smaller Capitalization Issuers. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are less liquid and traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund’s investment in any instrument may not be subject to any minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade, which may result in the Fund’s experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status. The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Fund will, however, endeavor to limit investments in any single Investment Fund to 15% of the Fund’s total assets (measured at the time of purchase). The Investment Manager and Sub-Advisor believe that this approach helps to reduce the Fund’s overall investment risk.

Leverage. The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. Some or all of the Investment Funds may employ leverage by making margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Fund may enter into derivative and similar transactions for hedging or investment purposes that may be deemed to create leverage. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness (200% with respect to the outstanding amount of preferred shares issued by such investment company), including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the amounts borrowed and assets acquired with amounts borrowed) and the value of the investment company’s outstanding preferred shares may not exceed one-half the value of its total assets (including the assets purchased with the proceeds of the preferred shares). This limit does not apply to the Investment Funds so that the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

Repurchase and Reverse Repurchase Agreements. Repurchase and reverse repurchase agreements involve a sale or purchase of a security by an Investment Fund to or from a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase or sell the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a repurchase or reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Repurchase and reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.

Purchasing Initial Public Offerings. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Derivatives. The Fund, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions (“derivatives”). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Fund or the Fund as a whole. Derivatives permit a Portfolio Manager or the Investment Manager and/or Sub-Advisor to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Fund or the Fund. The Investment Manager’s and/or Sub-Advisor’s use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

If an Investment Fund or the Fund invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Fund or result in a loss. An Investment Fund or the Fund also could experience losses if derivatives are poorly correlated with its other investments, or if the Investment Fund or the Fund is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund or Investment Fund to sell or otherwise close a derivatives position could expose the Fund or Investment Fund to losses and could make derivatives more difficult for the Fund or Investment Fund to value accurately.

Options and Futures. The Fund and the Investment Funds may utilize options and futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities or commodity exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or the Investment Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, either the Fund or any Investment Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

The Fund and the Investment Funds may purchase call and put options on specific securities, commodities, or futures contracts and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Fund or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security, commodity, or futures contract. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security, commodity, or futures contract or to possible continued holding of a security, commodity, or futures contract that might otherwise have been sold to protect against depreciation in the market price of the security, commodity, or futures contract. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security, commodity, or futures contract while depriving the seller of the opportunity to invest the segregated assets.

The Fund and the Investment Funds may close out a position when writing options by purchasing an option on the same security, commodity, or futures contract with the same exercise price and expiration date as the option that it has previously written on the security, commodity, or futures contract. In such a case, the Fund or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Fund or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the Commodity Futures Trading Commission (the “CFTC”).

Engaging in transactions in futures contracts involves risk of loss to the Fund or the Investment Fund that could adversely affect the value of the Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund or the Investment Funds to substantial losses. Successful use of futures also is subject to the Investment Manager’s, Sub-Advisor’s or a Portfolio Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the SEC and its staff may require the Investment Manager or Sub-Advisor to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Investment Manager’s or Sub-Advisor’s ability otherwise to invest those assets.

Call and Put Options on Securities Indices. The Fund or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Fund or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Investment Manager’s, Sub-Advisor’s or a Portfolio Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a fund. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. The Fund or an Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by the Fund or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Fund or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Fund’s or the Investment Fund’s risk of loss consists of the net amount of payments that the Fund or the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by a Portfolio Manager in whose Investment Fund the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives as described above is unclear. Swap agreements and other derivatives used in this manner may be treated as a “constructive ownership of the reference property,” which may result in a portion of any long-term capital gain being treated as ordinary income.

The Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid securities to avoid any potential leveraging of the Fund. To the extent that the Fund’s derivatives are entered into for hedging purposes, the Investment Manager believes that such obligations do not constitute “senior securities” under the 1940 Act and, accordingly, will not treat them as being subject to the Fund’s borrowing restrictions.

Structured Note Risk. The Fund or certain of the Investment Funds may invest in commodity, currency, equity, and fixed income linked structured notes. Commodity linked structured notes provide exposure, which may include long and/or short exposure, to the investment returns of “real assets” (i.e., assets that have tangible properties such as oil, gold and silver) that trade in the commodities markets without investing directly in physical commodities. The performance of these notes is determined by the price movement of the commodities underlying the note. Currency-linked structured notes provide exposure to the investment returns of currencies. Equity linked notes provide exposure, which may be long and/or short exposure, to equities and global equity indices. The performance of equity linked notes will be based on the performance of the underlying equity or equity index as defined by the structure payoff profile. Fixed income structures have performance linked to the value of underlying fixed income indices. Fixed income structured notes performance will be based on the underlying fixed income index as defined by the structure payoff profile. Structured notes are typically privately negotiated transactions between two or more parties. The fees associated with a structured note, which are embedded in the price of the structured note paid by the Fund or an Investment Fund, may lead to increased tracking error. The Fund or the Investment Fund also bears the risk that the issuer of the structured note will default or become bankrupt. The Fund or the Investment Fund bears the risk of the loss of its principal investment and periodic payments expected to be received for the duration of its investment in the structured notes. In addition, a highly liquid secondary market may not exist for the structured notes, and there can be no assurance that one will develop. The lack of a highly liquid secondary market may make it difficult for the Fund or an Investment Fund to sell the commodity, currency, equity and fixed income linked structured notes it holds at an acceptable price or accurately value them. Structured notes are synthetic instruments and the Fund and Investment Funds have no claim to the underlying reference asset.

Registered Investment Company Securities. Registered investment company securities are securities of open-end and closed-end registered investment companies, including exchange-traded funds. The Fund may invest in registered investment company securities as may be permitted by (i) the 1940 Act; (ii) the rules and regulations promulgated by the SEC under the 1940 Act; or (iii) an exemption or other relief applicable to the Fund from provisions of the 1940 Act. The 1940 Act generally prohibits a registered investment company from acquiring more than 3% of the outstanding voting shares of a registered investment company and limits such investments to no more than 5% of a portfolio’s total assets in any one registered investment company, and no more than 10% in any combination of registered investment companies. To the extent the Fund invests a portion of its assets in registered investment company securities, those assets will be subject to the risks of the purchased registered investment company’s portfolio securities, and a Member will bear not only his proportionate share of the expenses of the Fund, but also, indirectly the expenses of the purchased registered investment company.

To the extent permitted by applicable law, the Fund may invest some or all of its short term cash investments in one or more affiliated money market funds. In connection with any such investments, the Fund, to the extent permitted by the 1940 Act, will pay its share of all expenses (other than advisory and administrative fees) of a money market fund in which it invests, which may result in the Fund bearing some additional expenses.

Exchange-Traded Funds (“ETFs”). The Fund may invest in shares of various ETFs, including exchange-traded index and bond funds. Exchange-traded index funds seek to track the performance of various securities indices. Shares of ETFs have many of the same risks as direct investments in common stocks or bonds. The Fund is subject to the risks associated with the ETF’s investments. In addition, their market value is expected to rise and fall as the value of the underlying index or bond rises and falls. The market value of an ETF’s shares may differ from its net asset value. In addition, ETFs may trade at a price above (premium) or below (discount) their net asset value, especially during periods of significant market volatility or stress, causing investors to pay significantly more or less than the value of the ETF’s underlying portfolio. As a shareholder in an ETF (as with other investment companies), the Fund would bear its ratable share of that entity’s expenses. At the same time, Members would continue to pay Fund investment management fees and other expenses. As a result, Members, in effect, will be absorbing duplicate levels of fees with respect to investments in ETFs.

Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund. Under the 1940 Act, loans of portfolio securities held directly by the Fund may not exceed 33-1/3% of the value of the Fund’s total assets (including all assets received as collateral for the loans).

When-Issued and Forward Commitment Securities. Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund.

When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Fund or by a Separately Managed Account, will be subject to the Fund’s limitation on indebtedness unless, at the time the transaction is entered into, the Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Fund may incur a loss.

Restricted and Illiquid Investments. Although the Investment Manager and Sub-Advisor anticipate that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid, including “side pocket” investments. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. “Side pockets” may be created by an Investment Fund in order to accommodate illiquid investments prior to the time when they are either sold or become readily marketable. If a side pocket is created, an allocable portion of the interests held by investors in the Investment Fund typically will be converted at net asset value to a separate class of interest in the Investment Fund corresponding to the underlying investment in the side pocket. New investors in the Investment Fund generally will not receive any interest issued in connection with pre-existing side pocket investments.

Side pocket investments will generally be carried on the books of the Investment Funds (and consequently on the books of the Fund) at fair value (which may be cost) as determined by the Portfolio Managers. There is no guarantee that fair value will represent the value that will be realized by an Investment Fund on the eventual disposition of the side pocket investment or that would, in fact, be realized upon its immediate disposition. If an investor, such as the Fund, were to redeem its interest in an Investment Fund that makes side pocket investments, the Fund would typically remain exposed to the risk of loss on its indirect interest in any side pocket until such investments were realized or deemed realized. Management fees, performance fees and other expenses of the Investment Fund would typically continue to accrue until the side pocket investment is realized or deemed realized. If the proceeds from the disposition of a side pocket investment were insufficient to cover any accrued expenses, such accrued expenses might be borne disproportionately by other investors in such Investment Fund, including the Fund. Upon complete redemption or withdrawal from an Investment Fund, distribution of amounts attributable to side pockets may be postponed pending the realization of such investment or the date when they become readily marketable. Upon realization, the interest of investors attributable to such side pocket will generally be redeemed by the Investment Fund at the current fair market value, and the proceeds generally will either be applied to purchase a corresponding non-side pocket interest in the Investment Fund at net asset value or paid out to such investors in cash (or, in certain circumstances, in kind).

When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time it may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when it decided to sell. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Fund’s interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund’s ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, assess fees for withdrawals or limit liquidity with respect to the Fund’s interest in side pocket investments. In addition, an Investment Fund may enter into separately negotiated arrangements (“side letters”) with certain investors, pursuant to which the Investment Fund may grant such investors the right to liquidate some or all of their interests with fewer restrictions than those applicable to other investors. While the Fund will attempt to obtain the most favorable terms available for its investment in an Investment Fund, there can be no assurance that the Fund will be able to obtain terms which are equal to an Investment Fund’s other investors. If the Fund is not able to obtain similar terms with respect to its investments in an Investment Fund, the Fund may be less able to liquidate its interest in such Investment Fund than other Investment Fund investors who have obtained such terms, and the Fund may thus be disadvantaged relative to such other investors as a result. The lack of liquidity of these Investment Funds’ interests may adversely affect the Fund were the Fund to have to sell or redeem interests at an inopportune time.

Counterparty Credit Risk. Many of the markets in which the Fund and the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Fund or an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Fund or Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Fund.

Risks of Fund of Hedge Funds Structure

The Investment Funds will not be registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Investment Manager and/or Sub-Advisor will receive information from each Investment Fund regarding its investment performance and investment strategy, the Investment Manager or Sub-Advisor may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Investment Manager or Sub-Advisor, which may involve risks under some market conditions that are not anticipated by the Investment Manager or Sub-Advisor. The performance of the Fund depends on the success of the Investment Manager and/or Sub-Advisor in selecting Investment Funds for investment by the Fund and the allocation and reallocation of Fund assets among those Investment Funds. Past results of Portfolio Managers selected by the Investment Manager and/or Sub-Advisor are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

For the Fund to complete its tax reporting requirements and for the Fund to provide an audited annual report to Members, it must receive timely information from the Investment Funds. An Investment Fund’s delay in providing this information could delay the Fund’s preparation of tax information for investors, which could require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund’s annual report.

Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Fund generally. As a result, a Portfolio Manager with positive performance may receive compensation from the Fund, as an investor in an underlying Investment Fund, and indirectly from its Members, even if the Fund’s overall returns are negative. Investment decisions of the Investment Funds are made by the Portfolio Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Fund’s directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Fund from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

Investment Funds may permit or require that redemptions of interests be made in-kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. This would be especially likely in times of general market turmoil and/or times in which the market for certain types of securities held by such Investment Fund is disrupted. In such a case, the Investment Manager or Sub-Advisor would seek to cause the Fund to dispose of these securities in a manner that is in the best interests of the Fund, but there can be no assurance that the Investment Manager or Sub-Advisor will be able to do so in a timely or efficient manner. See “Types of Investments and Related Risks – Investment Related Risks – Restricted and Illiquid Investments.”

The Fund may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Investment Manager or Sub-Advisor to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

Other risks that the Investment Manager and Sub-Advisor believe are associated with the Fund’s fund of hedge funds investment approach include:

Valuation. As the Investment Manager, Sub-Advisor and the Board of Directors anticipate that market prices will not be readily available for most Investment Funds in which the Fund invests, the Fund’s valuation procedures provide that the fair value of the Fund’s investments in Investment Funds ordinarily will be the value determined for each Investment Fund in accordance with the Investment Fund’s valuation policies and provided to the Fund by the Investment Fund’s Portfolio Manager or administrator. Although the Investment Manager and/or Sub-Advisor will review the valuation procedures used by the Portfolio Managers, the Investment Manager, Sub-Advisor and the Board of Directors will have little or no means of independently verifying valuations of the Investment Funds provided to the Fund. In calculating its net asset value, although the Fund will review other relevant factors, the Fund will rely significantly on values of Investment Funds that are reported by the Investment Funds themselves. The Fund does not have information about the securities in which the Investment Funds invest or their valuation. See “Net Asset Valuation.”

Securities Believed to Be Undervalued or Incorrectly Valued. Securities that a Portfolio Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Portfolio Manager anticipates.

Dilution. If a Portfolio Manager limits the amount of capital that may be contributed to an Investment Fund by the Fund, additional sales of Interests of the Fund will dilute the participation of existing Members in the returns to the Fund from the Investment Fund.

Fees and Expenses of Investment Funds. By investing in the Investment Funds indirectly through the Fund, an investor bears a portion of the Management Fee, the Administration Fee and other expenses of the Fund, and also indirectly bears a portion of the asset-based fees, performance allocations and other expenses borne by the Fund as an investor in the Investment Funds. An investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Investment Funds.

Turnover. The Fund’s activities involve investment in the Investment Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Fund will have no control over this turnover. As a result of this turnover, it is anticipated that the Fund’s income and gains, if any, will be primarily derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Fund from an Investment Fund could involve expenses to the Fund under the terms of the Fund’s investment.

Inability to Invest in Investment Funds. In the event that the Fund is able to make investments in Investment Funds only at certain times, the Fund may invest any portion of its assets that is not invested in Investment Funds, in money market securities, or other liquid assets pending investment in Investment Funds. During the time that the Fund’s assets are not invested in Investment Funds and instead are invested in money market securities or other liquid assets pending investment in Investment Funds, that portion of the Fund’s assets will not be used to pursue the Fund’s investment objective.

Indemnification of Investment Funds. The Fund may agree to indemnify certain of the Investment Funds and Portfolio Managers of Investment Funds from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests. The Portfolio Managers of the Investment Funds often have broad indemnification rights and limitations on liability.

Indirect Investment in Investment Funds. Any transaction by which the Fund indirectly gains exposure to an Investment Fund by the purchase of a swap or other contract is subject to special risks. The Fund’s use of such instruments can result in volatility, and each type of instrument is subject to special risks. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment. There can be no assurance that the Fund’s indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Fund’s value may decrease as a result of such indirect investment. See “Types of Investments and Related Risks – Derivatives” and “– Swap Agreements.”

Investments in Non-Voting Securities. Investment Funds may, consistent with applicable law, elect not to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager and/or Sub-Advisor to monitor whether holdings of the Investment Funds cause the Fund to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Fund may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Fund may need to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To limit its voting interest in certain Investment Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interest in an Investment Fund. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. Other investment funds or accounts managed by the Investment Manager and/or Sub-Advisor may also waive their voting rights in a particular Investment Fund. These voting waiver arrangements may increase the ability of the Fund to invest in certain Investment Funds. However, to the extent the Fund holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Fund in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Members.

Control over Portfolio Managers. The Investment Manager and/or Sub-Advisor will invest in Investment Funds that the Investment Manager and/or Sub-Advisor believe will generally, and in the aggregate, be managed consistent with the Fund’s investment objective and strategy. The Investment Manager and Sub-Advisor do not control the Portfolio Managers of these Investment Funds, however, and there can be no assurances that a Portfolio Manager will manage its Investment Funds in a manner consistent with the Fund’s investment objective and strategy.

OTHER RISKS

Investing in the Fund will involve risks other than those associated with investments made by Investment Funds including those described below:

Investment in Larger Portfolio Managers. In evaluating potential investments, the Investment Manager and/or Sub-Advisor will not focus purely on an analysis of the historical and anticipated future returns of such Investment Fund. Rather, the Investment Manager and/or Sub-Advisor will also focus on other factors, such as the infrastructure and risk management in place at the applicable Portfolio Manager and the Investment Manager and/or Sub-Advisor’s relationship with such Portfolio Manager. In addition, any capacity constraint of an Investment Fund may be a relevant factor. Typically, this analysis has resulted in the Fund investing in larger Portfolio Managers as opposed to small or start-up Portfolio Managers.

Performance and Incentive Arrangements. Each Portfolio Manager may receive a performance or incentive allocation generally equal to 20% to 30% of net profits of the Investment Fund that it manages. These incentives may create an incentive for the Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment Funds sponsored, managed or advised by the Investment Manager and its affiliates, including the Sub-Advisor, may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

Control Positions. Investment Funds may take control positions in a portfolio company. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information. From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Recourse to the Fund’s Assets. The Fund’s assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. Unless stated otherwise in the LLC Agreement, no Member is obligated personally for a liability of the Fund.

Possible Exclusion of a Member Based on Certain Detrimental Effects. The Fund may repurchase the Interest held by a Member or other person acquiring the Interest from or through a Member, if:

•	the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Member;

•

ownership of the Interest by the Member or other person likely will cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Interest by the Member or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Investment Manager or any of their affiliates, including the Sub-Advisor, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Member or other person in connection with the acquisition of its Interest was not true when made or has ceased to be true;

•

the Member is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and the Fund determines that the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Interest; or

•	the Fund determines that the repurchase of the Interest would be in the best interests of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Limitations on Transfer and Liquidity Risks. No Member will be permitted to transfer its Interest without the consent of the Fund. The transferability of Interests will be subject to certain restrictions contained in the LLC Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Interests, and the Fund contemplates that one will not develop. Although the Investment Manager expects that it will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members of up to 35% of the Fund’s net assets quarterly, effective as of the last day of March, June, September and December, no assurances can be given that the Fund will do so. In addition, there is no guarantee the Investment Manager will make such recommendation and such recommendation may be less than (or greater than) 35%. In addition, the Board of Directors may decide not to follow such recommendation. The Fund is not required to repurchase Interests and may be less likely to do so during periods of exceptional market conditions or when Investment Funds suspend redemptions. There can be no assurance that a Member who requests the repurchase of its Interests will have such Interests repurchased. In connection with any repurchase, to the extent Members tender Interests representing, in the aggregate, a percentage of Fund assets that is greater than the percentage set out in the offer, the portion of their Interest repurchased from each such Member will be pro-rated downward. Further, a Repurchase Fee will be charged for repurchases of Members’ Interests at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of its Interest, which may act as a disincentive to a Member seeking to have its Interest repurchased on a short-term basis and will reduce as to that investor the return of any investment in the Fund repurchased within one year. For these reasons, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

Repurchase Risks. With respect to any future repurchase offer, Members tendering Interests for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Due Date”). The Notice Due Date generally will be the 25th calendar day of the second month prior to the month in which the date that the Interests are to be repurchased by the Fund (the “Repurchase Date”) falls. Members that elect to tender Interests for repurchase will not know the price at which such Interests will be repurchased until after the election to tender has been made. It is possible that during the time period between the Notice Due Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Fund. See “Redemptions, Repurchases and Transfers of Interests.”

Potential Significant Effect of the Performance of a Limited Number of Investments. The Investment Manager and Sub-Advisor expect that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Fund.

Tax Considerations; Distributions to Members and Payment of Tax Liability. The Fund does not intend to make periodic distributions of its net income or gains, if any, to Members. A Member will be required each year nonetheless to pay applicable U.S. federal and state income taxes on its share of the Fund’s taxable income, and will have to pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the Fund. See “Tax Aspects” for a summary of certain significant U.S. federal income and other tax consequences that are relevant to an investment in the Fund.

Legal and Regulatory Risks. Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of hedge fund managers, including requirements for such managers to register as investment advisers under the Advisers Act, and to disclose various information to regulators about the positions, counterparties and other exposures of the hedge funds managed by such managers. In addition, pursuant to the Dodd-Frank Act, the CFTC has proposed new regulations establishing federal speculative position limits for certain commodity futures contracts as well as futures, options and swaps that are economically equivalent to those contracts. At the same time, the CFTC also proposed amendments to its aggregation requirements applicable to position limits. Such regulations, if enacted, could adversely affect the ability of the Investment Manager, Sub-Adviser or a Portfolio Manager to maintain positions in certain futures contracts or swaps for the Fund or an Investment Fund, as applicable. Generally, no speculative position limits are in effect with respect to the trading of spot and forward contracts or trading on non-U.S. exchanges. The implementation of the Dodd-Frank Act will occur based on the adoption of various regulations and reports to be prepared by various agencies over a period of time. It is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on Investment Funds and/or Investment Managers and, in turn, the Fund, the markets or instruments in which Investment Funds invest or the counterparties with whom Investment Funds conduct business. The effect of the Dodd-Frank Act or other regulatory change on the Fund and/or Investment Funds, while impossible to predict, could be substantial and adverse. See “Types of Investments and Related Risks – Investment Related Risks – Short Sales.” Certain tax risks associated with an investment in the Fund are discussed in “Tax Aspects.”

Certain rules and regulations required under the Dodd-Frank Act have recently begun to become effective and comprehensively regulate the Over-the-Counter (“OTC”) derivatives markets for the first time. The CFTC has recently required that certain interest rate and credit default index swaps be centrally cleared, including a requirement to execute certain of these swap contracts through a swap execution facility. Additional standardized swap contracts are expected to be subject to new clearing and execution requirements in the future. OTC trades submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible margin requirements mandated by the SEC or the CFTC. Clearinghouse collateral requirements may differ from and be greater than the collateral terms negotiated with derivatives counterparties in the OTC market. This may increase the Fund’s or Investment Fund’s cost in entering into these products and impact the Fund’s and the Investment Fund’s ability to pursue certain investment strategies. The regulators also have finalized margin requirements on non-cleared OTC derivatives, and these regulations will be going into effect on a phased-in basis. Although the Dodd-Frank Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund or an Investment Fund may not be able to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund or an Investment Fund may execute their OTC derivatives may not be able to rely on the end-user exemptions under the Dodd-Frank

Act and therefore such dealers will be subject to clearing and margin requirements notwithstanding whether a Fund or an Investment Fund is subject to such requirements. For cleared swaps, OTC derivative dealers are required to post margin to the clearinghouses through which they clear their customers’ trades For uncleared swaps, initial margin is required to be segregated with an independent, third-party custodian. Because OTC derivatives dealers will not be able to use posted or segregated margin in their operations, this will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and possible new or increased fees.

OTC derivative dealers and major OTC derivatives market participants have now registered with the SEC and/or the CFTC, and the CFTC’s broad interpretation of its jurisdiction has recently required additional dealers to register. The Fund or an Investment Fund may also be required to register as a major participant in the OTC derivatives markets if its swaps positions are too large or leveraged, but the CFTC’s and SEC’s definition of major swap participant make such registration unlikely. OTC derivatives dealers are subject to minimum capital and margin requirements, business conduct standards, disclosure requirements, additional reporting and recordkeeping requirements, transparency requirements, limitations on conflicts of interest, and other regulatory burdens. These requirements may increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The Fund and the Investment Funds are also subject to recordkeeping and reporting requirements and other regulatory burdens. While many of the requirements of the Dodd-Frank Act have been adopted, the final overall impact of the Dodd-Frank Act on the Fund or an Investment Fund is still uncertain, and it is unclear how the OTC derivatives markets will adapt to the final regulatory regime.

Provisions of the Dodd-Frank Act and rules promulgated by the SEC may increase the costs of short selling, make interactions with the issuers of securities being sold short more difficult and alter the prices or timing of short sales. The Dodd-Frank Act requires broker-dealers to provide notices to their customers that inform them of their right to opt out of allowing broker-dealers to use their fully paid securities for short sales. Moreover, the “Circuit Breaker Uptick Rule,” promulgated by the SEC, will limit a Fund’s or an Investment Fund’s ability to sell securities short during the day a stock has declined 10% on its listing market and the following day, except for transactions that are at a price that are above the last national best bid.

The Investment Manager, on behalf of the Fund, has claimed a temporary exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”). Therefore, neither the Fund nor the Investment Manager (with respect to the Fund) is currently subject to registration or regulation as a commodity pool or CPO under the CEA. When the temporary exemption expires, to the extent the Fund is not otherwise eligible to claim an exclusion from regulation by the CFTC, the Fund will operate subject to CFTC regulation. If the Investment Manager and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Fund has become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to the Fund and its shareholders; and compromises or failures to systems, networks, devices and applications relating to the operations of the Fund and its service providers. Cyber security risks may result in financial losses to the Fund and its shareholders; the inability of the Fund to transact business with its shareholders; delays or mistakes in the calculation of the Fund’s NAV or other materials provided to shareholders; the inability to process transactions with shareholders or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. The Fund’s service providers (including, but not limited to, its investment adviser, any sub-advisers, administrator, transfer agent, and custodian or their agents), Investment Funds, Portfolio Managers, financial intermediaries, companies in which the Fund invests and parties with which the Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to the Fund or its shareholders. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Fund does not directly control the cyber security defenses or plans of its service providers, Investment Funds, Portfolio Managers, financial intermediaries and companies in which it invests or with which it does business.

Volcker Rule Risk. Pursuant to section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and certain rules promulgated thereunder known as the Volcker Rule, if the Investment Manager and/or its affiliates own 25% or more of the outstanding ownership interests of the Fund after the permitted seeding period from the implementation of the Fund’s investment strategy, the Fund could be subject to restrictions on trading that would adversely impact the Fund’s ability to execute its investment strategy. Generally, the permitted seeding period is three years from the implementation of the Fund’s investment strategy. As a result, the Investment Manager and/or its affiliates may be required to reduce their ownership interests in the Fund at a time that is sooner than would otherwise be desirable which may result in the Fund’s liquidation or, if the Fund is able to continue operating, which may result in losses, increased transaction costs and adverse tax consequences as a result of the sale of portfolio securities.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Confidential Private Placement Memorandum and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Confidential Private Placement Memorandum.

INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Fund is fundamental and may not be changed without the vote of a majority of the Fund’s outstanding voting securities. The Fund has also adopted certain fundamental investment restrictions, which also cannot be changed without the vote of a majority of the Fund’s outstanding voting securities. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at a duly called annual or a special meeting of the security holders of the investment company, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the investment company are present or represented by proxy, or of more than 50% of the outstanding voting securities of the investment company, whichever is less. The Fund’s fundamental investment restrictions are as follows:

(1) The Fund will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, (b) the Fund may borrow money from banks for cash management purposes, other temporary purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Fund may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(2) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(3) The Fund will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(4) The Fund will not purchase or sell exchange-traded commodity interests (including commodity futures and commodity option contracts) other than (a) options on securities (which are not regulated by the CFTC) and/or non-U.S. currency, and (b) financial futures contracts (including, without limitation, index-related futures contracts) and options thereon. The Fund also may (a) enter into over-the-counter derivative contracts (including, without limitation, options, swaps, and forward contracts), the returns from which may be based on the value of an interest in one or more private investment funds or other commodities, and (b) invest in commodity pools and/or any other entity or account that trades in any of the foregoing instruments and/or any other exchange-traded or over-the-counter commodity interest.

(5) The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

(6) The Fund will not invest 25% or more of the value of its total assets in the securities, other than U.S. government securities, of issuers engaged in any single industry. (For purposes of this restriction, the Fund’s investments in Investment Funds are not deemed to be investments in a single industry).

For purposes of the investment limitations under the 1940 Act and any of the Fund’s investment restrictions that are applicable, the Fund will “look through” to the underlying investments of any Investment Funds it creates specifically to facilitate management of the Fund’s assets by any Portfolio Managers selected by the Investment Manager to directly manage Fund assets (such Portfolio Managers referred to as “Direct Portfolio Managers” and such Investment Funds referred to as “Separately Managed Accounts”). The majority of Investment Funds in which the Fund invests are not anticipated to be Separately Managed Accounts and, therefore, the Fund will not “look through” to the investments and transactions of such Investment Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction (other than with respect to fundamental investment restriction (1) above), a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy.

The Investment Manager will not cause the Fund to make loans to or receive loans from the Investment Manager or its affiliates, including the Sub-Advisor, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Fund and the Investment Funds in which the Fund invests may effect brokerage transactions through affiliates of the Investment Manager, including the Sub-Advisor, subject to compliance with the 1940 Act and other applicable laws.

The Fund’s portfolio turnover rate for the last two fiscal years appears in Appendix A under the heading “Portfolio Turnover Rate.”

CREDIT AGREEMENT

The Fund has a credit agreement in place with Credit Suisse International which allows the Fund to borrow money in an amount up to $120 million. The Fund does not currently intend to borrow money under the credit agreement for investment purposes. Rather, the credit agreement is in place for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes. Interest, which is calculated on any outstanding balance, is payable on a monthly basis at a rate of 3 month LIBOR + 155 basis points. The Fund also pays a monthly fee on the unused amount of the line of credit of 50 basis points. The Fund has pledged certain of its assets to secure borrowings under the credit agreement. The credit agreement contains customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of Credit Suisse International against liabilities it may incur in connection with the credit agreement. The credit agreement also contains customary covenants that, among other things, limit the Fund’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, require asset coverage ratios and have the effect of limiting the Fund’s ability to pay distributions in certain circumstances.

MANAGEMENT OF THE FUND

Managing Member

MSFMM, Inc. serves as the managing member of the Fund. Pursuant to a Managing Member Services Agreement, the Fund will pay and/or reimburse MSFMM, Inc. for its costs and expenses of operation in return for MSFMM, Inc. serving as managing member of the Fund. Under the terms of the Managing Member Services Agreement, MSFMM, Inc. is entitled to all indemnifications, exculpations and limitations on liability granted the Managing Member under the LLC Agreement. The Managing Member, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board of Directors its rights and powers to monitor and oversee the business affairs of the Fund, including, but not limited to, the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business.

Board of Directors and Officers

The Fund’s Board of Directors has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operation and has approved the Fund’s investment program. Directors will not contribute to the capital of the Fund in their capacity as Directors, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Confidential Private Placement Memorandum. Directors may be removed in accordance with the LLC Agreement with or without cause by a vote of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

The Fund’s executive officers generally are employees of the Investment Manager, the Administrator or one of their affiliates. The officers conduct and supervise the business operations of the Fund. The officers hold office until a successor has been elected and duly qualified. The Fund has no employees.

For details regarding the members of the Fund’s Board of Directors, qualifications of Directors, Board leadership structure and oversight, standing Committees of the Board, Director compensation, and the officers of the Fund, see “Appendix A – Additional Disclosure.”

THE INVESTMENT MANAGER AND SUB-ADVISOR

J.P. Morgan Investment Management Inc. is the Investment Manager of the Fund. J.P. Morgan Private Investments Inc. is the Sub-Advisor of the Fund. Both the Investment Manager and the Sub-Advisor are affiliates of JPMorgan Chase.

The Investment Manager will be responsible for the day-to-day management of the Fund and determines the Fund’s overall investment strategies. The Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to the Sub-Advisor. The Sub-Advisor, in selecting investments on behalf of the Fund, leverages the expertise of J.P. Morgan Private Bank’s due diligence team, which is made up of an experienced team of professionals that source hedge funds and monitor managers across major hedge fund strategies.

As part of JPMorgan Chase, the Investment Manager and Sub-Advisor have access to a considerable number of committed professionals with financial, economic and investment expertise who are responsible for JPMorgan Chase’s global asset management activities.

The Fund’s portfolio managers are Boris Arabadjiev and Thomas Byrnes. The portfolio managers determine the asset allocation for the Fund among Portfolio Managers, Investment Funds and other investments. Mr. Arabadjiev is a Managing Director and the Head of Alternatives for the J.P. Morgan Private Bank CIO team, based in New York. Mr. Arabadjiev is a member of the Private Bank’s Global Investment Committee.

Mr. Arabadjiev is responsible for coordinating the Private Bank’s CIO team research and strategy efforts across alternative investments, including hedge funds and liquid alternatives. In this capacity, Mr. Arabadjiev works closely with the firm’s Manager Selection, Hedge Fund Due Diligence, Portfolio Construction, Investment Strategy, and Risk Management teams to ensure alternative investments in client portfolios reflect the teams’ strategic and tactical views and are underwritten using a disciplined, systematic framework. Mr. Arabadjiev joined J.P. Morgan in 2017 with 18 years of capital markets experience and brings substantial expertise in analyzing, developing and investing in alternative investment strategies. Previously, Mr. Arabadjiev was the CIO and co-founder of Altemis Capital Management, a boutique asset management firm focused on liquid alternatives. At Altemis, Mr. Arabadjiev launched and ran a multi-asset risk premia product and customized solutions platform for institutional investors. Prior to Altemis, Mr. Arabadjiev was a Managing Director and CIO of the Alpha Strategies Group at Credit Suisse Asset Management, the firm’s fund of hedge funds business. Mr. Arabadjiev began his career at Barra Inc. in Berkeley, CA, where he worked with institutional investors on the development and application of factor-based risk analytics before moving to London to lead the firm’s cross-asset risk analytics effort. Mr. Arabadjiev holds a Ph.D. in Economics from the University of Southern California and a B.A./B.Sc. from WV Wesleyan College. Mr. Byrnes is a Vice President and Portfolio Manager for the J.P. Morgan Private Bank hedge fund team, based in New York. In this role, Mr. Byrnes is responsible for the management of hedge fund and liquid alternative portfolios, which seek to optimize risk-adjusted returns through top-down portfolio construction and bottom-up vehicle selection. Prior to joining J.P. Morgan in April 2016, Mr. Byrnes served as a Portfolio Manager within the alternatives group at Russell Investments. In this role, Mr. Byrnes was responsible for managing multi-strategy and single-strategy hedge fund portfolios with investments totaling over $2 billion in global institutional and retail capital. Prior to Russell Investments, Mr. Byrnes worked within the hedge fund portfolio management and research teams at Credit Suisse, where he analyzed and implemented hedge fund investment ideas, as well as performed extensive research across multiple hedge fund strategies and portfolio construction focused on alternatives. Mr. Byrnes earned his Bachelor of Science in Business Administration with a concentration in Finance from Georgetown University, and is a Chartered Financial Analyst (CFA).

INVESTMENT MANAGEMENT AGREEMENT AND SUB-ADVISORY AGREEMENT

The Fund has entered into an Investment Management Agreement with the Investment Manager, under which the Investment Manager will be responsible for the day-to-day management of the Fund. The Investment Manager has in turn entered into a Sub-Advisory Agreement under which it had delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to the Sub-Advisor, subject to the policies of the Fund and the oversight of the Board of Directors.

In consideration of the advisory services provided by the Investment Manager to the Fund, the Fund pays the Investment Manager a Management Fee of 1.00% per year, payable monthly at the rate of 1/12 of 1.00% of the month-end capital account balance of each Member, before giving effect to repurchases or Repurchase Fees (if any), but after giving effect to the Fund’s other expenses. The Management Fee is an expense paid out of the Fund’s assets, and is allocated to and debited against each Member’s capital account. The Management Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. In consideration of sub-advisory services provided by the Sub-Advisor, the Sub-Advisor is entitled to receive a portion of the Management Fee paid by the Fund to the Investment Manager (net of any fee waiver and expense reimbursement arrangements), as well as all of the Performance Allocation, if any. For a description of the Performance Allocation, see “Capital Accounts and Allocations” below.

The Investment Management Agreement, effective as of the Effective Date, had an initial two-year term and provides that it will continue in effect from year to year thereafter if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Directors. The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to the Investment Manager.

The Sub-Advisory Agreement, effective as of the Effective Date, had an initial two year term. Like the Investment Management Agreement, the Sub-Advisory Agreement will continue in effect after the initial term from year to year if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Directors. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Investment Manager or the Sub-Advisor on 60 days’ written notice.

A discussion regarding the basis for the Board of Directors approving the Investment Management Agreement and the Sub-Advisory Agreement will be available in the Fund’s semi-annual report to Members.

Under the Investment Management Agreement, the Fund indemnifies and holds harmless the Investment Manager from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Investment Manager to the Fund, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Investment Manager’s negligence, willful misfeasance or bad faith, and in the case of criminal proceedings, the Investment Manager had no reasonable cause to believe its action was unlawful. Under the Sub-Advisory Agreement, the Investment Manager indemnifies and holds harmless the Sub-Advisor from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Sub-Advisor to the Fund, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Sub-Advisor’s negligence, willful misfeasance or bad faith, and in the case of criminal proceedings, the Sub-Advisor had no reasonable cause to believe its action was unlawful.

For information on fees paid by the Fund to the Investment Manager in the last three fiscal years, see Appendix A under the heading “Management Fee.”

ADMINISTRATOR AND SUB-ADMINISTRATOR

The Fund has retained the Administrator, J.P. Morgan Investment Management Inc., whose principal business address is 1111 Polaris Parkway, Columbus, Ohio 43240 to provide certain administrative and investor services to the Fund. The Administrator has, in turn, contracted with BNY Mellon Investment Servicing (U.S) Inc. (the “Sub-Administrator”) to provide sub-administration services. Under the terms of an administration agreement entered into between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through the Sub-Administrator, for, among other things: (1) maintaining a list of Members and generally performing all actions related to the issuance, repurchase and transfer of Interests, if any; (2) accepting payment for Interests; (3) preparing for review the annual financial statements of the Fund, as well as quarterly reports regarding the Fund’s performance and net asset value; and (4) performing additional services, as agreed upon, necessary in connection with the administration of the Fund. The Administrator and/or Sub-Administrator may retain third parties, including its affiliates or those of the Investment Manager, to perform some or all of these services.

The Administrator will be paid a monthly Administration Fee calculated at the annual rate of 0.15% of the month end capital account balance of each Member, before giving effect to repurchases or Repurchase Fees, but after giving effect to the Fund’s other expenses. The Administration Fee is paid out of the Fund’s assets. The Administration Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. The Administration Fee may be renegotiated from time to time between the parties. The

Administration Agreement may be terminated at any time by either of the parties upon not less than 90 days’ written notice. The Administrator pays a portion of the Administration Fee it receives from the Fund to the Sub-Administrator for the provision of its sub-administrative services.

For information on the details of the administrative fees paid by the Fund in the last three fiscal years, see Appendix A under the heading “Administrative Fee.”

ESCROW AGENT

BNY Mellon Investment Servicing (U.S.) Inc. will be retained to serve as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be purchased and monies may be transmitted to the Fund. Fees payable to the Escrow Agent will be paid by the Fund.

FUND ACCOUNTING AND INVESTOR SERVICES

BNY Mellon will be retained to provide fund accounting and investor services which, among other things, include: (1) computing and disseminating the net asset value of the Fund in accordance with the LLC Agreement, (2) maintaining the register of Members of the Fund and entering on such register all issues, transfers and repurchases of Interests in the Fund and (3) performing other accounting and investor-related services as agreed upon and deemed necessary. BNY Mellon will be paid (1) an annual fee, payable monthly, for administration and accounting services ranging from 0.010% to 0.070% of the Fund’s average net assets, with a minimum monthly fee of $5,250; and (2) an annual fee for Member services of $150 per Member, with a minimum monthly fee of $1,000. The Fund accounting and investor services fee may be renegotiated from time to time between the parties. The Fund Accounting and Investor Services Agreement may be terminated at any time by either of the parties upon not less than 60 days’ written notice.

CUSTODIAN

The Bank of New York Mellon serves as the Custodian of the assets of the Fund, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Directors. Assets of the Fund are not commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. The Custodian’s principal business address is One Wall Street, New York, New York 10286. The Custodian is paid the following fees with respect to the services it provides to the Fund: (1) a monthly fee of 0.025% of the Fund’s beginning of the month gross assets; (2) a minimum fee for Fund services of $1,000 per month; and (3) a transaction services fee of $15 per transaction (the fees in (1) through (3), collectively, the “Custodian Fee”). The Custodian will also be reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund. The Custodian Fee may be renegotiated from time to time between the parties.

FUND EXPENSES

Expenses of the Investment Manager

The Investment Manager will bear all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Managers, as well as its other ordinary operating expenses. The Investment Manager may also provide, or arrange at its expense, for certain management and administrative services to be provided to the Fund. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials relating to the Investment Manager with state and U.S. federal regulators; and reviewing and arranging for payment of the Fund’s expenses.

Expenses of the Fund

The Fund will pay or assume all ordinary operating expenses of the Fund, other than the expenses assumed by the Investment Manager described above. Expenses to be borne by the Fund include, without limitation:

•

all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Investment Funds or Separately Managed Accounts (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys (including JPMorgan Chase internal legal counsel) and experts for advice relating to the Fund) and, if applicable in the event the Fund invests through a Separately Managed Account (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•	all costs and expenses associated with the establishment of Separately Managed Accounts (whether or not consummated);

•	any non-investment related interest expense;

•

attorneys’ fees and disbursements associated with preparing and updating the Registration Statement, including this Confidential Private Placement Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

•

expenses, including attorneys’ fees and disbursements, relating to litigation or proceedings or examinations brought in state or federal courts, including, but not limited to, those by the Internal Revenue Service or other governmental bodies or self-regulatory organizations;

•	fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

•	the Administration Fee and out-of-pocket expenses reimbursed to the Administrator;

•	fees paid and out-of-pocket expenses reimbursed to the Custodian;

•	fees paid and out-of-pocket expenses reimbursed to the Managing Member;

•	escrow and other recordkeeping fees and expenses;

•	the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond;

•	the fees of the Independent Directors and out-of-pocket expenses of all Directors in attending meetings of the Board of Directors and committees of the Board;

•	the Management Fee;

•	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

•	all expenses relating to meetings of the Members, including travel and other out-of-pocket expenses of all Directors;

•	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Investment Manager and any custodian or other agent engaged by the Fund;

•	any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement; and

•	fees paid and out-of-pocket expenses reimbursed for fund accounting and investor services.

Subject to the Expense Limitation Agreement, the Investment Manager will be repaid by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

The Fund, the Investment Manager and the Sub-Advisor have entered into an Expense Limitation Agreement dated August 1, 2017, under which the Investment Manager and the Sub-Advisor have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund during the Waiver Period. The Expense Limitation Agreement provides that the Investment Manager and the Sub-Advisor will waive their fees and/or reimburse the Fund during the Waiver Period so that the total operating expenses of the Fund in respect of such period (excluding acquired fund fees and expenses other than certain money market fund fees as described below, dividend expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation, any performance allocation, extraordinary expenses not incurred in the ordinary course of the Fund’s business and expenses related to the Board’s deferred compensation plan as well as any Performance Allocation) will not exceed 1.92% on an annualized basis of the Fund’s net assets as of the end of each month. The Investment Manager and/or the Administrator have contractually agreed to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees each collects from the affiliated money market funds on the Fund’s investment in such money market funds. After the expiration of the Waiver Period, the Fund, the Investment Manager and the Sub-Advisor will determine whether or not to renew or revise the Expense Limitation Agreement.

Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself and are not subject to the Expense Limitation Agreement between the Fund and the Investment Manager. As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Portfolio Managers.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund will maintain a separate capital account for each Member (including the Managing Member and any of its affiliates to the extent any of them holds an Interest). Each such capital account will have an opening balance equal to the Member’s initial contribution to the capital of the Fund and will be increased by the sum of the amount of cash and the value of any securities contributed by the Member to the capital of the Fund, plus any amounts credited to the Member’s capital account as described below. The Fund will track separately each contribution to the Fund as if it were a separate capital account. Each Member’s capital account will be reduced by the amount of any repurchase by the Fund of the Interest held by the Member, plus the amount of any distributions to the Member, plus any amounts debited against the Member’s capital account as described below.

Allocation of Gains and Losses

At the end of each Allocation Period of the Fund, any Net Capital Appreciation or Net Capital Depreciation of the Fund, as the case may be, is allocated to the capital accounts of all of the Members of the Fund (including the Investment Manager and any of its affiliates to the extent any of them holds an Interest) in proportion to their respective opening capital account balances for such Allocation Period. “Net Capital Appreciation” refers to the increase in the value of the Fund’s net assets, including unrealized gains, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests and Management Fees and Administration Fees, but after giving effect to Fund expenses other than Management Fees and Administration Fees). “Net Capital Depreciation” refers to the decrease in the value of the Fund’s net assets, including unrealized losses, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests and Management Fees and Administration Fees, but after giving effect to Fund expenses other than Management Fees and Administration Fees). There shall also be debited against the capital account of each Member such Member’s allocable share of the Management Fee and Administration Fee, as described under “Investment Management Agreement and Sub-Advisory Agreement” and “Administrator and Sub-Administrator” above.

Allocation of Special Items – Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Member will be debited against the capital account of that Member as of the close of the Allocation Period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member’s Interest is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Members as of the close of the Allocation Period during which the items were paid or accrued by the Fund.

Reserves

The Fund may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund and accruable under accounting principles generally accepted in the United States. Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, is deemed by the Fund to be material, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

NET ASSET VALUATION

The Fund will compute its net asset value as of the close of the Fund’s business on the last day of each month, generally by the last day of the following month or the next business day thereafter. This information will be available to Members upon request. In determining its net asset value, the Fund will value its investments as of such month-end. The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The net asset value of any Member’s Interest on any date will be equal to that Member’s capital account balance, after giving effect to all allocations that are made as of that date in accordance with the procedures described under “Capital Accounts and Allocations” above, and the aggregate net asset values of the Interests of all of the Members, will equal the net asset value of the Fund. The Board of Directors has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund’s valuation policies. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Using the nomenclature of the hedge fund industry, any values reported to the Fund as “estimated” or “final” values should reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

Prior to investing in any Investment Fund, the Investment Manager and/or Sub-Advisor will conduct a due diligence review consisting of research and background checks on each Investment Fund and review of previous audit reports and back office infrastructure. Additionally, the Investment Manager and Sub-Advisor will conduct a review of the valuation methodology utilized by the Investment Fund, including: (1) Review of accounting policies and procedures conformity with United States GAAP such as income/expense recognition and accruals, among others; (2) Pricing of the securities portfolio is consistent with policies outlined in the confidential private placement memorandums and utilizes principles of fair value that the Investment Manager reasonably believes to be consistent with those used by the Fund for valuing its own investments and (3) Gross vs. Net; Net is after the deduction of the applicable management/accrued performance fees (if any) and ultimately used as the basis of investment valuation. On an ongoing basis, the Investment Manager and Sub-Advisor will seek to assess the accuracy of each Investment Fund’s reported valuations using various means, including discussing generally monthly, but at least quarterly, the performance of the Investment Fund with the Investment Fund’s Portfolio Manager, reviewing the Investment Fund’s audited financial statements for any qualifications to the audit opinion or other material items, and taking into account any other reasonably available information that the Investment Manager deems relevant. Although the procedures approved by the Board of Directors provide that the Investment Manager will review the valuations provided by the Portfolio Managers or administrators to the Investment Funds, neither the Investment Manager, Sub-Advisor nor the Board will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers or administrators (which are unaudited). Accordingly, the valuations of the Investment Manager and/or Sub-Advisor generally will be relied upon by the Fund, even though a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager’s compensation.

The Fund’s valuation procedures require the Investment Manager to consider all relevant information available at the time the Fund fair values its portfolio. The Investment Manager and/or the Board of Directors will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Manager or administrator of an Investment Fund does not represent the fair value of the Fund’s investment in the Investment Fund. Although redemptions of interests in Investment Funds are generally subject to advance notice requirements, Investment Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Directors, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent subscriptions for or redemptions of Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board of Directors.

The procedures approved by the Board of Directors provide that, when deemed appropriate by the Investment Manager, and so long as it is consistent with the 1940 Act, investments in the Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of subscriptions by or redemptions from third parties of interests of Investment Funds at prices materially different from cost or in other circumstances in which cost may not approximate fair value (which could include situations in which there are no subscriptions by or redemptions from third parties). In such a situation, the Fund’s investment will be valued in a manner that the Investment Manager, in accordance with procedures approved by the Board of Directors, determines in good faith best reflects approximate market value. The Audit and Valuation Committee of the Board of Directors (the “Valuation Committee”) will be responsible for ensuring that the valuation policies utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

The valuations reported by the Portfolio Managers or administrators of the Investment Funds, upon which the Fund calculates its month-end net asset value and net asset value for each Interest, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether they may increase or decrease the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Interests repurchased prior to any such adjustments and received their repurchase proceeds (except to the extent that such Members’ repurchases are subject to a Post-Audit Payment, as defined herein). As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of an Investment Fund adversely affect the Fund’s net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Members who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Members who previously had their Interests repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Interests. New Members may be affected in a similar way.

If direct Portfolio Managers are engaged to manage a portion of the Fund’s assets, or if the Fund holds any securities other than interests in Investment Funds, the Fund will generally value the portfolio securities of any Separately Managed Accounts and the portfolio securities held by the Fund as follows:

•

U.S. exchange-listed (including NASDAQ-traded) equity securities (other than options) will be valued at their closing sale prices or official prices as reported on the exchange (or secondary exchange, if available) on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. If there is no last sale or there is no bid or ask quotation, the value of the security shall be at the last sale price on the primary exchange up to five business days prior. Non-U.S. securities may be valued using fair value pricing for non-Western Hemisphere Equity Securities held in its portfolio by utilizing the fair value factors of an independent pricing service.

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Listed options will be valued at their last sale or close price at the close of options trading as reported by the exchange. Structured Notes are priced generally at the bid evaluation received from the counterparty or an independent pricing service. Total Return Swaps will be valued using an approved independent or affiliated pricing service or at a value provided by a counterparty or third-party broker. Rights, warrants, and options received from a recent corporate action without any trading on the markets will be priced at their theoretical value. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

•

Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Directors and the Valuation Committee will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Directors to represent fair value.

•

If, in the view of the Investment Manager, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Investment Manager may request the Valuation Committee, in accordance with procedures adopted by the Board of Directors, to value the security at fair value, subject to the oversight of the Valuation Committee.

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All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using exchange rates provided by a pricing service as of 4:00 p.m., Eastern Standard time. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When an event materially affects the values of securities held by the Fund or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

In general, fair value represents a good faith determination of the current value of an asset (or, with regard to a short sale, a liability) and will be used when there is no public market or possibly no market at all for the asset (or, with regard to a short sale, the liability). The fair values of one or more assets (or, with regard to short sales, liabilities) may not be the prices at which those assets (or, with regard to short sales, liabilities) are ultimately sold. The Investment Manager, Sub-Advisor and/or the Board of Directors periodically may reevaluate the Fund’s fair value procedures to determine, what, if any, adjustments should be made to the fair value methodology.

The Investment Manager, Sub-Advisor or their affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Investment Manager,

Sub-Advisor or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets (or, with regard to short sales, liabilities), including assets (or, with regard to short sales, liabilities) carried at different valuations, into consideration.

Expenses of the Fund, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis as of the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets if the judgment of the Board of Directors, the Investment Manager or the Portfolio Managers to an Investment Fund should prove incorrect. Also, Portfolio Managers to the Investment Funds will only provide determinations of the net asset value of Investment Funds on a monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

CONFLICTS OF INTEREST

The Investment Manager, Sub-Adviser and/or their affiliates (the “Affiliates” and, together, “JPMorgan”) provide an array of discretionary and non-discretionary investment management services and products to institutional clients and individual investors. In addition, JPMorgan is a diversified financial services firm that provides a broad range of services and products to its clients, some of which will be Investment Funds, and is a major participant in the global currency, equity, commodity, fixed-income and other markets in which the Fund and/or the Investment Funds invests or will invest. Investors should carefully review the following, which describes potential and actual conflicts of interest that JPMorgan can face in the operation of its investment management services. JPMorgan and the Fund have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate the conflicts of interest described below. In addition, many of the activities that create these conflicts of interest are limited and/or prohibited by law, unless an exception is available.

This section is not, and is not intended to be, a complete enumeration or explanation of all of the potential conflicts of interest that may arise. Additional information about potential conflicts of interest regarding the Investment Manager, Sub-Adviser and JPMorgan is set forth in the Investment Manager’s and Sub-Adviser’s respective Forms ADV, as applicable, which prospective shareholders should review prior to purchasing Fund shares. Copies of Part 1 and Part 2A of the Investment Manager’s and Sub-Adviser’s respective Forms ADV are available on the SEC’s website (www.adviserinfo.sec.gov).

Acting for Multiple Clients. In general, the Investment Manager and Sub-Adviser face conflicts of interest when either or both renders investment advisory services to several clients and, from time to time, provide dissimilar investment advice to different clients. For example, when funds or accounts managed by the Investment Manager, Sub-Adviser and/or their affiliates (“Other Accounts”) engage in short sales of the same securities held by the Fund or an Investment Fund, the Investment Manager and/or Sub-Adviser could be seen as harming the performance of the Fund for the benefit of the Other Accounts engaging in short sales, if the short sales cause the market value of the securities to fall. In addition, a conflict could arise when one or more Other Accounts invest in different instruments or classes of securities of the same issuer than those in which the Fund or an Investment Fund invests. In certain circumstances, Other Accounts have different investment objectives or could pursue or enforce rights with respect to a particular issuer in which the Fund or an Investment Fund has also invested and these activities could have an adverse effect on the Fund. For example, if the Fund or an Investment Fund holds debt instruments of an issuer and an Other Account holds equity securities of the same issuer, then if the issuer experiences financial or operational challenges, the Fund or Investment Fund (which holds the debt instrument) may seek a liquidation of the issuer, whereas the Other Account (which holds the equity securities) may prefer a reorganization of the issuer. In addition, an issuer in which the Fund or Investment Fund invests may use the proceeds of such investment to refinance or reorganize its capital structure which could result in repayment of debt held by JPMorgan or an Other Account. If the issuer performs poorly following such refinancing or reorganization, the Fund’s results will suffer whereas the Other Account’s performance will not be affected because the Other Account no longer has an investment in the issuer. Conflicts are magnified with respect to issuers that become insolvent. It is possible that in connection with an insolvency, bankruptcy, reorganization, or similar proceeding, the Fund will be limited (by applicable law, courts or otherwise) in the positions or actions it will be permitted to take due to other interests held or actions or positions taken by JPMorgan or Other Accounts.

Positions taken by Other Accounts may also dilute or otherwise negatively affect the values, prices or investment strategies associated with positions held by the Fund. For example, this may occur when investment decisions for the Fund are based on research or other information that is also used to support portfolio decisions by the Investment Manager and/or Sub-Adviser for Other Accounts following different investment strategies or by Affiliates in managing their clients’ accounts. When an Other Account or an account managed by an Affiliate implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged.

Investment opportunities that are appropriate for the Fund may also be appropriate for Other Accounts and there is no assurance the Fund will receive an allocation of all or a portion of those investments it wishes to pursue. The Investment Manager’s and/or Sub-Adviser’s management of an Other Account that pays it a performance fee or a higher management fee and follows the same or similar strategy as the Fund or invests in substantially similar assets as the Fund, creates an incentive for the Investment Manager and Sub-Adviser, as applicable, to favor the account paying it the potentially higher fee, e.g., in placing securities trades. JPMorgan also faces conflicts of interest when waiving certain fees if those waivers enhance performance. The Investment Manager and/or Sub-Adviser is actively engaged in advisory, trade support and management services for multiple investment vehicles, funds and accounts (each, an “Affiliated Group Account”), including other unregistered investment funds as well as investment funds registered under the Investment Company Act of 1940. The Investment Manager and/or Sub-Adviser from time to time invests in an Investment Fund on behalf of the Fund and/or one or more of its other clients, and thereby holds a significant portion of the interests in such Investment Fund, which will give rise to certain conflicts. For instance, preferential terms are granted to Affiliated Group Accounts as a result of the aggregate size of the commitments by all of such Affiliated Group Accounts to an Investment Fund, and therefore, in such cases, the Investment Manager and/or Sub-Adviser will have an incentive not to withdraw an investment from any such Investment Fund when it might otherwise wish to do so for an Affiliated Group Account in order to preserve the preferential terms for all of its Affiliated Group Accounts.

The Investment Manager, Sub-Adviser and their Affiliates, and any of their directors, officers or employees, also buy, sell, or trade securities for their own accounts or the proprietary accounts of the Investment Manager, Sub-Adviser and/or an Affiliate. The Investment Manager, Sub-Adviser or their Affiliates, within their discretion, may make different investment decisions and take other actions with respect to their own proprietary accounts than those made for client accounts, including the timing or nature of such investment decisions or actions. Further, the Investment Manager and Sub-Adviser are not required to purchase or sell for any client account securities that they, an Affiliate or any of their employees may purchase or sell for their own accounts or the proprietary accounts of the Investment Manager, Sub-Adviser or an Affiliate or its clients. The Investment Manager, Sub-Adviser, their Affiliates and their respective directors, officers and employees face a conflict of interest as they will have income or other incentives to favor their own accounts or proprietary accounts.

The chart in Appendix A entitled “Portfolio Managers’ Other Accounts Managed” shows the number, type and market value as of a specified date of the accounts and other Funds managed by each Fund’s portfolio managers.

Acting in Multiple Commercial Capacities. JPMorgan is a diversified financial services firm that provides a broad range of services and products to its clients and is a major participant in the global currency, equity, commodity, fixed-income and other markets in which a Fund invests or may invest. JPMorgan is typically entitled to compensation in connection with these activities and the Fund will not be entitled to any such compensation. In providing services and products to clients other than the Fund, JPMorgan, from time to time, faces conflicts of interest with respect to activities recommended to or performed for the Fund on one hand and for JPMorgan’s other clients on the other hand. For example, JPMorgan has, and continues to seek to develop, banking and other financial and advisory relationships with numerous U.S. and non-U.S. persons and governments. JPMorgan also advises and represents potential buyers and sellers of businesses worldwide. The Fund and/or Investment Funds have invested in, or may wish to invest in, such entities represented by JPMorgan or with which JPMorgan has a banking or other financial relationship. In addition, certain clients of JPMorgan may invest in entities in which JPMorgan holds an interest, including the Fund or an Investment Fund. In providing services to its clients, JPMorgan from time to time recommends activities that compete with or otherwise adversely affect a Fund or Investment Fund or the Fund’s or Investment Fund’s investments. It should be recognized that such relationships may also preclude the Fund from engaging in certain transactions and may constrain the Fund’s investment flexibility. For example, Affiliates that are broker dealers cannot deal with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. Certain of the JPMorgan Funds have received exemptive orders permitting certain JPMorgan Funds to engage in principal transactions with Affiliates involving taxable and tax exempt money market instruments. However, for the purchase and sale of longer term fixed income securities, which are generally principal transactions, the Fund cannot use broker dealer Affiliates. Or, if an Affiliate is the sole underwriter of an initial or secondary offering, the Fund could not purchase in the offering. In both cases the number of securities and counterparties available to the Fund will be fewer than are available to registered funds that are not affiliated with major broker dealers.

JPMorgan derives ancillary benefits from providing investment advisory, administration, fund accounting and shareholder servicing and other services to the Fund, and providing such services to the Fund may enhance JPMorgan’s relationships with various parties, facilitate additional business development and enable JPMorgan to obtain additional business and generate additional revenue.

JPMorgan may provide brokerage services to Investment Funds in compliance with applicable law. JPMorgan may keep any profits, commissions and fees accruing to it in connection with its activities for itself and other clients, and the fees or allocations from the Fund to the Investment Manager or its affiliates will not be reduced thereby. The Investment Manager or its affiliates, including the Sub-Advisor, may enter into placement agent agreements with a Portfolio Manager pursuant to which such Portfolio Manager may compensate the Investment Manager or its affiliates, including the Sub-Advisor, for referring investors (other than the Fund) to the Portfolio Manager.

To the extent permitted by applicable law, affiliates of the Investment Manager and Sub-Advisor from time to time will invest proprietary or client capital with investment advisers, which may also be Portfolio Managers to the Investment Funds, or in one or more of the Investment Funds in which the Fund invests. It is expected that a significant number of the Portfolio Managers will pay fees to such affiliates. For example, broker-dealer affiliates of the Investment Manager and Sub-Advisor, such as J.P. Morgan Securities LLC, act as placement agent for JPMorgan and third-party hedge funds and these affiliates will earn fees from the hedge fund sponsors or the hedge funds for providing placement and other ongoing services to the hedge fund. The Sub-Adviser generally chooses to invest the Fund’s assets in hedge funds also available for other J.P. Morgan Private Bank accounts, which typically are only hedge funds who pay or whose sponsors pay such fees to a broker-dealer affiliate of the Investment Manager and Sub-Advisor. The Sub-Advisor also invests in hedge funds that do not use a broker-dealer affiliate as placement agent. Fees paid to these affiliates are based on the client capital invested on their behalf by the affiliate in the Investment Funds. However, no affiliate will receive fees from Portfolio Managers for the Fund’s capital invested in the Investment Funds. In addition, JPMorgan may have other business relationships with such Portfolio Managers.

Participations Adverse to the Fund. JPMorgan’s participation in certain markets or its actions for certain clients may also restrict or affect the Fund’s and/or an Investment Fund’s ability to transact in those markets and JPMorgan may face conflicts with respect to the interests involved. For example, when the Fund and/or an Investment Fund and another JPMorgan client invest in different parts of an issuer’s capital structure, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment implicate conflicts of interest. See also “Acting for Multiple Clients”.

Preferential Treatment. The Investment Manager and/or Sub-Adviser receive more compensation with respect to certain funds or Other Accounts than it receives with respect to the Fund, or receives compensation based in part on the performance of certain accounts. This creates a conflict of interest for the Investment Manager and Sub-Adviser and their portfolio managers by providing an incentive to favor those accounts. Actual or potential conflicts of interest also arise when a portfolio manager has management responsibilities to more than one account or fund, such as devotion of unequal time and attention to the management of the funds or accounts.

JPMorgan and its affiliates have entered into arrangements with service providers that include fee discounts for services rendered to JPMorgan and its affiliates. For example, certain law firms retained by JPMorgan or one or more of its affiliates discount their legal fees based upon the type and volume of services provided to JPMorgan or its affiliates. The cost of legal services paid by the Fund is separately negotiated and is not included in the negotiation or calculation of the JPMorgan rate and, as a result, the fees that are charged to the Fund typically reflect higher billing rates. In the event legal services are provided jointly to JPMorgan or its affiliates and the Fund with respect to a particular matter, the Fund and JPMorgan or such affiliates will each bear their pro rata share of the cost of such services which may reflect the JPMorgan discount or a higher rate, depending on the facts and circumstances of the particular engagement.

Allocation and Aggregation. Potential conflicts of interest also arise with both the aggregation of trade orders and allocation of securities transactions or investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially filled due to limited availability, and allocation of investment opportunities raise a potential conflict of interest because JPMorgan has an incentive to allocate trades or investment opportunities to certain accounts or Funds. For example, JPMorgan has an incentive to cause accounts it manages to participate in an offering where such participation could increase JPMorgan’s overall allocation of securities in that offering. In addition, JPMorgan has an incentive to allocate assets of the Fund to an underlying fund that is small, pays fees to JPMorgan or to which JPMorgan has provided seed capital.

Overall Position Limits. Potential conflicts of interest also exist when JPMorgan maintains certain overall investment limitations on positions in securities or other financial instruments due to, among other things, investment restrictions imposed upon JPMorgan by law, regulation, contract or internal policies. These limitations have precluded and, in the future could preclude, the Fund from purchasing particular securities or financial instruments, even if the securities or financial instruments would otherwise meet the Fund’s objectives. For example, there are limits on the aggregate amount of investments by affiliated investors in certain types of securities that may not be exceeded without additional regulatory or corporate consent. There also are limits on the writing of options by the Fund that could be triggered based on the number of options written by the Investment Manager and/or Sub-Adviser on behalf of other investment advisory clients. If certain aggregate ownership thresholds are reached or certain transactions are undertaken, the ability of the Fund to purchase or dispose of investments, or exercise rights or undertake business transactions, will be restricted.

Soft Dollars. The Investment Manager and/or Sub-Adviser pay certain broker-dealers with “soft” or commission dollars generated by client brokerage transactions in exchange for access to statistical information and other research services. The Investment Manager and/or Sub-Adviser face conflicts of interest because the statistical information and other research services may benefit certain other clients of the Investment Manager and/or Sub-Adviser more than the Fund and can be used in connection with the management of accounts other than the accounts whose trades generated the commissions.

Additionally, when the Investment Manager and/or Sub-Adviser uses client brokerage commissions to obtain statistical information and other research services, the Investment Manager and/or Sub-Adviser receives a benefit because it does not have to produce or pay for the information or other research services itself. As a result, the Investment Manager and/or Sub-Adviser may have an incentive to select a particular broker-dealer in order to obtain such information and other research services from that broker-dealer, rather than to obtain the lowest price for execution.

Tender Offers. JPMorgan on behalf of its discretionary clients have significant ownership in the Fund. JPMorgan faces conflicts of interest when recommending to the Board the amount of shares the Fund should accept for tender, and when considering the effect of tender offers on the Fund and on other shareholders in deciding whether and when to tender its shares. A large tender of shares by JPMorgan acting on behalf of its discretionary clients could result in the Fund selling securities when it otherwise would not have done so, accelerating the realization of capital gains and increasing transaction costs. A large tender could significantly reduce the assets of the Fund, causing decreased liquidity and, depending on any applicable expense caps, a higher expense ratio and other adverse consequences to the Fund, such as an event of default under the Credit Agreement.

Affiliated Transactions. The Fund is subject to conflicts of interest if it engages in principal or agency transactions with other JPMorgan funds or with JPMorgan. To the extent permitted by law, the Fund can enter into transactions in which JPMorgan acts as principal on its own behalf (principal transactions), advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, the Fund (agency transactions). Principal and agency transactions create the opportunity for JPMorgan to engage in self-dealing. JPMorgan faces a conflict of interest when it engages in a principal or agency transaction on behalf of the Fund, because such transactions result in additional compensation to JPMorgan. JPMorgan faces a potentially conflicting division of loyalties and responsibilities to the parties in these transactions.

In addition, JPMorgan has direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). The Investment Manager and/or Sub-Adviser, in accordance with its fiduciary obligation to seek to obtain best execution, from time to time executes client trades through ECNs in which an Affiliate has, or may acquire, an interest. In such case, the Affiliate will be indirectly compensated based upon its ownership percentage in relation to the transaction fees charged by the ECNs.

JPMorgan also faces conflicts of interest if a Fund purchases securities during the existence of an underwriting syndicate for such securities, of which JPMorgan is a member because JPMorgan typically receives fees for certain services that it provides to the syndicate and, in certain cases, will be relieved directly or indirectly of certain financial obligations as a result of a Fund’s purchase of securities.

Affiliated Service Providers. JPMorgan faces conflicts of interest when the Fund uses service providers affiliated with JPMorgan because JPMorgan receives greater overall fees when they are used. Affiliates provide investment advisory, administration, fund accounting and shareholder servicing services to the Fund for which they are compensated by the Fund. Similarly, the Investment Manager and Sub-Adviser face conflicts of interest if they decide to use or negotiate the terms of a credit facility for the Fund if the facility is provided by an Affiliate. The JPMorgan affiliates providing services to the Fund benefit from additional fees when the Fund invests in an Investment Fund that also uses JPMorgan as its service provider.

Proxy Voting. Potential conflicts of interest can arise when the Investment Manager and/or Sub-Adviser votes proxies for securities held by the Fund. A conflict is deemed to exist when the proxy is for JPMorgan Chase & Co. stock or for J.P. Morgan Funds, or when the proxy administrator has actual knowledge indicating that an Affiliate is an investment banker or rendered a fairness opinion with respect to the matter that is the subject of the proxy vote. When such conflicts are identified, the proxy will be voted by an independent third party either in accordance with the Investment Manager’s and/or Sub-Adviser’s proxy voting guidelines or by the third party using its own guidelines. Potential conflicts of interest can arise when the Investment Manager and/or Sub-Adviser invest Fund assets in securities of companies that are also clients of the Investment Manager and/or Sub-Adviser or that have material business relationships with the Investment Manager and/or Sub-Adviser or an Affiliate and a vote against management could harm or otherwise affect the Investment Manager’s, Sub-Adviser’s or the Affiliate’s business relationship with that company.

Personal Trading. JPMorgan and any of its directors, officers, agents or employees, face conflicts of interest when transacting in securities for their own accounts because they could benefit by trading in the same securities as a Fund, which could have an adverse effect on a Fund.

Valuation. Investment Manager acting in its capacity as the Fund’s administrator is the primary valuation agent of the Fund. Investment Manager values securities and assets in the Fund according to the Fund’s valuation policies. From time to time Investment Manager will value an asset differently than an Affiliate values the identical asset, including because the Affiliate has information regarding valuation techniques and models or other information that it does not share with Investment Manager. This arises particularly in connection with securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (e.g., startup companies) and which are fair valued. Investment Manager will also face a conflict with respect to valuations as they affect the amount of Investment Manager’s compensation as investment adviser and administrator.

Information Access. As a result of JPMorgan’s various other businesses, Affiliates, from time to time, come into possession of information about certain markets and investments which, if known to the Investment Manager and/or Sub-Adviser, could cause the Investment Manager and/or Sub-Adviser to seek to dispose of, retain or increase interests in investments held by the Fund or acquire certain positions on behalf of the Fund. However, JPMorgan’s internal information barriers restrict the Investment Manager’s and Sub-Adviser’s ability to access such information even when it would be relevant to its management of the Fund. Such Affiliates can trade differently from the Fund potentially based on information not available to the Investment Manager and Sub-Adviser. If the Investment Manager and/or Sub-Adviser acquires or is deemed to acquire material non-public information regarding an issuer, the Investment Manager and/or Sub-Adviser will be restricted from purchasing or selling securities of that issuer for its clients, including the Fund, until the information has been publicly disclosed or is no longer deemed material.

Gifts and Entertainment. From time to time, employees of the Investment Manager and/or Sub-Adviser receive gifts and/or entertainment from clients, intermediaries, or service providers to the Fund or the Investment Manager and/or Sub-Adviser, which could have the appearance of affecting or may potentially affect the judgment of the employees, or the manner in which they conduct business.

Additional Potential Conflicts of Interest

The Investment Manager has engaged an affiliated sub-adviser. The Investment Manager compensates the Sub-Adviser out of the advisory fees it receives from the Fund, which creates an incentive for the Adviser to select sub-advisers with lower fee rates or to select affiliated sub-advisers. In addition, the Sub-Adviser has interests and relationships that create actual or potential conflicts of interest related to its management of the assets of the Fund. Such conflicts of interest may be similar to, different from or supplement those conflicts described herein. Such potential conflicts relate to the Sub-Adviser’s trading and investment practices, including, but not limited to, their selection of broker-dealers, aggregation of orders for multiple clients or netting of orders for the same client and the investment of client assets in companies in which they have an interest. Additional information about potential conflicts of interest regarding the Sub-Adviser is set forth in the Sub-Adviser’s Form ADV. A copy of Part 1 and Part 2 of the Sub-Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

CONFLICTS OF INTEREST RELATING TO PORTFOLIO MANAGERS

The Investment Manager anticipates that each Portfolio Manager will consider participation by the Fund or an Investment Fund in which the Fund invests in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Manager for investment funds and other accounts managed by the Portfolio Manager other than the Fund (“Portfolio Manager Accounts”), that pursue investment programs similar to that of the Fund. Circumstances may arise, however, under which a Portfolio Manager will cause its Portfolio Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Portfolio Manager will commit assets of the Fund or an Investment Fund. Circumstances may also arise under which a Portfolio Manager will consider participation by its Portfolio Manager Accounts in investment opportunities in which the Portfolio Manager intends not to invest on behalf of the Fund or an Investment Fund, or vice versa.

Situations may occur when the Fund could be disadvantaged by investment activities conducted by the Portfolio Manager for the Portfolio Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Fund, or an Investment Fund in which the Fund and/or Portfolio Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Fund’s or an Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

A Portfolio Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Portfolio Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Portfolio Manager determined it was appropriate for the Investment Fund to purchase and a Portfolio Manager Account to sell, or the Investment Fund to sell and a Portfolio Manager Account to purchase, the same security or instrument on the same day.

Each Portfolio Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. Future investment activities of the Portfolio Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

Portfolio Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates, including the Sub-Advisor. In addition, Portfolio Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Investment Manager may provide to one or more Portfolio Manager Accounts or the Fund.

BROKERAGE

Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Manager expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Investment Manager can give no assurance that a Portfolio Manager (including a Direct Portfolio Manager) will adhere to, and comply with, the described practices. The Investment Manager generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Investment Fund. The Investment Manager may consider the broker selection process employed by a Portfolio Manager as a factor in determining whether to invest in its Investment Fund. The Investment Manager expects that each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Portfolio Manager) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with an Investment Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the Investment Manager, including the Sub-Advisor, may effect brokerage transactions for an Investment Fund.

For details of brokerage commissions paid by the Fund in the last three fiscal years, see Appendix A under the heading “Brokerage Commissions.”

SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

The Fund is offering Interests on a continuous basis as of the first business day of each month (the “Membership Date”) at the then current net asset value, although the Fund may offer Interests more or less frequently as determined by the Board. Investors must submit and the Fund or its designee must receive properly completed subscription documents by no later than the 18th day of the month prior to the Membership Date or such other date as may be set out in the subscription documents or determined by the Fund and communicated to investors. All purchases are subject to the receipt of cleared funds in the full amount of the purchase three business days prior to the Membership Date or such other date as may be set forth in the subscription documents or determined by the Fund and communicated to investors (the “Subscription Date”). On the Subscription Date, the Fund will either accept or reject an investor’s subscription and, if accepted, the investor’s subscription amount will be credited to the Fund’s account. The investor, however, will not become a Member of the Fund and will have no other rights (including, without limitation, any voting rights) until the Membership Date. An investor will become a Member of the Fund, and begin to participate in the Fund’s returns, on the Membership Date. The Fund reserves the right to reject any subscription for Interests and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

Amounts received in advance of a Subscription Date will be placed in an escrow account with the Escrow Agent prior to their investment in the Fund. The minimum initial investment in the Fund from each investor is $50,000, and the minimum additional investment in the Fund is $25,000. The minimum initial and additional investments may be reduced by the Fund with respect to certain investors. The Fund may, in its discretion, repurchase the entire Interest held by a Member if the Member’s capital account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $50,000.

Except as otherwise permitted by the Fund, all subscriptions must be made in cash and must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Subscriptions are payable in one installment. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Each new Member must agree to be bound by all of the terms of the LLC Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest, and that it agrees to indemnify the Fund, the Advisor, the Sub-Advisor and their respective affiliates for, among other things, any misrepresentations made by the Member in the subscription documents.

Eligible Investors

Each prospective investor in the Fund will be required to certify to the Fund that the Interest subscribed for is being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (or another category of investor to which offers and sales of securities may be made pursuant to an exemption from the registration provision of the 1933 Act). As stated previously in this Confidential Private Placement Memorandum, investors who are “accredited investors” as defined in Regulation D (or are included in such other category of investor) is referred to in this Confidential Private Placement Memorandum as “Eligible Investors.” Existing Members who subscribe additional capital to their Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees and Intermediary Payments

Placement Agents may be retained by the Fund or the Investment Manager to assist in the placement of Interests. A Placement Agent, which may include the Investment Manager’s affiliates, will generally be entitled to receive a placement fee of up to 2.0% of the accepted subscription amount from each investor in the Fund whose Interest the Agent places.

The placement fee will be added to a prospective investor’s subscription amount; it will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent for certain investors. The Placement Agent may, in its sole discretion, aggregate investments made through certain related accounts (including family trusts or other similar investment vehicles) in determining the applicability of placement fees.

In addition to the placement fee, the Investment Manager and/or Sub-Advisor will pay additional compensation, out of their own funds and not as an additional charge to the Fund, to Intermediaries in connection with the sale, distribution and retention of Interests, and/or Member servicing. For example, the Investment Manager and/or Sub-Advisor may pay compensation to Intermediaries for the purpose of promoting the sale of Interests of the Fund, maintaining balances in the Fund and/or for sub-accounting, administrative or Member processing services. Such payments are made quarterly by the Investment Manager and/or Sub-Advisor. The payments made by the Investment Manager and/or Sub-Advisor will be based on the net asset value of the Fund as determined by the Investment Manager and/or Sub-Advisor. The amount of these payments is determined from time to time by the Investment Manager and/or Sub-Advisor and may be substantial.

With respect to each Intermediary that may receive such payments, these payments will be paid by the Investment Manager and/or Sub-Advisor from their own funds. A portion of this payment may be paid through to the individual professional responsible for the client relationship and/or selling the Fund. This payment may be made as long as a client of an Intermediary is invested in the Fund.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Interests in the Fund, and funds whose affiliates make similar compensation available, over sales of share of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Members maintain their assets in the Fund rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Interests of the Fund or the amount that the Fund receives from an investor to invest. Members may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Interests of the Fund.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

No Member or other person holding an Interest acquired from a Member will have the right to require the Fund to redeem the Interest. No public market for the Interests exists, and the Fund contemplates that one will not develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Fund, as described below.

Repurchases of Interests

The Fund may from time to time, but is under no obligation to, repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. To the extent authorized by the Board of Directors, the Investment Manager expects that the Fund will offer to repurchase Interests from Members of up to 35% of the Fund’s net assets quarterly during each year, although such amount may be less than (or greater than) 35%. In determining whether the Fund should offer to repurchase Interests from Members, the Board of Directors will consider the recommendation of the Investment Manager. The Investment Manager expects that it will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members quarterly, effective as of the last day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

•	whether any Members have requested to tender Interests to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Direct Portfolio Managers);

•	the investment plans and working capital and reserve requirements of the Fund;

•	the relative economies of scale of the tenders with respect to the size of the Fund;

•	the history of the Fund in repurchasing Interests;

•	the availability of information as to the value of the Fund’s interests in Investment Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Fund of any proposed repurchases of Interests; and

•	the recommendations of the Fund and/or the Investment Manager.

The Fund will repurchase Interests from Members at net asset value pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Members or persons holding Interests acquired from Members. The net asset value of a Member’s Interest will be calculated in accordance with the Fund’s procedures as of the Repurchase Date, after giving effect to all allocations that are made as of that date. Members tendering a dollar amount of their Interest for repurchase should take these calculations into account when determining the dollar amount to be repurchased. As mentioned above, the Repurchase Date is generally expected to be March 31, June 30, September 30 and December 31 of any year. When the Board of Directors determines that the Fund will repurchase Interests, notice will be provided to Members, specifying the date on which repurchase requests must be received by the Fund (the “Notice Due Date”), describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board of Directors occurring no sooner than 20 business days after the commencement of the repurchase offer and such date may be extended by the Board of Directors in its absolute discretion. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Interests by contacting the Investment Manager during the period.

Adjustments or revisions to the Fund’s net asset value will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Interests repurchased prior to any such adjustments and received their repurchase proceeds (except to the extent that such Members’ repurchases are subject to a Post-Audit Payment, as defined herein). As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of an Investment Fund adversely affect the Fund’s net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Members who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Members who previously had their Interests repurchased at a net asset value lower than the adjusted amount.

Repurchases of Interests from Members by the Fund may be paid, in the discretion of the Fund, in cash, by the distribution of securities in-kind or partly in cash and partly in-kind. The Fund, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Interests for repurchase. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.

In light of liquidity constraints associated with the Fund’s investments in Investment Funds and that the Fund may have to effect withdrawals from those Funds to pay for Interests being repurchased, the Fund expects to employ the following repurchase procedures:

•	A Member choosing to tender an Interest for repurchase must do so by the Notice Due Date, which generally will be the 25th calendar day of the second month prior to the month in which the Repurchase

Date falls (or, if such date is not a business day, the preceding business day). For example, if the Repurchase Date is December 31, the Notice Due Date will be October 25th (or the preceding business day).

•

Promptly after the Notice Due Date, the Fund will give to each Member whose Interest has been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Interest. The determination of the value of Interests as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

•	The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

•

The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the net asset value of the repurchased Interest as of the Repurchase Date, less any Repurchase Fee due to the Fund in connection with the repurchase. The Initial Payment will be made on or before the later of (1) 45 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds.

•

The second and final payment in respect of the Promissory Note (the “Post-Audit Payment”) is expected to be in an amount equal to the excess, if any, of (1) the net asset value of the repurchased Interest as of the Repurchase Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Date occurs, less any Repurchase Fee due to the Fund in connection with the repurchase, over (2) the Initial Payment. The Fund anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

Under these procedures, Members will have to decide whether to request that the Fund repurchase their Interest without the benefit of knowing the value of their Interests on the Repurchase Date. In addition, there will be a substantial period of time between the date as of which Members must submit a request to have their Interests repurchased and the date they can expect to receive payment for their Interests from the Fund. As noted above, Members whose Interests are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Date. The Fund’s schedule with respect to repurchases of Interests is based on operational considerations and various factors relating to the best interests of Members, including but not limited to, the intent that the Fund pay Members their repurchase proceeds, to the extent practicable, based on redemption proceeds received by the Fund from Investment Funds and to minimize the need for the Fund to maintain cash or borrow money to meet repurchase requests. Payments for repurchased Interests may be further delayed under circumstances where the Fund has determined to redeem its interests in Investment Funds to make such payments, but has experienced unusual delays in receiving payments from the Investment Funds.

If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board of Directors, including a majority of the Independent Directors. These circumstances may include the following:

•	for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund’s net assets;

•	for any other periods that the SEC permits by order for the protection of Members; or

•	other unusual circumstances as the Board of Directors deems advisable to the Fund and its Members.

Upon its acceptance of tendered Interests for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities or (3) interests in specific Investment Funds (or any combination of them from time to time), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests.

Payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses and/or the payment of redemption fees to Investment Funds, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Investment Manager intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests.

A Member tendering for repurchase only a portion of the Member’s Interest will be required to maintain a capital account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member’s capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the remainder of the Member’s Interest in the Fund.

In the event that the Managing Member, the Investment Manager or any of their respective affiliates holds an Interest in the capacity of a Member, the Interest may be tendered for repurchase in connection with any repurchase offer made by the Fund.

A Repurchase Fee will be charged by the Fund on any repurchase of an Interest from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Interest. Partial Interests will be repurchased on a “first in – first out” basis (i.e., the portion of the Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent appreciation and depreciation) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (as adjusted) until such capital contribution is decreased to zero). Other than any Repurchase Fee, the Fund does not impose any charges in connection with repurchases of Interests.

The LLC Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Fund may repurchase an Interest of a Member or any person acquiring an Interest from or through a Member without consent or other action by the Member or other person if the Fund in its sole discretion determines that:

•

the Interest has been transferred or has vested in any person other than with the consent of the Fund or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

•

ownership of the Interest by a Member or other person is likely to cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Interest by a Member may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

•

with respect to a Member subject to Special Laws or Regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

•	it would be in the best interests of the Fund for the Fund to repurchase the Interest.

At the Fund’s discretion, no Repurchase Fee will be charged by the Fund in connection with any such compulsory repurchase of a Member’s Interest.

The Fund is not required to repurchase Interests and may be less likely to do so during periods of exceptional market conditions or when Investment Funds suspend redemptions. There can be no assurance that a Member who requests the repurchase of its Interests will have such Interests repurchased.

Transfers of Interests

Except as otherwise described below, no person may become a substituted Member without the written consent of the Fund, which consent may be withheld for any reason in its sole discretion. An Interest held by a Member may be transferred only:

•	by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or

•	with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances.

Unless the Fund consults with counsel to the Fund and counsel confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Fund generally will not consent to a transfer unless the following conditions are met:

•	the transferring Member has been a Member for at least six months;

•	the proposed transfer is to be made on the effective date of an offer by the Fund to repurchase Interests; and

•

the transfer is (1) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Member’s immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer of an Interest must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee is an Eligible Investor. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Fund generally will not consent to a transfer of a portion of an Interest by a Member unless the transfer is to a single transferee and, after the transfer of such portion of the Member’s Interest, the balance of the capital account of each of the transferee and transferor is not less than $50,000. A Member transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer an Interest, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Any transferee acquiring an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the LLC Agreement and to tender the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers an Interest with the approval of the Fund, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Fund as a Member.

In subscribing for an Interest or becoming a substituted Member, a Member agrees to indemnify and hold harmless the Managing Member and the Investment Manager and any of their respective employees and affiliates, the Fund, the Board of Directors and each other Member against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

VOTING

Each Member has the right to cast a number of votes based on the Member’s investment percentage at a meeting of Members called by the Board of Directors, the Managing Member or by Members holding at least 2/3 of the total number of votes eligible to be cast. An “investment percentage” will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date. Members will be entitled to vote on any matter on which shareholders of an investment company registered under the 1940 Act would be entitled to vote, including certain elections of Directors, approval of the Investment Management Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

PROXY VOTING POLICIES AND PROCEDURES

The Fund has adopted the proxy voting policies and procedures of the Investment Manager, described below (the “Proxy Voting Policies and Procedures”), for use in connection with determining how to vote proxies related to portfolio securities, including the procedures to be used if a vote presents a conflict between the interests of the Members, on the one hand, and those of the Investment Manager or any other affiliated person of the Investment Manager, on the other.

The Proxy Voting Policies and Procedures adopted by the Investment Manager are designed to ensure that proxies with respect to securities of its clients, including the Fund, are voted in the best interests of its clients, including the Fund. The Proxy Voting Policies and Procedures apply to consents and other solicitations that may be made by various private investment funds, including hedge funds and other “alternative investments” in which clients of the Investment Manager, including the Fund, may be invested, as well as to other securities also held directly by such clients. Because solicited votes with respect to alternative investments most often raise unique questions, such solicitations will generally be analyzed and voted by the Investment Manager on a case-by-case basis. When a consent or other solicited vote or a proxy relates to a routine matter, the Investment Manager will generally vote in accordance with specific guidelines, developed with the objective of encouraging action that enhances investor value, for voting on such routine matters.

The Proxy Voting Policies and Procedures also require that conflicts of interest between the Investment Manager and its clients, including the Fund, are identified and addressed. If a material conflict of interest exists, the Investment Manager will determine whether any additional steps must be taken to ensure that the proxies are voted, and that the consents and other solicitations are acted on, in the best interests of its clients, including the Fund.

A copy of the Proxy Voting Policies and Procedures and information about how the Fund voted during the most recent 12-month period ended June 30 is available without charge, upon request by contacting the Investment Manager by telephone at (800) 480-4111, and on the SEC’s website at http://www.sec.gov.

TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Members that should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the “Regulations”) and administrative rulings in existence as of the date of this Confidential Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions and dealers. Each prospective Member should consult with its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

The Fund is not designed for entities exempt from U.S. federal income tax. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

The Fund may not receive tax information from the Portfolio Managers sufficiently timely to enable it to provide such information in time for the Members to file their tax returns. Members that are U.S. persons are likely to be required to file for an extension on the time to file their tax returns. Members should consult their tax advisors regarding how such delayed reporting may affect their individual tax situations.

Notwithstanding anything to the contrary in this Confidential Private Placement Memorandum, each Member (and each affiliate, officer, director, employee, representative, or other agent thereof, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or contemplated hereunder (and any transactions related thereto) and all materials of any kind (including any opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

Tax Treatment of the Fund’s Operations

Classification of the Fund. The Fund has received an opinion of Shearman & Sterling LLP, former counsel to the Fund, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations and certain representations of the Investment Manager, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Shearman & Sterling LLP also provided the Fund with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests and the limitations on any right to have the Interests repurchased by the Fund at the request of the Member, the anticipated operations of the Fund and certain representations of the Investment Manager, the Fund will not be treated as a “publicly traded partnership” taxable as a corporation.

The opinions of Shearman & Sterling LLP received by the Fund are not binding on the IRS or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of that income, other than in certain repurchases of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund. One consequence would be a significant reduction in the after-tax return to the Members.

The balance of the discussion below is based on the assumption that the Fund will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Fund’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund (including Separately Managed Accounts), and those indirectly attributable to the Fund as a result of it being an investor in an Investment Fund treated as a pass-through entity for U.S. federal income tax purposes. It is expected that most of the Investment Funds will be treated as pass-through entities for federal income tax purposes.

Members, Rather than the Fund, Subject to U.S. Federal Income Tax. As an entity taxed as a partnership, the Fund itself is not subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Member will be required to take into account on the Member’s income tax return the Member’s distributive share of the Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss. Each Member will be taxed on the Member’s distributive share of the Fund’s taxable income and gain regardless of whether the Member has received or will receive a distribution from the Fund. A Member may have taxable income for a taxable year for which it has incurred an economic loss with respect to its interest in the Fund.

Partnerships such as the Fund with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the Members. If the Fund is eligible, the Fund may elect to have such rules and procedures apply to the Fund if it believes that they may be beneficial to a majority of the Members. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Members.

Allocation of Gains and Losses. Under the LLC Agreement, the Fund’s Net Capital Appreciation or Net Capital Depreciation for each Allocation Period is allocated among the Members and to their capital accounts without regard to the amount of income or loss recognized by the Fund for U.S. federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit recognized by the Fund for each taxable year generally are to be allocated for U.S. federal income tax purposes among the Members pursuant to the Regulations, based upon amounts of the Fund’s Net Capital Appreciation or Net Capital Depreciation allocated to each Member’s capital account for the current and prior taxable years.

Under the LLC Agreement, the Fund has the discretion to allocate specially an amount of the Fund’s capital gain or loss (including short-term capital gain or loss) and ordinary income or loss for U.S. federal income tax purposes to a withdrawing Member to the extent that the Member’s capital account exceeds its U.S. federal income tax basis in its Interest, or such Member’s U.S. federal income tax basis in its Interest exceeds its capital account. No assurance can be given that, if the Fund makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the amount of income or loss allocated to particular Members for U.S. federal income tax purposes may be increased or reduced or the character of such income or loss may be modified.

Allocations of gain, income or loss for U.S. federal income tax purposes may be adjusted at any time by the Fund to the extent the Fund determines in good faith that such adjustments (1) would more equitably reflect the economic allocations or (2) would otherwise be in the overall best interests of the Members.

Tax Elections; Tax Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 of the Code. Under the LLC Agreement, the Fund, in its sole discretion, may make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement this election, the Fund currently does not intend to make this election.

However, the Fund may be required to make the basis adjustments described above if either (i) in the case of a transfer of an interest in the Fund or upon the death of a Member, the Fund’s adjusted tax basis in the Fund’s property immediately after such transfer exceeds its fair market value by more than $250,000 (i.e., a “substantial built-in loss”) or (ii) in the case of a liquidating distribution by the Fund, the downward adjustment to the basis of the Fund’s assets would exceed $250,000 had a Section 754 election been in effect (i.e., “substantial basis reduction”).

The Fund decides how to report the partnership items on its tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund’s items have been reported. In the event that the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund’s income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Members. Audit changes made to the Fund’s returns would result in corresponding changes to Members’ returns. An audit of the Fund could lead to an audit of the Members. Such audits could result in the determination of tax deficiencies with respect to the Members unrelated to the Fund.

The Investment Manager will be the Fund’s “Tax Matters Partner” and in that capacity will have the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members’ tax liabilities with respect to Fund items.

Tax Consequences of Distributions and Withdrawals

Cash Distributions and Withdrawals. A Member receiving a cash distribution from the Fund in connection with a complete or partial withdrawal from the Fund, including a repurchase of the Member’s Interest, generally will recognize capital gain to the extent of the excess, if any, of the proceeds received by the Member over the Member’s adjusted tax basis in its Interest. The capital gain will be short-term or long-term, depending upon the Member’s holding period for its Interest. A Member who completely or partially withdraws from the Fund will, however, recognize ordinary income to the extent the Member’s allocable share of the Fund’s “unrealized receivables” exceeds the Member’s basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member’s tax basis in its Interest will be reduced (but not below zero) by the amount of a cash distribution. A Member will recognize a loss only as a result of a cash distribution in connection with a complete withdrawal from the Fund, including a repurchase of the Member’s Interest, and then only if the Member’s adjusted tax basis in its Interest exceeds the amount of the distribution.

The Fund may specially allocate items of Fund capital gain (including short-term capital gain) or ordinary income to a withdrawing Member to the extent the Member’s capital account would otherwise exceed the Member’s adjusted tax basis in its Interest. The special allocation may result in the withdrawing Member’s recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Member receives its liquidating distribution upon withdrawal.

Distributions of Property. A Member’s receipt of a distribution of property from the Fund is generally not taxable, except that a distribution consisting of “marketable securities” generally is recharacterized as a distribution of cash (rather than property) unless the Fund is an “investment partnership” and the Member is an “eligible partner” within the meaning of the Code. The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” If the Fund so qualifies, and if a Member is an “eligible partner,” which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Members are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

Tax Treatment of Fund Investments

In General. The Fund expects that it and the Investment Funds will act as traders or investors, and not as dealers, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Fund’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in an Investment Fund.

Gains and losses realized by a trader or an investor on the sale of securities generally are capital gains and losses. The Fund thus expects that its gains and losses from its securities transactions (directly or through the Investment Funds) generally will be capital gains and losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or an Investment Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as “Section 1256 Contracts,” which are described below. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to certain other transactions may serve to alter the manner in which the Fund’s or an Investment Fund’s holding period for a security is determined or may otherwise affect the characterization as short-term or long-term (including the conversion of long-term capital gain to short-term capital gain), and also the timing of the recognition, of certain gains or losses (including the deferral of certain losses). Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or an Investment Fund.

Constructive Ownership Transactions. The Fund or an Investment Fund may acquire a derivative position with respect to underlying investment funds, which may be treated as constructive ownership of such funds. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and substantially contemporaneous maturity dates. If the Fund or an Investment Fund has long-term capital gain from a “constructive ownership transaction,” the amount of the gain that may be treated as long-term capital gain by the Fund or an Investment Fund is limited to the amount that the Fund or the Investment Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge (at the rate applicable to the underpayments of tax) would be imposed on tax liability treated as having been deferred with respect to any amount recharacterized as ordinary income for each year that the constructive ownership transaction was open.

Original Issue Discount, Market Discount, Partnership Interests and Swaps. The Fund or an Investment Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. Certain dividends received by the Fund or an Investment Fund may be eligible, in the case of non-corporate Members, for taxation at long-term capital gain rates. The Fund or an Investment Fund may hold debt obligations with “original issue discount,” in which case the Fund or the Investment Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or an Investment Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Fund or an Investment Fund. In addition, the Fund may realize ordinary income or loss with respect to its or an Investment Fund’s investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or an Investment Fund in connection with equity swaps, interest rate swaps, and other notional principal contracts not entered into as part of a trade or business likely would be considered “miscellaneous itemized deductions” which, for a non-corporate Member, may be subject to restrictions on their deductibility.

Conversion Transactions. Gain recognized by the Fund or an Investment Fund from certain “conversion transactions” will be treated as ordinary income. In such a transaction, substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally, any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in Regulations.

Currency Transactions. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Fund’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund collects the receivables or pays the liabilities may be treated as ordinary income or loss.

The Fund or an Investment Fund may enter into non-U.S. currency forward contracts or non-U.S. currency futures contracts or acquire put and call options on non-U.S. currencies. If the Fund or an Investment Fund acquires non-U.S. currency futures contracts or option contracts (not including those that are Section 1256 Contracts unless the Fund or the Investment Fund elects otherwise), or any non-U.S. currency forward contracts, however, any gain or loss realized by the Fund with respect to such contracts will be ordinary, unless (1) the contract is a capital asset in the hands of the Fund or the Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

Options Contracts. Gain or loss realized by the Fund or an Investment Fund from a closing transaction with respect to call and put options written by the Fund or the Investment Fund, or gain from the lapse of such options, generally will be treated as short-term capital gain or loss. Gain or loss realized by the Fund or an Investment Fund from the call and put options purchased by the Fund or the Investment Fund (other than options that are Section 1256 Contracts, as discussed below), as well as any loss attributable to the lapse of such options, generally will be treated as capital gain or loss. Such capital gain or loss generally will be long-term or short-term depending upon whether the Fund or the Investment Fund held the particular option for more than one year.

Section 1256 Contracts. The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options. Section 1256 Contracts held by the Fund or an Investment Fund at the end of a taxable year of the Fund or an Investment Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s or an Investment Fund’s obligations under such contracts), must be taken into account by the Fund or the Investment Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless an election described under “Currency Transactions” above is made. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

A “securities futures contract” is not treated as a Section 1256 Contract, except when it meets the definition of a “dealer securities futures contract.” A “securities futures contract” is any security future as defined in Section 3(a)(55)(A) of the Exchange Act, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a “dealer securities futures contract”) is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

Any “dealer securities futures contract” is treated as a Section 1256 Contract. A “dealer securities futures contract” is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in such contracts or options and (2) is traded on a qualified board or exchange. Any gains or losses with respect to dealer securities futures contracts allocable to Members are treated as short-term capital gains or losses. It is not expected, however, that the Fund or an Investment Fund would be considered a dealer for these purposes.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain Regulations, the Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for U.S. federal income tax purposes. The application of the Regulations’ mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or an Investment Fund will be accepted by the IRS.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s or an Investment Fund’s hands. Except with respect to certain situations in which the property used to close a short sale has a long-term capital gain holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund or an Investment Fund for more than one year. In addition, the holding period of “substantially identical property” held by the Fund or an Investment Fund may be suspended.

Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If, however, a short sale is subject to the constructive sale rules, as described below, the Fund or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale position were closed on that date.

Constructive Sales. If the Fund or an Investment Fund enters into a short sale of, or a futures, or forward contract to deliver, or an offsetting notional principal contract with respect to, appreciated positions in stock or certain debt obligations or partnership interests, the Fund or the Investment Fund may be taxed as if the appreciated position were sold at its fair market value on the date the Investment Fund entered into such position.

Similar rules would apply if the Fund or an Investment Fund has entered into a position that is a short sale, offsetting notional principal contract, or a futures or forward contract with respect to property, the position has appreciated in value, and the Fund or the Investment Fund acquires the same or substantially identical property. In such event, the Fund or the Investment Fund would be taxed as if the appreciated position were sold at its fair market value on the date of such acquisition. The consequences with respect to any other open appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale. Transactions that are identified as hedging or straddle transactions under other provisions of the Code may be subject to the constructive sale rules.

Effect of Straddle Rules on Members’ Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Member and its indirect interest in similar securities held by the Fund or an Investment Fund as “straddles” for U.S. federal income tax purposes. The application of the “straddle” rules in such a case could affect a Member’s holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Members information regarding the securities positions of the Fund or the Investment Funds that would permit a Member to determine whether the Member’s positions in securities held outside the Fund and the Member’s indirect positions in securities held by the Fund or the Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

Mark-to-Market Election. If the Fund or an Investment Fund is considered to be a trader in securities, the Fund or the Investment Fund will be permitted to elect to “mark to market” its positions in such securities, except to the extent to which, in general, such securities have no connection to the trading activities of the Fund or the Investment Fund, as the case may be, and the Fund or the Investment Fund clearly identifies such securities as being held for investment. If the mark-to-market method is elected, the Fund or an Investment Fund generally would be required to recognize gain or loss on any security held in connection with its activities as a trader at the close of a taxable year, such gain or loss would be determined as if such security were sold at its fair market value on the last business day of the taxable year, and such gain or loss (both from actual sales and from marking-to-market) would be taken into account by the Fund as ordinary income or loss for the taxable year. The Fund has not made this election and does not presently intend to do so. It is possible, however, that one or more Investment Funds have made, or will make, the mark-to-market election with respect to their securities positions.

Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of non-corporate taxpayers to deduct “investment interest,” which, in general, is interest on indebtedness that is properly allocable to property held for investment (including any amount allowable as a deduction in connection with personal property used in a short sale). Investment interest is deductible in the current year only to the extent of the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain or dividend taxable at long-term capital gain rates is excluded from net investment income unless the taxpayer elects to pay tax on such gain or dividend at ordinary income tax rates.

The Fund’s or an Investment Fund’s activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member’s share of the interest and short sale expenses attributable to the Fund’s or the Investment Funds’ activities. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources, including the Fund. A Member that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

Deductibility of Fund Investment Expenditures by Non-corporate Members. Investment expenses of an individual, trust, or estate (including the fees paid to the Adviser for its management) are deductible only to the extent they exceed 2% of adjusted gross income. In addition, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year or (ii) 3% of the excess of the individual’s adjusted gross income over an inflation adjusted amount published by the IRS (which is $254,200 for an unmarried individual and $305,050 for married individuals filing jointly in 2014 (or $152,525 for a separate return filed by a married individual)). Finally, previous budget proposals have included provisions that would further limit the use of itemized deductions in the case of taxpayers earning over certain threshold amounts.

Under certain Regulations, the limitations on deductibility should not apply to a non-corporate Member’s share of the trade or business expenses of the Fund. These limitations will apply, however, to a non-corporate Member’s share of the investment expenses of the Fund (including the Management Fee, the Administration Fee and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund). The Fund intends to treat its expenses attributable to an Investment Fund that the Fund determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with such treatment.

The consequences of the Code’s limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, non-corporate Members should consult their tax advisors with respect to the application of these limitations to their situation.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Regulations, items of “portfolio income” (i.e., generally, items of income attributable to property held for investment) are excluded from the passive activity income. In addition, trading in personal property of a type that is “actively traded” will not be treated as a passive activity for purposes of the passive loss rules. In the case of individuals, personal service corporations or certain closely held corporations, a Member’s distributive share of items of income, gain, deduction, or loss from the Fund attributable to the Fund’s or the Investment Funds’ trading of such property or portfolio income will generally not be treated as passive activity income or loss, and Fund items of portfolio income and income or gains attributable to such property and allocable to such Members will not be available to offset the Members’ passive losses from sources outside the Fund. Income or loss attributable to property that is not actively traded, however, may constitute passive activity income or loss. In this regard, certain of the assets which the Fund or the Investment Funds may trade, may not be considered actively traded for these purposes. In addition, income or loss attributable to the Fund’s investment in an Investment Fund engaged in a non-securities trade or business may also constitute passive activity income or loss.

Passive Foreign Investment Companies. The Fund may invest in the stock of foreign corporations most of whose income consists of dividends, interest, gains, or other passive income or most of whose assets produce passive income. Such a foreign corporation may be a passive foreign investment company (a “PFIC”). Generally, as long as no more than 50% of the shares of a foreign corporation, by vote and by value, is directly, indirectly, or constructively owned by five or fewer U.S. persons or certain persons related to U.S. persons, a direct or indirect shareholder in such a foreign corporation should not be subject to the controlled foreign corporation (“CFC”) provisions of the Code. There can be no assurance that ownership by U.S. persons of such foreign corporations in which the Fund invests will not exceed 50%. Accordingly, a prospective Fund investor is urged to consult its own tax adviser with respect to the CFC rules.

A U.S. person who is a direct or indirect shareholder of a PFIC generally would be subject to tax on any gain recognized upon the disposition of, or upon receipt of certain “excess distributions” with respect to, its shares in a PFIC, plus an interest charge (at the rate applicable to tax underpayments) on the tax liability treated as having been deferred. Such tax would be imposed at the highest rate of tax applicable to ordinary income (without taking into account deductions or losses from other sources) with respect to such gain that is ratably allocated to taxable years preceding the year of disposition. Any gain allocable to the taxable year of disposition would be included as ordinary income (potentially offset by deductions or losses from other sources) without an interest charge. Similar rules would apply to any distribution received by such U.S. person from a PFIC to the extent aggregate distributions during a taxable year exceed 125 percent of the average distributions made by the PFIC in the three preceding taxable years. The portion of an actual distribution that is not an “excess distribution” would be treated as a dividend to the extent of the PFIC’s earnings and profits.

Alternatively, the Code provides rules for PFICs with respect to which a “qualified electing fund” (“QEF”) election is made by a U.S. shareholder. A shareholder making a QEF election would be required to include currently in gross income the shareholder’s pro rata share of the earnings and profits of the PFIC, whether or not distributed. Amounts included in income under a QEF election would be treated as long-term capital gain to the extent of the PFIC’s net capital gain, and the balance as ordinary income. Losses, however, would not pass through currently to the shareholder. If a QEF election were made effective from the date the shareholder first holds its shares, gain on the disposition of the shares (including by redemption or liquidation) would be eligible for treatment as capital gain and the interest charge rules would not apply.

The Fund may make a QEF election with respect to a PFIC, effective from the date when the Fund first owned stock in the PFIC, either directly or through a non-U.S. Investment Fund. A QEF election for a PFIC held by the Fund through a U.S. Investment Fund can be made only by that Investment Fund. A Member cannot make this election for PFIC stock held by the Fund or an Investment Fund. Moreover, the Fund or an Investment Fund will be able to make a QEF election only if a PFIC agrees to provide it with certain information. In general, the Fund does not intend to invest in a PFIC unless the PFIC agrees to provide the necessary information to enable the Fund to make a QEF election with respect to that PFIC.

Non-U.S. Taxes

Certain dividends and interest directly or indirectly received by the Fund from sources outside the United States may be subject to non-U.S. withholding taxes. In addition, the Fund or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent it purchases and sells securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund’s or an Investment Fund’s assets to be invested in various countries is not known at this time and is expected to vary.

The Members will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or an Investment Fund that they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Member will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

The Fund is not designed for entities exempt from U.S. federal income tax. Organizations that are otherwise exempt from U.S. federal income tax are nonetheless subject to taxation with respect to their “unrelated business taxable income” (“UBTI”). UBTI generally includes income or gain derived (either directly or through pass-through entities) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI also includes “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Income that would otherwise be tax-exempt passive investment income may be taxable as unrelated debt-financed income.

The Fund may incur “acquisition indebtedness” with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving “acquisition indebtedness” and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the taxable year.

To the extent the Fund recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The calculation of the Fund’s “unrelated debt-financed income” will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Investment Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Member that is an exempt organization. An exempt organization’s share of the income or gains of the Fund that is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

To the extent that the Fund generates UBTI, the applicable U.S. federal income tax rate for an exempt Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Member. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will report to a Member that is an exempt organization information as to the portion of its income and gains from the Fund for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Fund is highly complex, and for that reason, no assurance can be given that the Fund’s calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund’s income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Fund generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will be subject to a 100% excise tax on any UBTI allocated to it. In view of this excise tax on UBTI, the Fund is not a suitable investment for a charitable remainder trust. A title-holding corporation or trust will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

Certain Matters Relating to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to U.S. federal excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation’s investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that an Interest is a nonfunctionally related asset could cause cash flow problems for a prospective Member that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

In some instances, an investment in the Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. If a private foundation (either directly or together with a “disqualified person”), for example, acquires more than 20% of the capital interests or profits interests in the Fund, the private foundation may be considered to have “excess business holdings.” In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is “passive” within the applicable provisions of the Code and the Regulations. The Fund believes that it will likely meet the 95% gross income test, although the Fund can give no assurance with respect to the matter.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts (“IRAs”) and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund.

Tax Shelter Disclosure Regulations

Certain Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, these Regulations impose a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve “tax shelters.” Consequently, it is possible that such disclosure could be required by any or all of the Fund, an Investment Fund or the Members (1) if the Fund or an Investment Fund incurs a significant foreign currency loss on certain foreign currency transactions or a significant loss with respect to a position that formed part of a straddle (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations); (2) if a Member or the Fund incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Interests or an interest in an Investment Fund, respectively; or (3) possibly in other circumstances. Furthermore, the Fund’s material advisors could be required to maintain a list of persons investing in the Fund pursuant to these Regulations.

Certain State and Local Taxation Matters

Important note: In addition to US federal income taxes, all investors may become subject to state, local and foreign, franchise and other taxes, as well as multiple state tax return filing and/or other compliance requirements, in jurisdictions where the Fund earn income or gains, conducts activities or are deemed to be engaged in business.

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident. The Fund or an Investment Fund may conduct business in a jurisdiction that will impose a tax filing requirement and/or subject to tax a Member’s share of the income derived from that business. A prospective Member should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Member is a resident.

Non-U.S. Members

The Fund must withhold U.S. federal income tax at a rate of 30 percent (or any lower rate provided by an applicable tax treaty) with respect to the distributive share of the Fund’s income of a Member that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust (a “Non-U.S. Member”), if such income consists of certain types of U.S. source income (such as interest (other than “portfolio interest”), dividends and rents) not effectively connected with the conduct by the Fund of a U.S. trade or business. A Non-U.S. Member may elect to treat any such income, if any, that is attributable to U.S. real property as effectively connected with the conduct of a U.S. trade or business, in which case it would be taxable in the same manner as the Non-U.S. Member’s distributive share of the Fund’s effectively connected taxable income (as discussed immediately below).

Generally, if the Fund is (or is treated as) engaged in the conduct of a U.S. trade or business (directly or indirectly through an Investment Fund), a Non-U.S. Member’s distributive share of the Fund’s taxable income effectively connected with such trade or business is subject to U.S. federal income tax on a net basis. In addition, a Non-U.S. Member that is a corporation would generally also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S.

trade or business. The net U.S. federal income tax is generally collected by means of a U.S. federal withholding tax payable quarterly by the Fund at the highest applicable ordinary income tax rate. This tax must be paid without regard to whether the Fund makes actual distributions to Non-U.S. Members. Each Non-U.S. Member generally would be allowed a credit for its distributive share of the withholding tax paid by the Fund against its U.S. federal income tax liability. The Non-U.S. Member would be liable to the extent the actual tax liability were greater than the amount withheld and any excess withholding tax may generally be eligible for a refund.

In addition, gains, if any, allocable to a Non-U.S. Member and attributable to a sale by the Fund or an Investment Fund of a “U.S. real property interest” (“USRPI”) (other than such gains subject to tax under the rules discussed in the immediately preceding paragraph) are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct by the Non-U.S. Member of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a “U.S. real property holding corporation” (i.e., in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USPRIs), as well as an interest in a partnership that holds USRPIs. This withholding tax would also be creditable against a Non-U.S. Member’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund.

A Non-U.S. Member (other than an individual) would be subject to U.S. federal withholding taxes (at a 30% rate) on payments of certain amounts made to the Non-U.S. Member after June 30, 2014 (“withholdable payments”), unless the Non-U.S. Member complies or is deemed compliant with applicable reporting and withholding requirements. Withholdable payments generally will include interest (including original issue discount), dividends, rents, annuities, and other fixed or determinable annual or periodical gains, profits or income, if such payments are derived from U.S. sources, as well as gross proceeds from dispositions of securities that could produce U.S. source interest or dividends. Income which is effectively connected with the conduct of a U.S. trade or business is not, however, included in this definition. To avoid the withholding tax, unless deemed compliant, the Non-U.S. Member would be required to identify and disclose certain identifying and financial information about certain U.S. account holders or investors, and in certain circumstances may be required to withhold tax (at a 30% rate) on withholdable payments and related payments made to any account holder or investor which fails to furnish the requested information.

Non-U.S. Members should consult their own tax advisers as to the tax consequences to them of an investment in the Fund, including the possible application of any treaty provisions, withholding and other taxes and reporting requirements.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on investments in the Fund by “benefit plan investors” (as defined in Section 3(42) of ERISA which include (1) employee benefit plans (as defined in Section 3(3) of ERISA), subject to Title 1 ERISA, (2) plans described in Section 4975(e)(1) of the Code and subject to Section 4975 of the Code and (3) entities whose underlying assets include plan assets by reason of an investment in the entity by such employee benefit plans or plans (collectively “Plans”).

In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a fiduciary of a Plan that is subject to ERISA (an “ERISA Plan”) should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of the Plan’s overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions between an ERISA Plan or a Plan described in Section 4975(e)(1) of the Code and persons who have certain specified relationships to such Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). Thus, a fiduciary of such a Plan considering an investment in the Fund should also consider whether such an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

Because the Fund will register as an investment company under the 1940 Act, the assets of the Fund would not be considered to be “plan assets” of Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules or the prohibited transaction rules under ERISA and the Code. For that reason, neither the Investment Manager nor any of the Portfolio Managers (including Direct Portfolio Managers) will be fiduciaries with respect to those Plans with respect to the activities of the Fund.

The Fund will require a Plan proposing to invest in the Fund to represent that (1) the Plan, and any fiduciaries responsible for its investments, are aware of and understand the Fund’s investment objective, policies and strategies; (2) the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan; and (3) the fiduciary’s decision to invest in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA or other applicable law.

Certain prospective Plan investors may currently maintain relationships with the Investment Manager or the Portfolio Managers, or with other entities that are affiliated with the Investment Manager or the Portfolio Managers. Each of the Investment Manager, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person with respect to, and/or a fiduciary of, any Plan to which any of them provide investment management, investment advisory or other services. ERISA and the Code prohibit Plan assets to be used in connection with specified transactions involving, or for the benefit of, a party in interest or disqualified person, and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. A fiduciary of a Plan investing in the Fund will be required to represent: (1) that the decision to invest in the Fund was made by it as a fiduciary that is independent of the Investment Manager, the Portfolio Managers and their affiliates; (2) that it is duly authorized to make such investment decision; (3) that it has not relied on any individualized advice or recommendation of the Investment Manager, a Portfolio Manager or their affiliates as a primary basis for the decision to invest in the Fund; and (4) that its investment in the Fund will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or other applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transactions provisions of ERISA or the Code, but may be subject to restrictions under state or local law.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Confidential Private Placement Memorandum, is, of necessity, general and may be affected by future publication of U.S. Department of Labor regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

ADDITIONAL INFORMATION REGARDING THE LLC AGREEMENT

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act. Certain amendments to the LLC Agreement involving capital accounts and allocations to those accounts may not be made without the written consent of any Member adversely affected by the amendments or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (in accordance with any procedures adopted by the Fund) to tender its entire Interest for repurchase by the Fund. In addition, amendments that would modify the provisions of the LLC Agreement regarding the amendment procedures (if material) or the Fund’s indemnification obligations may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

Power of Attorney

In subscribing for an Interest, an investor will appoint the Fund’s officers and directors as its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in an investors’ subscription agreement, is a special power of attorney and is coupled with an interest in favor of the officers and directors and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney. In addition, the power of attorney will survive the transfer by a Member of its Interest, except that when the transferee of the Interest has been approved by the Fund for admission to the Fund as a substitute Member, or upon the withdrawal of a Member from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate (but, in the case of any transfer of a portion of an Interest, with respect to that portion of the Interest only).

REPORTS TO MEMBERS

The Fund will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager’s delay, however, in providing this information could delay the Fund’s preparation of tax information for investors, and Members that are U.S. taxpayers should be prepared to file for an extension on the time to file their tax returns. The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Fund’s operations during each quarter as well as monthly updates. The Fund anticipates providing portfolio holdings disclosure to all investors on a periodic basis. From time to time, the Investment Manager may notify all investors of its then current expectations with respect to the future returns of the Fund’s investment portfolio. Certain additional information regarding the Fund’s operations may be available to any Member from time to time on written request.

TERM, DISSOLUTION AND LIQUIDATION

The Fund will be dissolved upon, among other things, the affirmative vote to dissolve the Fund by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Members holding at least 80% of the total number of votes eligible to be cast by all Members. The Fund may also be dissolved at the election of, or upon the withdrawal of, the Managing Member, unless there is another managing member, or a successor managing member is elected as provided under the terms of the LLC Agreement.

Upon the occurrence of any event of dissolution, the Managing Member, acting as liquidator (or if the Managing Member is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the Fund) is charged with winding up the affairs of the Fund and liquidating its assets. Net gains or net losses during the Allocation Period or Periods including the period of liquidation will be allocated as described above under the caption “Capital Accounts and Allocations – Allocation of Gains and Losses.”

Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Members, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.

PRINCIPAL HOLDERS OF FUND INTERESTS

For information on principal holders of Fund Interests, see Appendix A under the heading “Principal Holders of Fund Interests.”

FISCAL YEAR; TAXABLE YEAR

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31. For tax purposes, the Fund’s taxable year will be the 12-month period ending December 31 of each year.

ACCOUNTANTS AND LEGAL COUNSEL

The Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent public accountants of the Fund. PwC’s principal business address is located at 300 Madison Avenue, New York, New York 10017. Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, serves as legal counsel to the Fund and the Investment Manager. The Fund’s accountants and legal counsel may, subject to applicable law, be replaced at any time by a majority of the Board of Directors.

FINANCIAL STATEMENTS

The Fund’s financial statements and financial highlights for the fiscal year ended March 31, 2017, and report of the independent registered public accounting firm, are included in the Fund’s annual report and are incorporated by reference in this Confidential Private Placement Memorandum. Total operating expenses as shown in the Confidential Private Placement Memorandum fee table may differ from the ratios of expenses to net assets in the financial highlights because total annual operating expenses as shown in the Confidential Private Placement Memorandum fee table include any acquired fund (Investment Fund) fees and expenses, and the ratios of expenses in the financial highlights do not.

INQUIRIES

Inquiries concerning the Fund and Interests (including information concerning subscription and repurchase procedures) should be directed to:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

270 Park Avenue

New York, New York 10017

(800) 480-4111

APPENDIX A: ADDITIONAL DISCLOSURES

Portfolio Turnover Rate

The Fund’s portfolio turnover rate was 26.94% for fiscal years ended March 31, 2017.

Directors

The names of the Directors of the Fund, together with information regarding their year of birth, the year each Director became a Board member of the Fund, the year each Director first became a Board member of any of the heritage J.P. Morgan Funds or heritage One Group Mutual Funds, principal occupations and other board memberships, including those in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Directors is 270 Park Avenue, New York, NY 10017.

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Other Directorships Held During the Past 5 Years
Independent Directors

John F. Finn (1947); Director since 2010; Trustee of heritage One Group Mutual Funds since 1998.	Chairman (1985-present), Chief Executive Officer, Gardner, Inc. (supply chain management company serving industrial and consumer markets) (1974–present).	150	Director, Greif, Inc. (GEF) (industrial package products and services) (2007-present); Trustee, Columbus Association for the Performing Arts (1988–present); Director, Cardinal Health, Inc (CAH) (1994–2014).

Dr. Matthew Goldstein (1941); Chairman since 2013; Director since 2010; Trustee of heritage J.P. Morgan Funds since 2003.	Chancellor Emeritus, City University of New York (2015–present); Professor, City University of New York (2013–present); Chancellor, City University of New York (1999–2013); President, Adelphi University (New York) (1998–1999).	150	Trustee, Museum of Jewish Heritage (2011–present); Trustee, National Museum of Mathematics (present); Chair, Association of College and University Administrators (present).

Dennis P. Harrington (1950); Director since 2017.	Retired; Partner, Deloitte LLP (1984–2012).	149	None.

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Other Directorships Held During the Past 5 Years
Frankie D. Hughes (1952); Director since 2010.	President, Ashland Hughes Properties (property management) (2014–present); President and Chief Investment Officer, Hughes Capital Management, Inc. (fixed income asset management) (1993-2014).	150	Trustee, The Victory Portfolios (2000-2008) (investment companies).

Raymond Kanner (1953); Trustee of Trusts since 2017.	Retired; Managing Director & Chief Investment Officer, IBM Retirement Funds (2007-2016).	149	Director, Emerging Markets Growth Fund (1997-2016); Acting Executive Director, Committee on Investment of Employee Benefit Assets (CIEBA), 2016-17; Advisory Board Member, Betterment for Business (2016-present) (robo advisor); Advisory Board Member, Blue Star Indexes (2013-present) (index creator); Member, Russell Index Client Advisory Board (2001-2015).

Peter C. Marshall (1942); Director since 2010; Trustee of heritage One Group Mutual Funds since 1985.	Self-employed business consultant (2002–present).	150	None.

Mary E. Martinez (1960); Director of Trusts since 2013.	Associate, Special Properties, a Christie’s International Real Estate Affiliate (2010–present); Managing Director, Bank of America (Asset Management) (2007–2008); Chief Operating Officer, U.S. Trust Asset Management; U.S. Trust Company (asset management) (2003–2007); President, Excelsior Funds (registered investment companies) (2004–2005).	150	None.

Marilyn McCoy* (1948); Director since 2010; Trustee of heritage One Group Mutual Funds since 1999.	Vice President of Administration and Planning, Northwestern University (1985–present).	150	None.

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Other Directorships Held During the Past 5 Years
Mitchell M. Merin (1953); Director of Trusts since 2013.	Retired; President and Chief Operating Officer, Morgan Stanley Investment Management, Member Morgan Stanley & Co. Management Committee (registered investment adviser) (1985–2005).	150	Director, Sun Life Financial (SLF) (2007–2013) (financial services and insurance).

Dr. Robert A. Oden, Jr. (1946); Director since 2010; Trustee of heritage One Group Mutual Funds since 1997.	Retired; President, Carleton College (2002–2010); President, Kenyon College (1995–2002).	150	Chairman, Dartmouth-Hitchcock Medical Center (2011–present); Trustee, American Schools of Oriental Research (2011–present); Trustee, American University in Cairo (1999–2014); Trustee, American Museum of Fly Fishing (2013–present).

Marian U. Pardo** (1946); Director of Trusts since 2013.	Managing Director and Founder, Virtual Capital Management LLC (Investment Consulting) (2007–present); Managing Director, Credit Suisse Asset Management (portfolio manager) (2003–2006).	150	Member, Board of Governors, Columbus Citizens Foundation (not-for-profit supporting philanthropic and cultural programs) (2006–present).

Frederick W. Ruebeck (1939); Director since 2010; Trustee of heritage One Group Mutual Funds since 1994.	Consultant (2000-present); Advisor, JP Greene & Associates, LLC (broker-dealer) (2000–2009); Chief Investment Officer, Wabash College (2004–2015); Director of Investments, Eli Lilly and Company (pharmaceuticals) (1988–1999).	150	Trustee, Wabash College (2000–present).

James J. Schonbachler (1943); Director since 2010; Trustee of heritage J.P. Morgan Funds since 2001.	Retired; Managing Director of Bankers Trust Company (financial services) (1968–1998).	150	None.

(1)   A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The J.P. Morgan Funds Complex for which the Board of Directors serves currently includes twelve registered investment companies (150 Funds).

*	Two members of the Board of Trustees of Northwestern University are executive officers of registered investment advisers (not affiliated with JPMorgan) that are under common control with sub-advisers to certain J.P. Morgan Funds.

**	In connection with prior employment with JPMorgan Chase, Ms. Pardo was the recipient of non-qualified pension plan payments from JPMorgan Chase in the amount of approximately $2,055 per month, which she irrevocably waived effective January 1, 2013, and deferred compensation payments from JPMorgan Chase in the amount of approximately $7,294 per year, which ended in January 2013. In addition, Ms. Pardo receives payments from a fully funded qualified plan, which is not an obligation of JPMorgan Chase.

The Directors serve for an indefinite term, subject to the Fund’s current retirement policy, which is age 78 for all Directors. The Board of Directors decides upon general policies and is responsible for overseeing the business affairs of the Fund.

Qualifications of Directors

The Governance Committee and the Board considered the commitment that each Director has demonstrated in serving on the Board of the J.P. Morgan Funds including the significant time each Director has devoted to preparing for meetings and the active engagement and participation of each Director at Board meetings. The Governance Committee and the Board also considered the character of each Director noting that each Director is committed to executing his or her duties as a director with diligence, honesty and integrity. The Governance Committee and the Board also considered the contributions that each Director has made to the Board of the J.P. Morgan Funds in terms of experience, leadership, independence and the ability to work effectively and collaboratively with other Board members.

The Governance Committee also considered the significant and relevant experience and knowledge that each Director has with respect to registered investment companies and asset management. The Governance Committee and the Board noted the additional experience that each of the Directors has gained with respect to registered investment companies as a result of his or her service on the J.P. Morgan Funds Board. The J.P. Morgan Funds overseen by the J.P. Morgan Funds Board represent almost every asset class including (1) fixed income funds including traditional bond funds, municipal bond funds, high yield funds, government funds, and emerging markets debt funds, (2) money market funds, (3) international, emerging markets and country/region funds, (4) equity funds including small, mid and large capitalization funds and value and growth funds, (5) index funds, (6) funds of funds, including target date funds, and (7) specialty funds including market neutral funds, long/short funds and funds that invest in real estate securities and commodity-related securities and derivatives. The Governance Committee and the Board also considered the experience that each Director had with respect to reviewing agreements with the Fund’s service providers in connection with their broader service to the J.P. Morgan Funds including the Funds’ Investment Manager, Sub-Advisor, custodian, fund accountant and securities lending agents.

The Governance Committee and the Board also considered the experience and contribution of each Director in the context of the Board’s leadership and committee structure. The J.P. Morgan Funds Board has six committees including the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Money Market and Alternative Products Committee, and a Fixed Income Committee. Different members of the J.P. Morgan Funds Board serve on these three investment committees with respect to each asset type thereby allowing the J.P. Morgan Funds Board to effectively evaluate information for the J.P. Morgan Funds in the complex in a focused, disciplined manner.

The Governance Committee also considered the operational efficiencies achieved by having a single Board for all of the registered investment companies overseen by the Investment Management and its affiliates as well as the extensive experience of certain Directors in serving on Boards for registered investment companies advised by subsidiaries or affiliates of JPMorgan Chase & Co. and/or Bank One Corporation (known as “heritage J.P. Morgan Funds” or “heritage One Group Mutual Funds”).

In reaching its conclusion that each Director should serve as a Director of the Fund, the Board also considered the following additional specific qualifications, contributions and experience of the following Directors:

John F. Finn. Mr. Finn has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1998. Until February 2013, Mr. Finn served on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, Mr. Finn has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Finn currently serves as the Chairman of the Equity Committee and a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Directors, periodic review of the compensation payable to the Directors, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Directors, oversight of regulatory issues or deficiencies affecting the Fund and oversight and review of matters with respect to service providers to the Fund. In addition, until June 2014, Mr. Finn was also the head of the Strategic Planning Working Group, comprised of independent Directors. The Strategic Planning Working Group worked with the administrator to the Fund on initiatives related to efficiency and effectiveness of Board materials and meetings.

Dr. Matthew Goldstein. Dr. Goldstein has served as the Chairman of the J.P. Morgan Funds Board since January 2013 and on the J.P. Morgan Funds Board since 2005. Dr. Goldstein was a member of the heritage J.P. Morgan Funds Board since 2003. Dr. Goldstein serves as the Chairman of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Directors, periodic review of the compensation payable to the Directors, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Directors, oversight of regulatory issues or deficiencies affecting the Fund and oversight and review of matters with respect to service providers to the Fund.

Dennis P. Harrington. Mr. Harrington joined the J.P. Morgan Funds Board effective January 1, 2017. Mr. Harrington retired after a 40-year career in public accounting with Deloitte LLP, including service as the Global Lead Client Service Partner for major financial service company clients. Mr. Harrington has extensive experience servicing banking, securities, asset management and insurance clients, including serving as audit and engagement partner on mutual fund audits. Through his service to financial services clients, Mr. Harrington has developed a broad range of knowledge and experience on accounting and governance issues affecting financial services companies, asset managers and investment companies, including complex accounting, valuation, corporate governance matters; risk assessment and risk oversight issues; knowledge of information systems, financial information and reporting, and operational matters; regulatory and compliance matters; and mergers and acquisitions in the financial services industry. Mr. Harrington serves as a member of the Equity Committee and the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, he has participated in the appointment of the Funds’ independent accountants, the oversight of the performance of the Funds’ audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Funds’ securities by the Advisers, overseeing the quality and objectivity of the Funds’ independent audit and the financial statements of the Funds, and acting as a liaison between the Funds’ independent registered public accounting firm and the full Board.

Two family members of Mr. Harrington are partner and managing director, respectively, of the Funds’ independent registered public accounting firm. Such firm has represented to the Board that those family members are not involved in the audit of the Funds’ financial statements and do not provide other services to the Funds. The Board has concluded that such association does not interfere with Mr. Harrington’s exercise of independent judgment as an Independent Trustee.

Frankie D. Hughes. Ms. Hughes has served on the J.P. Morgan Funds Board since 2008. Until February 2013, Ms. Hughes was a member of the Fixed Income Sub-Committee. Until January 2016, Ms. Hughes was a member of the Compliance Committee. As a member of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Ms. Hughes is a member of the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, she has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Ms. Hughes also serves as a member of the Fixed Income Committee.

Raymond Kanner. Mr. Kanner joined the J.P. Morgan Funds Board effective April 7, 2017. Mr. Kanner started his career with IBM in 1978, joined IBM’s Credit Corporation in 1985 and moved to the Retirement Funds in 1993, initially overseeing IBM’s Saving Plan. He assumed responsibility for non-US equities in 1995, and became Director of Global Equities in 1998. From 2007 to his retirement in 2016, Mr. Kanner served as the Chief Investment Officer for IBM Retirement Funds, overseeing approximately $150 billion of IBM pension and savings funds worldwide. During his career at IBM, Mr. Kanner gained experience overseeing substantial investments in the treasury, mortgage and credit markets as well as equities. Since his retirement, he has served as the Acting Executive Director of the Committee on Investment of Employee Benefit Assets (CIEBA), an industry association of corporate pension officers overseeing $2 trillion in defined benefit and defined contribution plan assets. He previously served as a director of a multi-billion dollar emerging markets equity fund. He currently serves as an advisory board member to Betterment for Business, a robo-advisor, and Blue Star Indexes, which creates specialized indexes for the Israeli capital markets. Mr. Kanner serves as a member of the Compliance Committee and the Money Market and Alternative Products Committee.

A family member of Mr. Kanner is employed by JPMorgan Chase Bank, which is affiliated with JPMIM and JPMDS. In that capacity, this employee provides services to various JPMorgan affiliates including JPMIM and JPMDS and for which JPMIM and JPMDS bear some portion of the expense thereof.

Peter C. Marshall. Mr. Marshall has served on the J.P. Morgan Funds Board since 2005. Mr. Marshall was also the Chairman of the heritage One Group Mutual Funds Board, serving as a member of such Board since 1985. Mr. Marshall was also an Audit Committee Financial Expert for the heritage One Group Mutual Funds. Until January 2016, Mr. Marshall served as a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Directors, periodic review of the compensation payable to the Directors, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Directors, oversight of regulatory issues or deficiencies affecting the Fund and oversight and review of matters with respect to service providers to the Fund. Mr. Marshall is a member of the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, he has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Marshall also served as Chair of the Money Market and Alternative Products Committee. Effective January 1, 2017, Mr. Marshall is the Director of Education and Strategic Initiatives for the Board, which involves overseeing educational and training matters for the Board, coordination of investment committees, oversight of the Board’s independent performance consultant and other matters.

Mary E. Martinez. Ms. Martinez has served on the J.P. Morgan Funds Board since January 2013 and is a co-Chair of the Money Market and Alternative Products Committee. In addition to the experience that Ms. Martinez has gained through her service on the J.P. Morgan Funds Board, Ms. Martinez is a senior financial services executive with over 25 years of experience in asset management, wealth management and private banking services. She has extensive experience with respect to registered investment companies and asset management products as a result of serving as president to other registered investment companies and as a chief operating officer of an asset management firm with responsibility for product development, management, infrastructure and operating oversight, including experience with respect to: (1) diversified product offerings including fundamental, quantitative, traditional and alternative asset classes; (2) asset and portfolio management analytics; (3) risk management and governance; and (4) regulatory and financial reporting. Ms. Martinez also serves on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, she has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board.

Marilyn McCoy. Ms. McCoy has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1999. Ms. McCoy is the Chairman of the Compliance Committee. As Chair of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Ms. McCoy also serves as a member of the Equity Committee.

Mitchell M. Merin. Mr. Merin has served on the J.P. Morgan Funds Board since January 2013 and is the Chair of the Fixed Income Committee. In addition to the experience that Mr. Merin has gained through his service on the J.P. Morgan Funds Board, Mr. Merin has been in the securities and asset management business for over 25 years and has served as both a board member and president of other registered investment companies and has extensive experience with respect to (1) taxable fixed income products and derivatives; (2) investment oversight; and (3) board governance of registered investment companies and other public companies. Mr. Merin has held leadership positions within the investment company industry including serving as a member of the Executive Committee of the Board of Governors of the Investment Company Institute and the Chair of the Fixed Income Securities and Investment Company Committees of NASDR. Until January 2016, Mr. Merin also served on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, he has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Merin also serves on the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Directors, periodic review of the compensation payable to the Directors, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Directors, oversight of regulatory issues or deficiencies affecting the Fund and oversight and review of matters with respect to service providers to the Fund.

Dr. Robert A. Oden Jr. Dr. Oden has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1997. Until February 2013, Dr. Oden was a member of the Compliance Committee. As a member of the Compliance Committee, he has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the

Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Dr. Oden currently serves as a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Directors, periodic review of the compensation payable to the Directors, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Directors, oversight of regulatory issues or deficiencies affecting the Fund and oversight and review of matters with respect to service providers to the Fund. Dr. Oden also serves as a member of the Fixed Income Committee.

Marian U. Pardo. Ms. Pardo has served on the J.P. Morgan Funds Board since February 2013 and is a co-Chair of the Money Market and Alternative Products Committee. In addition to the experience that Ms. Pardo has gained through her service on the J.P. Morgan Funds Board, Ms. Pardo has been in the financial services industry since 1968, with experience in banking, lending, and investment management, and has specific experience with respect to (1) portfolio management, (2) the J.P. Morgan Funds’ investment advisory business, and (3) banking and investment management. She served as a portfolio manager for equity funds across the capitalization spectrum including, prior to 2002, small cap US equity funds advised by the Investment Manager. Ms. Pardo is also a member of the Compliance Committee. As a member of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents.

Frederick W. Ruebeck. Mr. Ruebeck has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1994. Until January 2016, Mr. Ruebeck served on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, Mr. Ruebeck has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Ruebeck serves as a member of the Compliance Committee. As a member of the Compliance Committee, he has participated in the oversight of the J.P. Morgan Funds’ compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the J.P. Morgan Funds’ Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Mr. Ruebeck also serves as a member of the Money Market and Alternative Products Committee.

James J. Schonbachler. Mr. Schonbachler has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage J.P. Morgan Funds Board since 2001. Mr. Schonbachler serves as Chairman of the Audit and Valuation Committee. In connection with his duties to the Audit and Valuation Committee, Mr. Schonbachler has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Schonbachler also serves as a member of the Fixed Income Committee.

Board Leadership Structure and Oversight

The J.P. Morgan Funds Board has structured itself in a manner that allows it to effectively perform its oversight function. The Chairman of the J.P. Morgan Funds Board is an independent Director, which allows him to carry out his leadership duties as Chairman with objectivity.

The J.P. Morgan Funds Board has adopted a committee structure that allows it to effectively perform its oversight function for all of the Fund in the complex. As described under “Qualifications of Directors” and “Standing Committees,” the Board has six committees: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee. The J.P. Morgan Funds Board has determined that the leadership and committee structure is appropriate for the Fund and allows the J.P. Morgan Funds Board to effectively and efficiently evaluate issues that impact the J.P. Morgan Funds as a whole as well as issues that are unique to each Fund.

The J.P. Morgan Funds Board and the Committees take an active role in risk oversight including the risks associated with registered investment companies including investment risk, compliance and valuation. In addition, in connection with its oversight, the J.P. Morgan Funds Board receives regular reports from the Chief Compliance Officer (“CCO”), the Investment Manager, the Administrator, and the internal audit department of JPMorgan Chase & Co. The Board also receives periodic reports from the Chief Risk Officer of Investment Management Americas and Alternatives of J.P. Morgan Asset Management 1 (“JPMAM”) including reports concerning operational controls that are designed to address market risk, credit risk, and liquidity risk among others. The J.P. Morgan Funds Board also receives regular reports from personnel responsible for JPMAM’s business resiliency and disaster recovery.

In addition, the J.P. Morgan Funds Board and its Committees work on an ongoing basis in fulfilling the oversight function. At each quarterly meeting, each of the Equity Committee, the Fixed Income Committee, and the Money Market and Alternative Products Committee meets with representatives of the Investment Manager and/or Sub-Advisor as well as an independent consultant to review and evaluate the ongoing performance of the Fund. Each of these three Committees reports these reviews to the full Board. The Audit and Valuation Committee is responsible for oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. The Compliance Committee is responsible for oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance with policy and procedures. The Governance Committee is responsible for, among other things, oversight of matters relating to the Fund’s corporate governance obligations, Fund service providers and litigation. At each quarterly meeting, each of the Governance Committee, the Audit and Valuation Committee and the Compliance Committee report their committee proceedings to the full Board. This Committee structure allows the Board to efficiently evaluate a large amount of material and effectively fulfill its oversight function. Annually, the Board considers the efficiency of this committee structure.

Additional information about each of the Committees is included below in “Standing Committees.”

Standing Committees

For the fiscal year ended March 31, 2017, the J.P. Morgan Funds Board has six standing committees: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee, and the Money Market and Alternative Products Committee. During the fiscal year ended March 31, 2017, the Audit and Valuation Committee met 4 times, the Compliance Committee met 4 times,

[1]

J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. Those businesses include, but are not limited to, J.P. Morgan Investment Management Inc., Security Capital Research & Management Incorporated and J.P. Morgan Alternative Asset Management, Inc.

the Governance Committee met 5 times, the Fixed Income Committee met 5 times, the Equity Committee met 5 times, and the Money Market and Alternative Products Committee met 5 times.

The members of each Committee are set forth below:

Name of Committee	Members	Committee Chair
Audit and Valuation Committee	Mr. Schonbachler	Mr. Schonbachler
Ms. Hughes
Mr. Marshall
Ms. Martinez

Compliance Committee	Ms. McCoy	Ms. McCoy
Mr. Kanner
Ms. Pardo
Mr. Ruebeck

Governance Committee	Dr. Goldstein	Dr. Goldstein
Mr. Finn
Mr. Merin
Dr. Oden

Equity Committee	Mr. Finn	Mr. Finn
Ms. McCoy

Fixed Income Committee	Mr. Merin	Mr. Merin
Ms. Hughes
Dr. Oden
Mr. Schonbachler

Money Market and Alternative Products Committee	Ms. Martinez	Ms. Martinez
	Ms. Pardo	Ms. Pardo
Mr. Kanner
Mr. Ruebeck
Mr. Harrington

Audit and Valuation Committee. The purposes of the Audit and Valuation Committee are to: (i) appoint and determine compensation of the Fund’s independent accountants; (ii) evaluate the independence of the Fund’s independent accountants; (iii) oversee the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies; (iv) approve non-audit services, as required by the statutes and regulations administered by the SEC, including the 1940 Act and the Sarbanes-Oxley Act of 2002; (v) assist the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, as well as any sub-adviser; (vi) oversee the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund; and (vii) act as a liaison between the Fund’s independent registered public accounting firm and the full Board. The Audit and Valuation Committee has delegated valuation responsibilities to any member of the Committee to respond to inquiries on valuation matters and participate in fair valuation determinations when the Fund’s valuation procedures require Board action, but it is impracticable or impossible to hold a meeting of the entire Board. Prior to November 18, 2009, the Board delegated these valuation responsibilities to a Valuation Sub-Committee of the Audit Committee.

Compliance Committee. The primary purposes of the Compliance Committee are to (i) oversee the Fund’s compliance with legal and regulatory and contractual requirements and the Fund’s compliance policies and procedures; and (ii) consider the appointment, compensation and removal of the Fund’s Chief Compliance Officer.

Governance Committee. The members of the Governance Committee are each Independent Directors of the J.P. Morgan Funds. The duties of the Governance Committee include, but are not limited to, (i) selection and nomination of persons for election or appointment as Directors; (ii) periodic review of the compensation payable to the non-interested Directors; (iii) establishment of non-interested Director expense policies; (iv) periodic review and evaluation of the functioning of the Board and its committees; (v) with respect to the JPMT II Funds, appointment and removal of the Fund’s Senior Officer, and approval of compensation for the Fund’s Senior Officer and retention and compensation of the Senior Officer’s staff and consultants; (vi) selection of independent legal counsel to the non-interested Directors and legal counsel to the Fund; (vii) oversight of ongoing litigation affecting the Fund, the Investment Manager, the Sub-Advisor or the non-interested Directors; (viii) oversight of regulatory issues or deficiencies affecting the Fund (except financial matters considered by the Audit Committee); and (ix) oversight and review of matters with respect to service providers to the Fund (except the Fund’s independent registered public accounting firm). When evaluating a person as a potential nominee to serve as an Independent Director, the Governance Committee may consider, among other factors, (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Director; (iii) the contribution that the person can make to the Board and the J.P. Morgan Funds, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) to the extent consistent with the 1940 Act, such recommendations from management as are deemed appropriate. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Directors, officers, shareholders and other sources that the Governance Committee deems appropriate. The Governance Committee will review nominees recommended to the Board by shareholders and will evaluate such nominees in the same manner as it evaluates nominees identified by the Governance Committee. Nominee recommendations may be submitted to the Secretary of the Fund at the Fund principal business address.

Equity Committee, Fixed Income Committee and Money Market and Alternative Products Committee. Each member of the Board, other than Dr. Goldstein, serves on one of the following committees: the Equity Committee, the Fixed Income Committee and Money Market and Alternative Products Committee. These three Committees are divided by asset type and different members of the Board serve on each committee with respect to each asset type. The function of the Committees is to assist the Board in the oversight of the investment management services provided by the Investment Manager to the Fund, as well as any sub-adviser to the Fund. The primary purpose of each Committee is to (i) assist the Board in its oversight of the investment management services provided by the Investment Manager to the Fund designated for review by each Committee; and (ii) review and make recommendations to the Board concerning the approval of proposed new or continued advisory and distribution arrangements for the Fund or for new funds. The full Board may delegate to the applicable Committee from time to time the authority to make Board level decisions on an interim basis when it is impractical to convene a meeting of the full Board. Each of the Committees receives reports concerning investment management topics, concerns or exceptions with respect to particular Funds that the Committee is assigned to oversee, and work to facilitate the understanding by the Board of particular issues related to investment management of Funds reviewed by the applicable Committee.

Beneficial Ownership by Directors

The following table shows the dollar range of each Director’s beneficial ownership of equity securities as of December 31, 2016, in the Fund and each Director’s aggregate dollar range of ownership in any portfolios/funds that the Director oversees in the Fund’s and fund complex(1):

NAME	OWNERSHIP OF FUND	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY DIRECTOR IN JPMORGAN FUND COMPLEX(1)(2)
Independent Directors
John F. Finn	None	Over $100,000
Dr. Matthew Goldstein	None	Over $100,000
Dennis P. Harrington*	None	$50,001-$100,000
Frankie D. Hughes	None	Over $100,000
Raymond Kanner**	None	None
Peter C. Marshall	None	Over $100,000
Mary E. Martinez	None	Over $100,000
Marilyn McCoy	None	Over $100,000
Mitchell M. Merin	None	Over $100,000
Dr. Robert A. Oden, Jr.	None	Over $100,000
Marian U. Pardo	None	Over $100,000
Frederick W. Ruebeck	None	Over $100,000
James J. Schonbachler	None	Over $100,000

(1)	A fund complex means two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The fund complex for which the Board of Directors currently serves includes twelve registered investment companies (150 Funds).
(2)	For Ms. McCoy and Messrs. Finn, Marshall, Oden, Ruebeck and Schonbachler, these amounts include deferred compensation balances, as of December 31, 2016, through participation in the J.P. Morgan Funds’ Deferred Compensation Plan for Eligible Directors.
*	Mr. Harrington became a Director of the Fund, effective 1/1/17.
**	Mr. Kanner became a Director of the Fund, effective 4/7/17.

As of December 31, 2016, none of the independent Directors of the Board or their immediate family members owned securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

Director Compensation

The Funds of the J.P. Morgan Funds Complex overseen by the Directors pay each Director an annual base fee of $340,000. Committee chairs who are not already receiving an additional fee are each paid $50,000 annually in addition to their base fee, except for the co-chairs (Ms. Martinez and Ms. Pardo) of the Money Market and Alternative Products Committee who will receive an additional $25,000 annually. On January 1, 2017, Mr. Marshall was appointed to the position of Director of Strategic and Education Initiatives, for which he will receive an additional $50,000 annually. In addition, the Funds pay the Chairman $225,000 annually and reimburse expenses of the Chairman in the amount of $4,000 per month. The Chairman receives no additional compensation for service as committee chair.

Director aggregate compensation paid by the Fund and the J.P. Morgan Funds Complex for the calendar year ended December 31, 2016, is set forth below:

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM THE FUND	TOTAL COMPENSATION FROM FUND AND FUND COMPLEX PAID TO DIRECTORS (1)
Independent Directors
John F. Finn	Not applicable.	$390,000
Dr. Matthew Goldstein	Not applicable.	565,000
Dennis P. Harrington*	Not applicable.	0
Robert J Higgins**	Not applicable.	340,000
Frankie D. Hughes	Not applicable.	340,000
Raymond Kanner***	Not applicable.	0
Peter C. Marshall	Not applicable.	390,000
Mary E. Martinez	Not applicable.	340,000
Marilyn McCoy	Not applicable.	390,000
Mitchell M. Merin	Not applicable.	390,000
Dr. Robert A. Oden, Jr.	Not applicable.	340,000
Marian U. Pardo	Not applicable.	340,000
Frederick W. Ruebeck	Not applicable.	340,000
James J. Schonbachler	Not applicable.	390,000

(1)	The J.P. Morgan Funds Complex currently includes twelve registered investment companies (150 Funds).
*	Mr. Harrington became a Director of the Fund, effective 1/1/17.
**	Effective 1/1/17, Mr. Higgins is no longer a Director of the Fund.
***	Mr. Kanner became a Director of the Fund, effective 4/7/17.

Officers

The Fund’s executive officers (listed below) generally are employees of the Investment Manager or one of its affiliates. The officers conduct and supervise the business operations of the Fund. The officers hold office until a successor has been elected and duly qualified. The Fund has no employees. The names of the officers of the Fund, together with their year of birth, information regarding their positions held with the Fund and principal occupations are shown below. The contact address for each of the officers, unless otherwise noted, is 270 Park Avenue, New York, NY 10017.

Name (Year of Birth), Positions Held with the Fund (Since)	Principal Occupations During Past 5 Years
Brian S. Shlissel (1964), President and Principal Executive Officer (2016)	Managing Director and Chief Administrative Officer for J.P. Morgan pooled vehicles, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) (2014-present); Managing Director and Head of Mutual Fund Services, Allianz Global Investors; President and Chief Executive Officer, Allianz Global Investors Mutual Funds and PIMCO Closed-End Funds (1999-2014).

Laura M. Del Prato (1964), Treasurer and Principal Financial Officer (2014)*	Managing Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since 2014; Partner, Cohen Fund Audit Services, Ltd. (2012-2013); Partner (2004-2012) and various other titles (1990-2004) at KPMG, LLP.

Name (Year of Birth), Positions Held with the Fund (Since)	Principal Occupations During Past 5 Years
Lauren Paino (1973) Assistant Treasurer (2013)**	Executive Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since August 2013; Director, Credit Suisse Asset Management (2000-2013).

Frank J. Nasta (1964), Secretary (2010)	Managing Director and Associate General Counsel, JPMorgan Chase since 2008.

Stephen M. Ungerman (1953), Chief Compliance Officer (2010)	Managing Director, JPMorgan Chase & Co.; Mr. Ungerman has been with JPMorgan Chase & Co. since 2000.

Elizabeth A. Davin (1964), Assistant Secretary (2010)*	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2012; formerly Vice President and Assistant General Counsel, JPMorgan Chase from 2005 until February 2012; Senior Counsel, JPMorgan Chase (formerly Bank One Corporation) from 2004 to 2005.

Jessica K. Ditullio (1962), Assistant Secretary (2010)*	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2011; Ms. Ditullio has served as an attorney with various titles for JPMorgan Chase (formerly Bank One Corporation) since 1990.

John T. Fitzgerald (1975), Assistant Secretary (2010)	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2011; formerly, Vice President and Assistant General Counsel, JPMorgan Chase from 2005 until February 2011.

Carmine Lekstutis (1980), Assistant Secretary (2010)	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2015; formerly Vice President and Assistant General Counsel, JPMorgan Chase from 2011 to February 2015; Associate, Skadden, Arps, Slate, Meagher & Flom LLP (law firm) from 2006 to 2011.

Gregory S. Samuels (1980), Assistant Secretary (2010)	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2014; formerly Vice President and Assistant General Counsel, JPMorgan Chase from 2010 to February 2014.

Pamela L. Woodley (1971), Assistant Secretary (2010)	Vice President and Assistant General Counsel, JPMorgan Chase since November 2004.

Zachary E. Vonnegut-Gabovitch (1986), Assistant Secretary (2017)	Vice President and Assistant General Counsel, JPMorgan Chase since September 2016; Associate, Morgan, Lewis & Bockius (law firm) from 2012 to 2016.

Michael M. D’Ambrosio (1969), Assistant Treasurer (2012)	Managing Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since May 2014; Executive Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) from 2012 to May 2014; prior to joining JPMorgan Chase, Mr. D’Ambrosio was a Tax Director at PricewaterhouseCoopers LLP since 2006.

Joseph Parascondola (1963), Assistant Treasurer (2010)**	Vice President, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since August 2006.

Matthew J. Plastina (1970), Assistant Treasurer (2010)**	Executive Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since February 2016; Vice President, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) from August 2010 to January 2016.

Julie A. Roach (1971), Assistant Treasurer (2012)*	Executive Director, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) since February 2017; Vice President, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) from August 2012 to January 2017; prior to joining JPMorgan Chase, Ms. Roach was a Senior Manager with Deloitte since 2001.

Name (Year of Birth), Positions Held with the Fund (Since)	Principal Occupations During Past 5 Years
Gillian I. Sands (1969), Assistant Treasurer (2012)**	Vice President, J.P. Morgan Investment Management Inc. (formerly JPMorgan Funds Management, Inc.) from September 2012; Assistant Treasurer, Wells Fargo Funds Management (2007–2009).

*	The contact address for the officer is 1111 Polaris Parkway, Columbus, OH 43240.
**	The contact address for the officer is 4 New York Plaza, Floor 21, New York, NY 10004.

As of the date of this Confidential Private Placement Memorandum, the aggregate number of Interests of the Fund owned by the Fund’s officers and Directors as a group was less than 1% of the Fund’s outstanding Interests.

Management Fee

The table below sets forth the Investment Management fees paid by the Fund for management services (waived amounts are in parentheses), with respect to the fiscal periods indicated:

Fiscal Year Ended March 31, 2015		Fiscal Year Ended March 31, 2016		Fiscal Year Ended March 31, 2017
Paid	Waived	Paid	Waived	Paid	Waived
$36,083,531	$(169,015)	$33,966,575	$(278,588)	$16,821,606	$(351,719)

Administration Fee

For the fiscal years ended March 31, 2015, 2016 and 2017, the Fund paid to the Administrator fees for administration services of $4,350,306, $4,109,420 and $2,272,506, respectively.

Brokerage Commissions

For the fiscal years ended March 31, 2015, 2016 and 2017, the Fund paid no brokerage commissions. The Fund may do so in the future.

Other Accounts Managed by the Principal Individuals Primarily Involved in the Management of the Fund’s Assets

The following table shows information regarding all of the other accounts managed by principal individuals involved in the management of the Fund’s assets as of June 30, 2017.

All Figures ($1,000’s)

Non-Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Boris Arabadjiev	1	$246,300	12	$1,198,600	0	$0
Thomas Byrnes	1	246,300	12	1,198,600	0	0

Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Boris Arabadjiev	0	$0	0	$0	0	$0
Thomas Byrnes	0	0	0	0	0	0

Portfolio Managers Compensation

Each Adviser’s portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and may include mandatory notional investments (as described below) in selected mutual and/or investment funds advised by the Adviser or its affiliates. These elements reflect individual performance and the performance of the Adviser’s business as a whole.

Each portfolio manager’s performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients’ risk and return objectives, relative performance to competitors or competitive indices and compliance with firm policies and regulatory requirements. In evaluating each portfolio manager’s performance with respect to the mutual and/or investment funds he or she manages, the Funds’ pre-tax performance is compared to the appropriate market peer group and to each Fund’s benchmark index listed in the Fund’s prospectuses over one, three and five year periods (or such shorter time as the portfolio manager has managed the Fund). Investment performance is generally more heavily weighted to the long-term.

Awards of restricted stock are granted as part of an employee’s annual performance bonus and comprise from 0% to 40% of a portfolio manager’s total bonus. As the level of incentive compensation increases, the percentage of compensation awarded in restricted stock also increases. Up to 50% of the restricted stock portion of a portfolio manager’s bonus may instead be subject to mandatory notional investment in selected mutual and/or investment funds advised by the Adviser or its affiliates. When these awards vest over time, the portfolio manager receives cash equal to the market value of the notional investment in the selected mutual and/or investment funds.

Principal Holders of Fund Interests

As of June 30, 2017, no persons owned of record, or was known by the Fund to own beneficially, 5% or more of the value of the outstanding Interests of the Fund.

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

Amended and Restated Limited Liability Company Agreement

Dated as of January 1, 2017

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C. dated as of January 1, 2017 by and among MSFMM, Inc., as Managing Member, and those Persons who are admitted to the Fund as Members in accordance with this Agreement.

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

“Action” has the meaning set out in Section 3.9(a) of this Agreement.

“Administration Agreement” means the Administration Agreement between the Fund and the Administrator.

“Administration Fee” means the administration fee payable by the Fund to the Administrator in accordance with the Administration Agreement.

“Administrator” means JPMorgan Investment Management Inc. or an Affiliate.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

“Affiliate” means “affiliated person” as that term is defined in Section 2(a)(3) of the 1940 Act.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time.

“Allocation Period” means a period beginning on the Initial Closing Date (or, in the case of each subsequent Allocation Period, a period beginning immediately after the close of the preceding Allocation Period) and closing on the first to occur of (1) the last day of each month, (2) the date immediately prior to the effective date of (a) the admission of a new Member or (b) an increase in a Member’s Capital Contribution, (3) the effective date of any repurchase of Interests or (4) the date when the Fund dissolves.

“April 2006 LLC Agreement” has the meaning set out in Section 2.1 of this Agreement.

“Associated Person” has the meaning set out in Section 3.8(a) of this Agreement.

“Board of Directors” means the Board of the Directors of the Fund who have been delegated the authority described in this Agreement.

“Business Day” means any day on which banks in New York City are open for business.

“Capital Account” means, with respect to each Member, the capital account established and maintained on behalf of the Member in accordance with Section 5.3 of this Agreement.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member or former Member, as the case may be.

“Certificate” means the Certificate of Formation of the Fund filed with the office of the Secretary of State of the State of Delaware on April 6, 2004, and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Commodity Exchange Act” means the Commodity Exchange Act of 1974 and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.C. §§ 18-801, et seq., as amended from time to time, or any successor law.

“Direct Portfolio Manager” means a Portfolio Manager responsible for managing a Separately Managed Account.

“Directors” means those natural persons designated as “Directors” in accordance with this Agreement (including Independent Directors) who are delegated the authority provided for in this Agreement and any other natural persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

“Disabling Conduct” has the meaning set out in Section 3.9(a) of this Agreement.

“Expense Limitation and Reimbursement Agreement” has the meaning set out in Section 3.10(e) of this Agreement.

“Fiscal Year” means the period commencing on the Initial Closing Date and ending on March 31, 2005, and thereafter each period commencing on April 1 of each year and ending on March 31 of the following year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Board of Directors designates another Fiscal Year for the Fund.

“Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the SEC, as amended from time to time.

“Fund” means J.P. Morgan Access Multi-Strategy Fund, L.L.C., the limited liability company governed by this Agreement and formed under the laws of the State of Delaware, as the limited liability company may from time to time be constituted.

“Indemnitee” has the meaning set out in Section 3.9(a) of this Agreement.

“Independent Directors” mean those Directors who are not “interested persons” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act, or any other natural persons who, from time to time after the date of this Agreement, become Independent Directors in accordance with the terms and conditions of this Agreement.

“Initial Agreement” has the meaning set out in Section 2.1 of this Agreement.

“Initial Closing Date” means August 1, 2004.

“Initial Payment” has the meaning set out in Section 4.5(d)(4) of this Agreement.

“Interest” means the interest in the Fund at any particular time of a Member or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Sections 4.3 or 4.4 of this Agreement, including the limited liability company interest and the rights and obligations of the Member or other Person under this Agreement and the Delaware Act. References in this Agreement to an “Interest” or the “Interests” (including references to the repurchase of an Interest or Interests) include all or any portion of a Member’s Interest, as the context requires.

“Investment Fund” means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which the Fund has invested and that is advised by a Portfolio Manager, whether or not, in each case, the entity is registered under the 1940 Act, and includes entities that may be formed by the Fund.

“Investment Management Agreement” has the meaning set out in Section 3.5(a) of this Agreement.

“Investment Manager” means J.P. Morgan Investment Management Inc., a corporation formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to the Fund in a similar capacity.

“Investment Percentage” means a percentage, established for each Member as of the first day of each Allocation Period, that is determined by dividing the balance of the Member’s Capital Account as of the commencement of the Allocation Period by the sum of the balances of all Capital Accounts of all Members as of the commencement of the Allocation Period. The sum of the Investment Percentages of all Members for each Allocation Period will equal 100%.

“JPMorgan Chase” means JPMorgan Chase & Co., a corporation formed under the laws of the State of New York.

“Loss” or “Losses” has the meaning set out in Section 3.9(a) of this Agreement.

“Management Fee” has the meaning set out in Section 3.10(a) of this Agreement.

“Managing Member” means the member of the Fund given the authority granted to the managing member under this Agreement, currently MSFMM, Inc., and includes any substitute managing member of the Fund admitted in accordance with Section 2.6 of this Agreement.

“Members” means the Managing Member, and any other Person admitted to the Fund as a member of the Fund in accordance with this Agreement, in its capacity as a “member” (within the meaning of the Delaware Act) of the Fund, that has not ceased to be a member of the Fund for any reason.

“Member Signature Page” means with respect to every Member (1) the pages designated as Signature Pages in each Member’s subscription agreement with respect to the Fund or (2) any other instrument executed by the Member evidencing the Member’s agreement to be bound by the terms of this Agreement.

“Memorandum” means the Fund’s private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

“Negative Basis” has the meaning set out in Section 5.6(d) of this Agreement.

“Negative Basis Member” has the meaning set out in Section 5.6(d) of this Agreement.

“Net Assets” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

“Net Capital Appreciation” means any increase in the value of the Fund’s Net Assets, including unrealized gains, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees, Administration Fees, but after giving effect to the Fund’s expenses other than Management Fees and Administration Fees).

“Net Capital Depreciation” means any decrease in the value of the Fund’s Net Assets, including unrealized losses, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees, Administration Fees, but after giving effect to the Fund’s expenses other than Management Fees and Administration Fees).

“Notice Due Date” has the meaning set out in Section 4.5(c) of this Agreement.

“Officers” means those natural persons designated as officers of the Fund by the Board of Directors in accordance with this Agreement.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, unincorporated organization or other entity.

“Placement Agent” means any Person retained by the Fund to assist in the placement of Interests.

“Portfolio Manager” means any Person that manages (1) a portion of the assets of the Fund through the investment by the Fund in an Investment Fund selected by the Investment Manager or (2) a Direct Portfolio Manager (as defined in this Article I). Other than when acting as a Direct Portfolio Manager, a Portfolio Manager will not be deemed to be a subadviser of the Fund with the meaning of the 1940 Act.

“Positive Basis” has the meaning set out in Section 5.6(d) of this Agreement.

“Positive Basis Member” has the meaning set out in Section 5.6(d) of this Agreement.

“Post-Audit Payment” has the meaning set out in Section 4.5(d)(5) of this Agreement.

“Promissory Note” has the meaning set out in Section 4.5(d)(2) of this Agreement.

“Repurchase Fee” has the meaning set out in Section 4.5(k) of this Agreement.

“Repurchase Date” means (1) generally, any date determined by the Board of Directors and notified to Members as a date on which Interests are to be repurchased by the Fund in accordance with Section 4.5 of this Agreement, and (2) specifically with respect to any Interest, the date on which the Interest is repurchased by the Fund in accordance with Section 4.5 of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” means securities (including, without limitation, equity securities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

“Separately Managed Account” means (1) any managed account with a Direct Portfolio Manager or (2) any Investment Fund of or in which the Fund and a Direct Portfolio Manager are the only members, partners or other interest holders, that, in the case of both (1) and (2) above, is established specifically by the Fund or that Direct Portfolio Manager to facilitate the separate management of a portion of the Fund’s assets directly by that Direct Portfolio Manager.

“Special Laws or Regulations” has the meaning set out in Section 4.5(g)(5) of this Agreement.

“Sub-Advisor” means J.P. Morgan Private Investments Inc., a corporation formed under the laws of the State of Delaware, or any Affiliate thereof.

“Taxable Year” means the 12-month period ending December 31 of each year, unless the Board of Directors designates another Taxable Year for the Fund, or any other taxable year as required by the Code.

“Transfer” means an assignment, transfer, sale or other disposition of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; DIRECTORS

2.1. FORMATION AND CONTINUATION OF LIMITED LIABILITY COMPANY

The Fund was formed as a limited liability company pursuant to the Certificate and the Limited Liability Company Agreement dated as of April 6, 2004 (the “Initial Agreement”). The Initial Agreement was amended and restated and replaced in its entirety by the Amended and Restated Limited Liability Company Agreement dated as of May 26, 2004 and the Amended and Restated Limited Liability Company Agreement dated as of April 1, 2006 (the “April 2006 LLC Agreement”). The April 2006 LLC Agreement was amended and restated and replaced in its entirety by the Amended and Restated Limited Liability Company Agreement dated as of August 25, 2010 (the “August 2010 LLC Agreement”). The August 2010 LLC Agreement was amended and restated and replaced in its entirety by the Amended and Restated Limited Liability Company Agreement dated as of July 1, 2015 (the “July 2015 LLC Agreement”). This Agreement amends and restates and replaces the July 2015 LLC Agreement in its entirety. The Members agree to continue the Fund as a limited liability company pursuant to this Agreement and further agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. For purposes of reflecting the name change referenced in Section 2.2 below, the President of the Fund is hereby designated as an “authorized person” within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Amended and Restated Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased and thereupon the Board of Directors may designate one or more Officers of the Fund as an “authorized person” within the meaning of the Delaware Act who will cause to be executed and filed in accordance with the Delaware Act any amendment to the Certificate and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the Board of Directors concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Board of Directors determines that the Fund should do business, or any political subdivision or agency of any such jurisdiction, or that the Board of Directors determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2. NAME

The Fund was originally formed under the name “J.P. Morgan Multi-Strategy Fund, L.L.C.” The name of the Fund is hereby changed to “J.P. Morgan Access Multi-Strategy Fund, L.L.C.” and may be further changed to any other name that the Managing Member or the Board of Directors may adopt after the date of this Agreement upon (a) an appropriate amendment to this Agreement being executed in accordance with this Agreement, (b) an appropriate amendment to the Certificate being filed in accordance with the Delaware Act, and (c) a notice of the amendment being sent to each Member. The Members acknowledge that the Fund has been granted a non-exclusive license to use the words “J.P. Morgan” in its name for so long as J.P. Morgan Investment Management Inc. or one of its Affiliates is the Investment Manager. The Members acknowledge that, except with respect to the foregoing limited license, the Fund has no legal right or title in or to the words “J.P. Morgan,” and agree to change the Fund’s name immediately to a name that does not contain “J.P. Morgan” or a derivative or abbreviation thereof if J.P. Morgan Investment Management Inc. or one of its Affiliates ceases to be the Investment Manager.

2.3. PRINCIPAL AND REGISTERED OFFICE

The Fund will have its principal office at the principal office of the Investment Manager, or at any other place designated from time to time by the Board of Directors. The Fund’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and The Corporation Trust Company is the Fund’s registered agent for service of process at such address in the State of Delaware, unless a different registered office or agent is designated from time to time by the Managing Member in accordance with the Delaware Act.

2.4. DURATION

The term of the Fund commenced on the filing of the Certificate and will continue until the Fund is dissolved and wound up in accordance with the Delaware Act and Article VI of this Agreement and the Certificate is canceled in accordance with the Delaware Act.

2.5. BUSINESS OF THE FUND

(a) The Fund was formed, and is hereby continued, for the object and purpose of (and the nature of the business to be conducted by the Fund is) purchasing, selling, investing and trading in Securities and engaging in any financial or derivative transactions relating to Securities, engaging in any lawful activity for which limited liability companies may be formed under the Delaware Act, and engaging in any and all activities necessary or incidental to the foregoing. Portions of the Fund’s assets (which may constitute, in the aggregate, all of the Fund’s assets) may be invested in Investment Funds (including any Investment Funds that are Separately Managed Accounts) that purchase, sell, invest, and trade in Securities. The Fund may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the Managing Member, the Directors or the Investment Manager may deem necessary or advisable to carry out its objective or business.

(b) The Fund will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) The Fund may designate from time to time Persons to act as signatories for the Fund, including, without limitation, Persons authorized to execute and deliver any filings with the SEC or applicable federal or state regulatory authorities or self-regulatory organizations.

(d) The Fund is hereby authorized to execute, deliver and perform, and the Officers of the Fund are hereby authorized to execute and deliver, subject to the 1940 Act and any required approval of the Board of Directors,

(1) a subscription agreement with each Person being admitted to the Fund as a Member, (2) any agreement between the Fund and a service provider, and (3) all documents, agreements, certificates or financing statements contemplated thereby or related thereto, in each case without further act, vote or approval of any Member or other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Fund to enter into other agreements.

2.6. MANAGING MEMBER

(a) MSFMM, Inc. was admitted to the Fund as a substitute managing member upon its execution of this Agreement, and upon such admission J.P. Morgan Investment Management Inc. ceased to be the managing member of Fund. The Managing Member may admit to the Fund as a substitute managing member any Person to which it has Transferred its Interest as a Managing Member in accordance with Section 4.3 of this Agreement. In the event the Managing Member ceases to be the managing member of the Fund (other than by Transfer of its Interest in accordance with Section 4.3 of this Agreement), the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act) shall be authorized to appoint a substitute managing member of the Fund. The name and mailing address of the Managing Member and the Capital Contribution of the Managing Member will be reflected on the books and records of the Fund.

(b) The Managing Member will serve for the duration of the term of the Fund, unless the Managing Member ceases to be the Managing Member in accordance with Section 4.1 of this Agreement.

(c) Any substitute managing member will be admitted to the Fund as Managing Member upon its execution of a counterpart of this Agreement or other instrument evidencing the substitute managing member’s agreement to be bound by the terms of this Agreement.

2.7. MEMBERS

(a) The Fund may, at any time and without advance notice to or consent from any Member, admit to the Fund as an additional Member any Person who agrees to be bound by all of the terms of this Agreement. The Fund may in its absolute discretion reject subscriptions for Interests and may suspend subscriptions for Interests at any time and from time to time. The admission of any Person as an additional Member will be effective upon the Fund’s acceptance of such Person’s subscription for an Interest and the execution and delivery by, or on behalf of, such Person of a counterpart of this Agreement or an instrument evidencing such Person’s agreement to be bound by the terms of this Agreement. The Officers will cause the books and records of the Fund to reflect the name and the initial contribution to the capital of the Fund of the additional Member.

(b) Subject to Sections 4.2(b) and 4.5(g) of this Agreement, the bankruptcy (as defined in the Delaware Act) of a Member (including the Managing Member) shall not cause such Member to cease to be a member of the Fund.

2.8. LIMITED LIABILITY

Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Fund, and no Member, Officer or Director shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Member, Officer or Director of the Fund. No Member (or former Member) shall be obligated to make any additional contribution to the Fund, or, except as required by the Delaware Act or other applicable law, have any liability for the repayment of any amount paid to the Member by the Fund, except as required pursuant to Section 5.5 of this Agreement and in no event in excess of the aggregate amount of returns of capital and other amounts actually received by it from the Fund.

2.9. DIRECTORS

(a) The number of Directors at the date of this Agreement is fixed at thirteen (13). The number of Directors may be fixed from time to time by the Directors then in office, except that no reduction in the number of Directors will serve to effect the removal of any Director.

(b) Each Director will serve for the duration of the term of the Fund, unless his or her status as a Director is terminated sooner in accordance with Section 2.9(d) of this Agreement. Except to the extent the 1940 Act requires election by Members, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.9(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

(c) In the event no Director remains, or less than a majority of Directors then holding office have been elected by the Members, the Managing Member will promptly call a meeting of the Members, to be held within 60 days after such event, for the purpose of electing Directors to fill any existing vacancies in the Board of Directors as required by the 1940 Act.

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; or (3) if the Director is removed in accordance with Section 2.9(e) of this Agreement.

(e) Any Director may be removed with or without cause by a vote of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: monitor the valuation policies of the Fund; select and nominate to the Board of Directors the Independent Directors; recommend to the Board of Directors the compensation to be paid to the Independent Directors; oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as deemed necessary or appropriate, the internal controls of certain of the Fund’s service providers; oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; act as a liaison between the Fund’s independent auditors and the Board of Directors; and review the contracts between the Fund and its independent auditors, and in this regard, to generally oversee the audit engagement and make any necessary auditor independence determinations.

(g) The Directors may establish or designate committees of the Board of Directors or the Fund, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to the Fund, which committees may include (but are not limited to) a committee that will monitor the valuation policies of the Fund.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

(i) Each person elected as a Director shall accept his or her appointment by executing a counterpart of the Directors Agreement in the form attached to this Agreement as Exhibit A.

ARTICLE III

MANAGEMENT OF THE FUND

3.1. MANAGEMENT AND CONTROL

(a) The Board of Directors has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operation and has approved the Fund’s investment program. The Managing Member, to the fullest extent permitted by applicable law, hereby irrevocably delegates to the Board of Directors the Managing Member’s rights and powers to monitor and oversee the business affairs of the Fund. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business, and to do all things necessary and proper as Directors to carry out the objective and business of the Fund, including, without limitation, the power to engage the Investment Manager in accordance with Section 3.5 of this Agreement and to remove the Investment Manager, the power to appoint the Officers of the Fund and the power to exercise any other rights and powers expressly given to the Directors under this Agreement. During any period in which the Fund has no Directors, the Managing Member will, subject to Section 2.9(c) of this Agreement, possess all of the rights, powers and authority delegated to the Board of Directors of the Fund under this Agreement. Each Director will be the agent of the Fund but will not, for any purpose, be deemed a Managing Member. Notwithstanding the delegation described in this Section 3.1(a), the Managing Member will not cease to be the Managing Member and will retain the rights, powers and authority described in Section 3.2 and in no event will a Director be considered a Managing Member by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. Directors will not make Capital Contributions to the Fund in their capacity as Directors, but may subscribe for Interests as Members, in accordance with Section 2.7 of this Agreement.

(b) No Member, other than the Managing Member, will have any right to participate in or take any part in the management or control of the Fund’s business in his, her or its capacity as a Member, and no Member, other than the Managing Member, will have any right, power or authority to act for or bind the Fund in his, her or its capacity as a Member. Members will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right with respect to the Fund to exercise any other vote capable of being granted to members under the Delaware Act.

3.2. POWERS RESERVED BY THE MANAGING MEMBER

Notwithstanding anything in this Agreement to the contrary, the Managing Member retains all rights, duties and powers to manage the affairs of the Fund that are not otherwise delegated by the Managing Member to the Board of Directors or assumed by the Investment Manager, the Officers of the Fund or any other Person.

3.3. ACTIONS BY DIRECTORS

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include, if applicable, any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an Officer of the Fund who will preside at all meetings. Meetings of the Directors may be called by the Chairman of the Board of Directors or any two

Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

(c) The Directors may appoint from time to time Officers and agents of the Fund who will have the same powers and duties on behalf of the Fund as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as Officers or agents of the Fund by resolution of the Directors specifying their titles or functions.

3.4. MEETINGS OF MEMBERS

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present or by means of a written consent. Meetings of the Members may be called by the Board of Directors or by Members holding at least two-thirds of the total number of votes eligible to be cast by all Members. Meetings may be held at any time, date and place determined by the Board of Directors. In each case, the Board of Directors will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Member entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Member will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Members at the meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date will constitute a quorum at any meeting of Members. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the Board of Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Members called in accordance with this Section 3.4(a) or elected in accordance with the requirements of Section 2.9(b) of this Agreement will be elected as Directors and (2) all other actions of the Members taken at a meeting will require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at the meeting.

(b) Each Member will be entitled to cast at any meeting of Members or pursuant to written consent a number of votes equivalent to the Member’s Investment Percentage as of the record date for the meeting or the written consent. The Board of Directors will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members or mailing (including by electronic transmission) to the Members of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Member will be entitled to cast at the meeting, and the Fund will maintain for each record date a list setting out the name and Investment Percentage of each Member.

(c) A Member may vote at any meeting of Members by a properly executed proxy transmitted to the Fund at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy is present at the meeting and votes in person. Subject to the 1940 Act, any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Members holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

3.5. APPOINTMENT OF INVESTMENT MANAGER

(a) The Board of Directors will, among its powers, have the authority to cause the Fund to engage the Investment Manager to provide investment advice, management and other services to the Fund under the direction of the Board of Directors, subject to any approval of such engagement by the Members that may be required under the 1940 Act. As directed by the Board of Directors, the Fund will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide investment advice and management to the Fund (each, an “Investment Management Agreement”). Any such Investment Management Agreement will require that the Investment Manager acknowledge its obligations under this Agreement.

(b) So long as the Investment Manager has been and continues to be authorized to provide services under an Investment Management Agreement, it will have, subject to any policies and restrictions described in the Memorandum or adopted from time to time by the Directors and communicated in writing to the Investment Manager (in each case, as more fully described in such Investment Management Agreement), full discretion and authority on behalf of and in the name of the Fund (1) to manage the assets and liabilities of the Fund, (2) to identify and evaluate Portfolio Managers and Investment Funds and to determine the assets of the Fund to be committed to each Portfolio Manager and Investment Fund from time to time, in each case subject to the terms and conditions of the governing documents of each Portfolio Manager and Investment Fund, (3) to invest directly the assets of the Fund in investments pending allocation or reallocation of the assets in Investment Funds or to ensure the availability of cash as required by the Fund in the ordinary course of its business, and (4) to engage the Sub-Advisor to perform any or all of the investment management activities described in this Section 3.5(b).

(c) The Investment Manager, to the extent of its powers set out in this Agreement or otherwise vested in it under any Investment Management Agreement, is an agent of the Fund, and the actions of the Investment Manager taken or refrained from being taken in accordance with such powers will bind the Fund.

3.6. CUSTODY OF ASSETS OF THE FUND

The physical possession of all funds, Securities or other property of the Fund will at all times be held, controlled and administered by one or more custodians retained by the Fund. Neither the Board of Directors nor the Managing Member will have any responsibility, other than that associated with the oversight and supervision of custodians retained by the Fund, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other assets of the Fund, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

3.7. OTHER ACTIVITIES

(a) Notwithstanding any duty otherwise existing at law or in equity, none of the Managing Member, the Investment Manager, the Sub-Advisor and their principals, partners, directors, officers, members, employees and beneficial owners nor the Directors or Officers will be required to devote their full time to the affairs of the Fund, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) Notwithstanding any duty otherwise existing at law or in equity, (i) the Investment Manager, the Sub-Advisor, the Directors, the Officers, any Member, and any Affiliate of any Member may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements, and (ii) no Member will have any rights in or to such activities of any other Member, the Investment Manager, the Sub-Advisor, the Directors, the Officers or any Affiliate of any Member or any profits derived from these activities.

(c) Notwithstanding any duty otherwise existing at law or in equity, the Managing Member, the Investment Manager, the Sub-Advisor and their principals, partners, directors, officers, members, employees and beneficial owners and the Directors and Officers, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) The Members acknowledge and agree that, notwithstanding any duty otherwise existing at law or in equity, the Managing Member, the Investment Manager, the Sub-Advisor and their Affiliates may engage in activities (including, without limitation, those activities described in the Memorandum) in which their respective interests or the interests of their clients may conflict with the interests of the Fund or the Members, and that the resolution of such conflicts may not always be resolved by the Managing Member, the Investment Manager, the Sub-Advisor or their Affiliates in favor of the Fund or the Members.

(e) To the extent that at law or in equity the Directors, the Officers, the Investment Manager, the Sub-Advisor or the Managing Member has duties (including fiduciary duties) and liabilities relating to those duties to the Fund or to any other Member or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to the Fund or to any other Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Member, the Investment Manager, the Sub-Advisor or the Directors otherwise existing at law or in equity, are agreed by the Members to replace the other duties and liabilities of the Managing Member, the Investment Manager, the Sub-Advisor or the Directors.

3.8. EXCULPATION

(a) The Investment Manager and the Managing Member (including each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a Managing Member or member or partner of a Managing Member or Investment Manager and their executors, heirs, assigns, successors or other legal representatives (each, an “Associated Person”)) and each Director and Officer (and his or her executors, heirs, assigns, successors or other legal representatives) will not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Person’s services under this Agreement, in the absence of a final judicial decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence (or, in the case of any Investment Manager and its Associated Persons, in their capacity as such, negligence) or reckless disregard of the Person’s duties under this Agreement.

(b) Members not in breach of any obligation under this Agreement or under any agreement under which the Member subscribed for Interests will be liable to the Fund, any Member or third parties only as required by this Agreement or applicable law.

3.9. INDEMNIFICATION

(a) To the fullest extent permitted by law, the Fund will, subject to Section 3.9(c) of this Agreement, indemnify each Managing Member and Investment Manager (and their Associated Persons) and each Director and Officer (and his or her executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “Indemnitee”) against all losses, claims, damages, liabilities, costs and expenses (“Losses,” and, individually, a “Loss”) arising by reason of being or having been a Managing Member, Investment Manager, Director or Officer of the Fund, or the past or present performance of services to the Fund by the Indemnitee, except to the extent that the Loss has been determined in a final judicial decision on the merits from which no further right of appeal may be taken in any action, suit, investigation or other proceeding, whether civil or criminal (“Action”), to have been incurred or suffered by the Indemnitee by reason of willful misfeasance, bad faith, gross negligence (or, in the case of any Investment Manager and its Associated Persons, in their capacity as such, negligence) or reckless disregard of the duties involved in the conduct of the Indemnitee’s office (“Disabling Conduct”). Losses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any Action before any judicial, arbitral, administrative or legislative body, in which the Indemnitee may be or may have been involved as a party or otherwise, or with which the Indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.9 are not to be construed so as to provide for indemnification of an Indemnitee for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.9.

(b) Expenses, including counsel fees and expenses, incurred by any Indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any Action upon receipt of an undertaking by or on behalf of the Indemnitee to repay to the Fund amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.9(a) of this Agreement, so long as (1) the Indemnitee provides security for the undertaking, (2) the Fund is insured by or on behalf of the Indemnitee against Losses arising by reason of the Indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other Action involving claims similar to those involved in the Action giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the Indemnitee ultimately will be entitled to indemnification.

(c) With respect to the disposition of any Action (whether by a compromise payment, pursuant to a consent decree or otherwise) without a final decision on the merits by a court, or by any other body before which the Action has been brought, that an Indemnitee was liable to the Fund or its Members by reason of Disabling Conduct, indemnification will be provided in accordance with Section 3.9(a) of this Agreement if (1) the indemnification is approved as in the best interests of the Fund by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other Action involving claims similar to those involved in the Action giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the Indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Fund and that the Indemnitee is not liable to the Fund or its Members by reason of Disabling Conduct, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the Indemnitee against any liability to the Fund or its Members to which the Indemnitee would otherwise be subject by reason of Disabling Conduct.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.9 will not prevent the recovery from any Indemnitee of any amount if the Indemnitee subsequently is determined in a final judicial decision on the merits in any Action involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Fund or its Members by reason of Disabling Conduct. In any suit brought by an Indemnitee to enforce a right to indemnification under this Section 3.9, it will be a defense that the Indemnitee has not met the applicable standard of conduct described in this Section 3.9. In any suit in the name of the Fund to recover any indemnification or advancement of expenses made in accordance with this Section 3.9, the Fund will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.9, the burden of proving that the Indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.9 will be on the Fund (or on any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) An Indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.9 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.9 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.9 will affect the power of the Fund to purchase and maintain liability insurance on behalf of any Managing Member, any Director, any Officer, the Investment Manager or other Person.

(g) The Managing Member may enter into agreements indemnifying Persons providing services to the Fund to the same, lesser or greater extent as set out in this Section 3.9.

3.10. FEES, EXPENSES AND REIMBURSEMENT

(a) As consideration for providing services under an Investment Management Agreement, and for so long as the Investment Manager provides such services to the Fund under an Investment Management Agreement, the Fund will pay the Investment Manager a management fee of 1.00% per year (the “Management Fee”), payable monthly at the rate of 1/12 of 1.00% of the month-end Capital Account balance of each Member. The Management Fee will be computed based on the Capital Account of each Member as of the end of business on the last day of each month, before giving effect to repurchases, Repurchase Fees, but after giving effect to the Fund’s other expenses. The Management Fee will be an expense paid out of the Fund’s assets, and will be allocated to and debited against each Member’s Capital Account (including the Capital Accounts of the Managing Member, and any of its Affiliates to the extent any of them holds an Interest). The Management Fee will be paid monthly in arrears within 30 days after the end of each month.

(b) The Fund will compensate each Independent Director for his or her services rendered in connection with the Fund as may be agreed to by the Directors, and as described in the Memorandum. The Fund will reimburse all Directors for reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and committees of the Board of Directors.

(c) Placement Agents, which may include the Investment Manager, the Sub-Advisor and its Affiliates, may be retained by the Fund to assist in the placement of Interests. Any placement fee will be payable by a prospective investor in addition to the investor’s subscription amount and will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund.

(d) The Fund will pay or assume all operating expenses of the Fund, other than the expenses assumed by the Investment Manager under the terms of the Investment Management Agreement. Expenses to be borne by the Fund include, without limitation:

(1) all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Investment Funds or Separately Managed Accounts (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys (including JPMorgan Chase internal legal counsel) and experts for advice relating to the Fund) and, if applicable in the event the Fund invests through a Separately Managed Account (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

(2) all costs and expenses associated with the establishment of Separately Managed Accounts (whether or not consummated);

(3) any non-investment related interest expense;

(4) attorneys’ fees and disbursements associated with preparing and updating the Form N-2, including the Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

(5) expenses, including attorneys’ fees and disbursements, relating to litigation or proceedings or examinations brought in state or federal courts, including, but not limited to, those by the Internal Revenue Service or other governmental bodies or self-regulatory organizations;

(6) fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

(7) fees paid and out-of-pocket expenses reimbursed to the Fund’s administrator;

(8) fees paid and out-of-pocket expenses reimbursed to the Fund’s custodian;

(9) fees paid and out-of-pocket expenses reimbursed to the Managing Member;

(10) escrow and other recordkeeping fees and expenses;

(11) the costs of directors’ and officers’ errors and omissions insurance and a fidelity bond;

(12) the fees of the Independent Directors and out-of-pocket expenses of all Directors in attending meetings of the Board of Directors and committees of the Board of Directors;

(13) the out-of-pocket expenses of any representative of the Managing Member in attending meetings of the Board of Directors;

(14) the Management Fee;

(15) the Administration Fee;

(16) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

(17) all expenses relating to meetings of the Members, including travel and other out-of-pocket expenses of all Directors and any representative of the Managing Member in attending such meetings;

(18) all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Investment Manager and any custodian or other agent engaged by the Fund; and

(19) any extraordinary expenses, including indemnification expenses as provided for in Section 3.9 of this Agreement.

(e) The Fund may enter into an Expense Limitation and Reimbursement Agreement with the Investment Manager (the “Expense Limitation and Reimbursement Agreement”) under which the Investment Manager will waive its fees and, if necessary, reimburse expenses in respect of the Fund for any period that the Expense Limitation and Reimbursement Agreement is in place.

(f) Subject to any Expense Limitation and Reimbursement Agreement, the Investment Manager and the Managing Member will be repaid by the Fund for any of the expenses set out in Section 3.9(d) of this Agreement that they pay on behalf of the Fund, except as otherwise set out in this Agreement. Each of the Investment Manager and the Managing Member may in its discretion from time to time elect to bear certain expenses usually borne by the Fund.

(g) The Fund’s organizational expenses were borne and recognized as expenses by the Fund on the Initial Closing Date, subject to any obligation of the Investment Manager to reimburse those expenses under the Expense Limitation and Reimbursement Agreement. Costs incurred in connection with the initial offering of Interests under the Form N-2 were deferred and amortized by the Fund over the period of benefit not exceeding 12 months from the Initial Closing Date.

ARTICLE IV

TERMINATION OF STATUS OF MANAGING MEMBER; REMOVAL OF
MANAGING MEMBER; TRANSFERS AND REPURCHASES OF INTERESTS

4.1. TERMINATION OF STATUS OF MANAGING MEMBER

The Managing Member will cease to be the managing member of the Fund if the Managing Member (a) is dissolved or otherwise terminates its existence; (b) is removed in accordance with Section 4.2 of this Agreement; (c) Transfers its entire Interest as managing member as permitted under Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substitute managing member under Section 2.6(a) of this Agreement; or (d) otherwise ceases to be a member of the Fund under the Delaware Act.

4.2. REMOVAL OF MANAGING MEMBER

(a) The Managing Member may be removed from its position as managing member of the Fund by the vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

(b) The Managing Member may be removed from its position as managing member of the Fund by the Board of Directors upon the bankruptcy (as defined in the Delaware Act) of the Managing Member.

4.3. TRANSFER OF INTEREST OF MANAGING MEMBER

A Managing Member may not Transfer its Interest as the managing member except with the consent of the Board of Directors and only to a Person who has agreed to be bound as a managing member of the Fund by all of the terms of this Agreement and applicable law. If a Managing Member Transfers its entire Interest as managing member, it will not cease to be a managing member unless and until the transferee is admitted to the Fund as a substitute managing member in accordance with Section 2.6 of this Agreement. In executing this Agreement, each Member is deemed to have consented to any Transfer contemplated by this Section 4.3.

4.4. TRANSFER OF INTERESTS OF MEMBERS

(a) An Interest or portion of an Interest held by a Member may be Transferred only (1) by operation of law as a result of (i) the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or (ii) the enforcement of any pledge or other security interest with respect to the Interest; or (2) with the written consent of the Fund, which may be withheld in the Fund’s sole discretion and is expected to be granted, if at all, only under limited circumstances. No Member may grant a pledge or other security interest on an Interest or portion of an Interest without the written consent of the Fund, which consent may be withheld in the Fund’s sole discretion. Any Transfer or pledge or other grant of any security interest not made in accordance with this Section 4.4(a) shall be void.

(b) Unless the Fund consults with legal counsel to the Fund and counsel confirms that the Transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Fund generally will not consent to a Transfer unless the following conditions are met: (i) the Transferring Member has been a Member for at least six months; (ii) the proposed Transfer is to be made effective as of a Repurchase Date; and (iii) the

Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Member (for example, certain Transfers to Affiliates, gifts and contributions to family entities), (B) to members of the Transferring Member’s immediate family (siblings, spouse, parents and children) or (C) a distribution from a qualified retirement plan or an individual retirement account.

(c) The Fund may not consent to a Transfer unless the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person’s equity owners if the Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or that the Fund believes is an “accredited investor” as defined in Regulation D under the 1933 Act. In the event that other investor eligibility requirements are established by the Fund, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements.

(d) Notice to the Fund of any proposed Transfer of an Interest or portion of an Interest must include evidence satisfactory to the Fund that the proposed Transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund or applicable law with respect to investor eligibility and suitability, including the requirements set out in Section 4.4(c) of this Agreement. Notice of a proposed Transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Fund generally will not consent to a Transfer of a portion of an Interest by a Member unless the Transfer is to a single transferee and, after the Transfer of such portion of the Member’s Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $50,000. A Member Transferring an Interest or portion of an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Fund may require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

(e) Any transferee acquiring an Interest or portion of an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member, the enforcement of any pledge or other security interest with respect to the Interest, or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to Transfer the Interest or portion of the Interest in accordance with the terms of this Agreement and to tender the Interest or portion of the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted member as specified in this Agreement. No Person may become a substituted member without the written consent of the Fund, which consent may be withheld for any reason in its sole discretion.

(f) If a Member Transfers an Interest or portion of an Interest with the approval of the Fund, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Interest or portion of the Interest is transferred is admitted to the Fund as a Member. The admission of any transferee as a substituted member will be effective upon the execution and delivery by, or on behalf of, the transferee of a counterpart of this Agreement or any other instrument evidencing the transferee’s agreement to be bound by the terms of this Agreement. If a Member Transfers its entire Interest as a Member, it will not cease to be a Member unless and until the transferee is admitted to the Fund as a substituted member in accordance with this Section 4.4(f).

(g) In subscribing for an Interest or becoming a substituted member, a Member agrees to indemnify and hold harmless the Managing Member, the Investment Manager, the Sub-Advisor and any of their respective employees and Affiliates, the Fund, the Board of Directors, and each other Member against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those Persons may become subject by reason of or arising from any Transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted member in connection with any such Transfer.

(h) The Fund shall maintain books for the purpose of registering Transfers of Interests. The Fund shall not register a Transfer of an Interest or portion of an Interest unless the transferee has executed a counterpart of this Agreement or another instrument evidencing the transferee’s agreement to be bound by the terms of this Agreement.

4.5. REPURCHASE OF INTERESTS

(a) No Member or other Person holding an Interest acquired from a Member will have the right to require the Fund to redeem or otherwise repurchase the Interest.

(b) The Fund may from time to time repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. The Fund will not offer to repurchase Interests on more than four occasions during any one Fiscal Year, unless the Fund has been advised by legal counsel to the Fund to the effect that more frequent offers would not cause any adverse tax consequences to the Fund or the Members. The Investment Manager expects that it will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members approximately six months after the Initial Closing Date (or, if such date is not the last day of a calendar quarter, the last day of that calendar quarter), and, after that date, quarterly, effective as of the last day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

(1) whether any Members have requested to tender Interests to the Fund;

(2) the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

(3) the investment plans and working capital and reserve requirements of the Fund;

(4) the relative economies of scale of the tenders with respect to the size of the Fund;

(5) the history of the Fund in repurchasing Interests;

(6) the availability of information as to the value of the Fund’s interests in Investment Funds;

(7) the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8) any anticipated tax consequences to the Fund of any proposed repurchases of Interests; and

(9) the recommendations of the Investment Manager.

(c) The Fund will repurchase Interests from Members at net asset value in accordance with written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Members or Persons holding Interests acquired from Members. The net asset value of a Member’s Interest will be calculated in accordance with the Fund’s procedures as of the relevant Repurchase Date, after giving effect to all allocations that are made as of that date. When the Board of Directors determines that the Fund will repurchase Interests, notice will be provided to Members, specifying the date on which repurchase requests must be received by the Fund (the “Notice Due Date”), describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board of Directors occurring no sooner than 20 Business Days after the commencement of the repurchase offer and such date may be extended by the Board of Directors in its absolute discretion. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Interests by contacting the Investment Manager during the period.

(d) The Fund expects to employ the following repurchase procedures, which procedures may be deviated from, varied or amended by the Board of Directors in its sole discretion upon notice to the Members:

(1) A Member choosing to tender an Interest for repurchase must do so by the Notice Due Date, which generally will be the 25th calendar day of the second month prior to the month in which the Repurchase Date falls (or, if such date is not a Business Day, the preceding Business Day).

(2) Promptly after the Notice Due Date, the Fund will give to each Member whose Interest has been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Interest. The determination of the value of Interests as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

(3) The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

(4) The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the net asset value of the repurchased Interest as of the Repurchase Date less any Repurchase Fee due to the Fund in connection with the repurchase. The Initial Payment will be made on or before the later of (i) 45 days after the Repurchase Date, or (ii) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten Business Days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds.

(5) The second and final payment in respect of the Promissory Note (the “Post-Audit Payment”) is expected to be in an amount equal to the excess, if any, of (i) the net asset value of the repurchased Interest as of the Repurchase Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Date occurs, less any Repurchase Fee due to the Fund in connection with the repurchase, over (ii) the Initial Payment. The Fund anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

(e) In the event that the Managing Member, the Investment Manager or any of their respective Affiliates holds an Interest in his, her or its capacity as a Member, the Interest may be tendered for repurchase in connection with any repurchase offer made by the Fund.

(f) If the Managing Member ceases to serve in that capacity under Section 4.1 of this Agreement (other than under Section 4.1(c) of this Agreement), the Board of Directors may, by written notice to the former Managing Member (or its trustee or other legal representative) within 60 days of the former Managing Member ceasing to serve as managing member of the Fund, require the former Managing Member to tender to the Fund its entire Interest on a date set out in the notice. On such date, the Board of Directors will cause the Interest to be repurchased by the Fund for cash at a valuation determined by the Board of Directors in accordance with Section 4.5(c) of this Agreement, and the former Managing Member will thereupon cease to be a Member.

(g) The Fund may repurchase an Interest of a Member or any Person acquiring an Interest from or through a Member without consent or other action by the Member or other Person if the Fund in its sole discretion determines that:

(1) the Interest has been Transferred or has vested in any Person other than with the consent of the Fund or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

(2) ownership of the Interest by a Member or other Person is likely to cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3) continued ownership of the Interest may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Investment Manager, the Sub-Advisor or any of their Affiliates, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4) any of the representations and warranties made by a Member or other Person in connection with the acquisition of the Interest was not true when made or has ceased to be true;

(5) with respect to a Member subject to special regulatory or compliance requirements, such as those imposed by Employee Retirement Income Security Act of 1974, the Bank Holding Company Act of 1956 or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Member will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

(6) it would be in the best interests of the Fund for the Fund to repurchase the Interest.

(h) A Member (other than the Managing Member) tendering for repurchase only a portion of the Member’s Interest will be required to maintain a Capital Account balance of at least $50,000 after giving effect to the repurchase. If a Member (other than the Managing Member) tenders an amount that would cause the Member’s Capital Account balance to fall below the required minimum, the Fund shall have the right to either (1) reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or (2) repurchase the remainder of the Member’s Interest in the Fund. The Fund may repurchase the entire Interest held by a Member (other than the Managing Member) if the Member’s Capital Account balance in the Fund, as a result of repurchase or Transfer by the Member, is less than $50,000. If the entire Interest of a Member (other than the Managing Member) is repurchased, that Member will cease to be a Member.

(i) Repurchases of Interests from Members by the Fund may be paid, in the discretion of the Fund, in cash, by the distribution of Securities in-kind or partly in cash and partly in-kind. The Fund, however, expects not to distribute Securities in-kind, except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Interests for repurchase. Any Securities distributed will be valued in accordance with this Agreement and will be distributed to all tendering Members on a proportional basis.

(j) The Fund may suspend or postpone a repurchase offer in certain limited circumstances, and only by a vote of a majority of the Board of Directors, including a majority of the Independent Directors. These circumstances include the following:

(1) for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of Securities it owns or to determine the value of the Fund’s net assets;

(2) for any other periods that the SEC permits by order for the protection of Members; or

(3) other unusual circumstances as the Board of Directors in its discretion deems advisable to the Fund and its Members.

(k) A fee (a “Repurchase Fee”) will be charged by the Fund on any repurchase of an Interest from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Interest. Partial Interests will be repurchased on a “first in – first out” basis (in other words, the portion of the Interest repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation and depreciation) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (as adjusted) until such Capital Contribution is decreased to zero). Other than any Repurchase Fee, the Fund will not impose any charges in connection with repurchases of Interests. At the Fund’s discretion, no Repurchase Fee will be charged by the Fund in connection with any repurchase of a Member’s Interest under Section 4.5(g).

(l) A repurchase of a Member’s Interest under Sections 4.5(g) or (h) shall be on terms and conditions as the Fund may determine in its sole discretion, provided that (1) valuation of the Interest shall be determined in accordance with Section 4.5(c), and (2) payment for the Interest shall be made no later than as provided under the Fund’s then-current tender offer procedures.

(m) Notwithstanding any provision to the contrary contained in this Agreement, the Fund will not repurchase any Interest or make a distribution to any Member on account of the Member’s Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS

5.1. CONTRIBUTIONS TO CAPITAL

(a) The minimum initial Capital Contribution of each Member (other than the Managing Member) will be $50,000 or such other amount as the Fund determines from time to time. The amount of the initial Capital Contribution of each Member will be recorded by the Fund upon acceptance as a contribution to the capital of the Fund. Any amounts received in advance of a closing with respect to the Fund will be placed in an interest-bearing escrow account with the Fund’s escrow agent prior to their investment in the Fund. Each Member’s entire initial Capital Contribution will be paid to the Fund immediately prior to the Fund’s acceptance of the Member’s subscription for Interests, unless otherwise agreed by the Fund and such Member. Cleared funds received prior to the due date set out in the subscription agreement will earn interest until such due date, and any such interest will be added to the amount of the Member’s subscription and invested in the Fund.

(b) A Member may make additional Capital Contributions effective as of those times and in amounts as the Fund may permit, but no Member will be obligated to make any additional Capital Contribution except to the extent provided in Sections 5.5 and 5.6 of this Agreement. Each additional Capital Contribution made by a Member (other than a contribution made in accordance with Section 5.5 or Section 5.6 of this Agreement) will be in the minimum amount of $25,000 or such other amount as the Fund determines from time to time.

(c) The minimum initial and additional contributions set out in Sections 5.1(a) and (b) of this Agreement may be increased or reduced by the Fund from time to time. Reductions may be applied to all investors, individual investors or to classes of investors, in each case in the sole discretion of the Fund.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the Board of Directors, (1) initial and any additional Capital Contributions by any Member will be payable in cash or in Securities that the Fund, in its absolute discretion, may accept, and (2) initial and any additional Capital Contributions in cash will be payable in readily available funds on the due date set forth in the subscription agreement or agreements executed with respect to such Capital Contributions. The Fund will charge each Member making a Capital Contribution in Securities to the capital of the Fund such amount as the Fund may determine to reimburse the Fund for any costs incurred by the Fund by reason of accepting the Securities, and any charge will be due and payable by the contributing Member in full at the time the Capital Contribution to which the charges relate is due. The value of contributed Securities will be determined in accordance with Section 7.3 of this Agreement as of the date of contribution.

(e) The Investment Manager may make Capital Contributions and own an Interest in the Fund and, in so doing, upon compliance with Section 2.7(b), will, to the extent not already a Member, become a Member with respect to the Interest.

5.2. RIGHTS OF MEMBERS TO CAPITAL

No Member will be entitled to interest on the Member’s Capital Contribution. No Member will be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of the Member’s Interest in accordance with Section 4.5 of this Agreement, (b) in accordance with the provisions of Section 5.6 of this Agreement or (c) upon the liquidation of the Fund’s assets in accordance with Section 6.2 of this Agreement. To the fullest extent permitted by applicable law, no Member will have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

5.3. CAPITAL ACCOUNTS

(a) The Fund will maintain a separate Capital Account for each Member (including the Investment Manager, the Managing Member, and any of their respective Affiliates to the extent any of them holds an Interest).

(b) Each Member’s Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Member’s initial Capital Contribution.

(c) Each Member’s Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Member permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Member’s Capital Account under Sections 5.4 through 5.6 of this Agreement.

(d) Each Member’s Capital Account will be reduced by the sum of (1) the amount of any repurchase with respect to the Member’s Interest or distributions to the Member under Section 4.5, 5.7 or 6.2 of this Agreement, plus (2) any amounts debited against the Member’s Capital Account under Sections 5.4 through 5.6 of this Agreement.

(e) In the event the Interest of a Member is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest.

(f) Subject to Section 5.5 of this Agreement, no Member will be required to pay to the Fund or any other Member or Person any deficit in such Member’s Capital Account upon dissolution of the Fund or otherwise.

5.4. ALLOCATION OF NET CAPITAL APPRECIATION AND DEPRECIATION; MANAGEMENT FEE AND ADMINISTRATION FEE

(a) At the end of each Allocation Period of the Fund, the Capital Account of each Member (including the Investment Manager, the Managing Member, and any of their respective Affiliates to the extent any of them holds an Interest) shall be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or Net Capital Depreciation, as the case may be, to the Capital Accounts of all the Members (including the Managing Member, and any of its Affiliates to the extent any of them holds an Interest) in proportion to their respective Investment Percentages for such Allocation Period.

(b) At the end of each month, the Capital Account of each Member (including the Managing Member, and any of its Affiliates to the extent any of them holds an Interest) shall be decreased by the amount of the Management Fee and the Administration Fee calculated in respect of such Capital Account in accordance with Section 3.10(a).

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES, OTHER EXPENDITURES, AND RESERVES

(a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Fund, without limitation of any other rights, will cause the amount of the obligation to be debited against the Capital Account of the Member when the Fund pays the obligation, and any amounts then or in the future distributable to the Member will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Member and any successor to the Member’s Interest will pay to the Fund as a Capital Contribution, upon demand by the Fund, the amount of the excess. The Fund will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for the reduction or exemption, except that, in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of the Member, assist the Member in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Fund to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will be charged only to those Members on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Members as of the close of the Allocation Period during which the items were paid or accrued by the Fund.

(c) The Fund may cause appropriate reserves to be created, accrued and charged by the Fund against Net Assets and proportionately against the Capital Accounts of the Members for contingent, conditional or unmatured liabilities, if any, as of the date any contingent, conditional or unmatured liability becomes known to the Fund and accruable under accounting principles generally accepted in the United States. The reserves shall be in the amounts that the Fund in its sole discretion deems necessary or appropriate. The Fund may increase or reduce any reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be charged or credited, as appropriate, to the Capital Accounts of the Members in proportion to their Investment Percentages at the time the reserve is created, or increased or decreased, except that if any individual reserve item, or any increase or decrease in a reserve item, is deemed by the Fund, in its sole discretion, to be material, the amount of the reserve item or increase or decrease in the reserve item may instead, at the discretion of the Fund, be charged or credited to the Capital Accounts of those Persons who were Members at the time, as determined by the Fund in its sole discretion, of the act or omission giving rise to the liability for which the reserve was established, increased or decreased in proportion to their Investment Percentages as at that time.

(d) In the event that the Fund borrows money in order to fund the payment of any withholding taxes, expenditures or other amounts described in this Section 5.5, expenses associated with such borrowing shall be specially allocated in the same proportions to the Capital Accounts of those Members against whom the expense giving rise to such payment is debited or charged pursuant to this Section 5.5.

(e) Members and former Members shall be liable to the Fund, upon the Fund’s demand, in its absolute discretion, in an amount equal to any expenses or liabilities of the Fund allocated to their respective Capital Accounts in accordance with this Section 5.5; provided, however, that in no event will such amount with respect to any Member or former Member exceed the aggregate amount of returns of capital and other amounts actually received by the Member or former Member from the Fund. To the extent that a former Member fails to repay to the Fund in full, upon the Fund’s demand, any amount required to be charged to the former Member under this Section 5.5, the deficiency will be charged to the Capital Accounts of the Members in proportion to their Investment Percentages at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise to the Capital Accounts of the current Members in proportion to their Investment Percentages. The provisions of this Section 5.5(e) are intended solely to benefit the Fund and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any Member or creditor of the Fund. No Member shall have any right to demand payment from any other Member pursuant to this Section 5.5(e).

5.6. TAX ALLOCATIONS AND OTHER TAX MATTERS

(a) For each Taxable Year of the Fund, items of income, deduction, gain, loss or credit will be allocated for federal income tax purposes among the Members in a manner so as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior Taxable Years (or relevant portions of those years). Allocations under this Section 5.6 will be made in accordance with the principles of sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these sections, or the successor provisions to such sections and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, the Fund will allocate to the Members those gains or income necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(b) If the Fund realizes capital gains (including short-term capital gains) or ordinary income for U.S. federal income tax purposes for any Taxable Year during or as of the end of which one or more Positive Basis Members (as defined in this Section 5.6) withdraw from the Fund under Articles IV or VI of this Agreement, the Managing Member, in its sole discretion, may elect to allocate such gains or income as follows: (i) to such Positive Basis Members, in proportion to the respective Positive Basis (as defined in this Section 5.6) of each such Positive Basis Member, until either the full amount of such gains or income has been so allocated or the Positive Basis of each such Positive Basis Member has been eliminated, and (ii) to allocate any gains or income not so allocated to Positive Basis Members to the other Members in a manner that reflects equitably the amounts credited to the Members’ Capital Accounts under Section 5.4.

(c) If the Fund realizes capital losses (including short-term capital losses) or ordinary losses for U.S. federal income tax purposes for any Taxable Year during or as of the end of which one or more Negative Basis Members (as defined in this Section 5.6) withdraw from the Fund under Articles IV or VI of this Agreement, the Managing Member, in its sole discretion, may elect to allocate such losses as follows: (i) to such Negative Basis Members, in proportion to the respective Negative Basis (as defined in this Section 5.6) of each such Negative Basis Member, until either the full amount of such losses has been so allocated or the Negative Basis of each Negative Basis Member has been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Members, to the other Members in a manner that reflects equitably the amounts debited against the Members’ Capital Accounts under Section 5.4.

(d) As used in this Section 5.6, the term “Positive Basis” means, with respect to any Member and as of any time of calculation, the amount by which such Member’s Capital Account as of that time exceeds such Member’s “adjusted tax basis,” for U.S. federal income tax purposes, in such Member’s Interest as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer of the Interest, including by reason of death, and without regard to such Member’s share of the liabilities of the Fund under section 752 of the Code). As used in this Section 5.6, the term “Positive Basis Member” means any Member who withdraws from the Fund and who has a Positive Basis as of the effective date of such Member’s withdrawal. As used in this Section 5.6, the term “Negative Basis” means, with respect to any Member and as of any time of calculation, the amount by which such Member’s “adjusted tax basis,” for U.S. federal income tax purposes, in such Member’s Interest as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer of the Interest, including by reason of death, and without regard to such Member’s share of the liabilities of the Fund under section 752 of the Code) exceeds the Member’s Capital Account as of such time. As used in this Section 5.6, the term “Negative Basis Member” means any Member who withdraws from the Fund and who has a Negative Basis as of the effective date of such Member’s withdrawal.

(e) Allocations under this Section 5.6 may be adjusted at any time by the Managing Member to the extent the Managing Member determines in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder or (ii) would otherwise be in the overall best interests of the Members.

(f) The Fund will file a tax return as a partnership for U.S. federal income tax purposes. All decisions for the Fund relating to tax matters, including, without limitation, whether to make any tax elections (including the election under section 754 of the Code), the positions to be taken on the Fund’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Managing Member in its sole discretion. J.P. Morgan Investment Management Inc. will be the designated “tax matters partner” for purposes of the Code.

(g) Each Member agrees not to treat, on his, her or its income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund.

5.7. DISTRIBUTIONS

(a) Subject to the 1940 Act, the Fund may make distributions in cash or in kind at any time to all of the Members on a proportionate basis in accordance with the Members’ Investment Percentages.

(b) The Fund may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member will be deemed to be a distribution or payment to the Member, reducing the amount otherwise distributable to the Member under this Agreement and reducing the Capital Account of the Member. The Fund will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax under an applicable income tax treaty, or otherwise, the Member will furnish the Fund with any information and forms that the Member may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any information and forms furnished by the Member will be true and accurate and agrees to indemnify the Fund and each of the other Members from any and all losses, claims, damages, liabilities, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1. DISSOLUTION

(a) The Fund will be dissolved if at any time it has no members (unless it is continued without dissolution in accordance with the Delaware Act) or upon the occurrence of any of the following events:

(1) upon the affirmative vote to dissolve the Fund by either (A) a majority of the Board of Directors (including a majority of the Independent Directors) or (B) Members holding at least 80% of the total number of votes eligible to be cast by all Members;

(2) upon the failure of Members to approve successor Directors at a meeting called by the Managing Member in accordance with Section 2.9(c) of this Agreement when no Director remains to continue the Fund;

(3) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Fund requesting to tender the Member’s entire Interest for repurchase by the Fund (provided the Member indicates its intention to dissolve the Fund in a separate written request to the Fund that specifically refers to this Section 6.1(a)(3)), unless the Member has been given the opportunity to so tender in accordance with the procedures described in Section 4.5 of this Agreement (whether in a single repurchase offer or multiple consecutive offers within the two year period); or

(4)	as otherwise required by Section 18-802 of the Delaware Act or operation of law.

Dissolution of the Fund will be effective on the day on which the event giving rise to the dissolution occurs, provided, that the Fund will not terminate until the assets of the Fund have been liquidated and distributed in accordance with Section 6.2 of this Agreement and the Certificate has been canceled in accordance with the Delaware Act.

(b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, divorce, termination, liquidation, bankruptcy (as defined in the Delaware Act), reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Member, the admission to the Fund of a new Member, the withdrawal of a Member from the Fund, or the Transfer by a Member of the Member’s Interest to a third party will not cause the Fund to dissolve.

6.2. LIQUIDATION OF ASSETS

(a) Upon the dissolution of the Fund as provided in Section 6.1 of this Agreement, the Board of Directors, acting as liquidator (or if the Board of Directors is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the Fund) will promptly wind up the affairs of the Fund and liquidate its assets. Net Capital Appreciation and Net Capital Depreciation for any Allocation Period during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation will be distributed in the following order and manner:

(1) first, to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of the Fund’s assets to the Members has been completed, other than debts, liabilities or obligations to Members;

(2) second, to satisfy on a proportionate basis the debts, liabilities and obligations owing to the Members; and

(3) third, to the Members on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Members’ Capital Accounts for the Allocation Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Notwithstanding the provisions of this Section 6.2, upon dissolution of the Fund, subject to the Delaware Act and the priorities set out in Section 6.2(a) of this Agreement, the Board of Directors or liquidator may distribute ratably in-kind any assets of the Fund, if the Board of Directors or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in-kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in-kind will be included in the Net Capital Appreciation or Net Capital Depreciation for the Allocation Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, a Member may be required to accept a distribution of any asset in-kind from the Fund even if the percentage of the asset distributed to the Member exceeds a percentage of the asset that is equal to the percentage in which the Member shares in distributions from the Fund.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS

(a) The Fund will adopt for tax accounting purposes the accrual method of accounting. The Fund’s accounts will be maintained in U.S. currency.

(b) The Fund will furnish to Members, as soon as practicable after the end of each Taxable Year, such information as is necessary for Members to complete U.S. federal and state income tax or information returns and any other tax information required by U.S. federal or state law.

(c) The Fund anticipates sending to each Member an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. The Fund will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with U.S. generally accepted auditing standards. All such financial statements will be prepared in accordance with U.S. generally accepted accounting principles. The Fund will also send to each Member quarterly reports regarding the Fund’s operations during each quarter as well as monthly updates. Such quarterly reports and monthly updates shall contain information deemed appropriate by the Fund, in its sole discretion. The Fund, in its sole discretion, may furnish to each Member any other periodic reports it deems necessary or appropriate. Certain additional information regarding the Fund’s operations may be available to Members from time to time on written request.

7.2. DETERMINATIONS BY FUND OFFICERS

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated under Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the appropriate Officers of the Fund unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Members.

(b) The appropriate Officers of the Fund may make any adjustments to the computation of Net Capital Appreciation and/or Net Capital Depreciation, or any components (including withholding any items of income, gain, loss or deduction) constituting Net Capital Appreciation and/or Net Capital Depreciation as they deem appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation of Net Capital Appreciation and/or Net Capital Depreciation among the Members.

7.3. VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Board of Directors will value or cause to have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Allocation Period in accordance with valuation procedures established from time to time by the Board of Directors and as described in the Memorandum. In accordance with these procedures, the Fund will value its investments in Investment Funds at fair value and the fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund’s valuation policies.

(b) In determining the value of the assets of the Fund, no value will be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities under agreements entered into prior to the valuation date will, however, be taken into account in determining the value of the Fund’s assets.

(c) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Fund and the net asset value of the Fund as a whole determined in accordance with this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

(d) Each Member acknowledges that, although the procedures approved by the Board of Directors provide that the Investment Manager will review the valuations provided by the Portfolio Managers or administrators to the Investment Funds, none of the Investment Manager, Managing Member or Board of Directors will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers or administrators. As a result, the valuations reported by the Portfolio Managers or administrators of the Investment Funds, upon which the Fund calculates its month-end net asset value and net asset value for each Interest, may be subject to later adjustment, based on information reasonably available at that time. Each Member acknowledges that situations involving uncertainties as to the valuation of Investment Funds could have an adverse effect on the Fund’s net assets if the Board of Directors’ or the Investment Manager’s judgments regarding appropriate valuations should prove incorrect.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF THIS AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act). Any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, to the extent such vote is required by the 1940 Act.

(b) Any amendment that would:

(1) increase the obligation of a Member to make any Capital Contribution; or

(2) reduce the Capital Account of a Member other than in accordance with Article V of this Agreement,

may be made only if (A) the written consent of each Member adversely affected by the proposed amendment is obtained prior to the effectiveness of the amendment or (B) the proposed amendment does not become effective until (i) each Member adversely affected by the proposed amendment has received written notice of the proposed amendment and (ii) any Member adversely affected by the proposed amendment that objects to the proposed amendment has been afforded a reasonable opportunity (under procedures adopted by the Managing Member in its sole discretion) to tender the Member’s entire Interest for repurchase by the Fund.

(c) The following amendments may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act):

(1) any material amendment that would alter the provisions of this Section 8.1(b) or (c) relating to the amendment of this Agreement; and

(2) any amendment that would alter the provisions of Section 3.9 of this Agreement relating to indemnification.

(d) Notwithstanding the provisions of Sections 8.1(a), 8.1(b) and 8.1(c) of this Agreement, the Board of Directors, at any time without the consent of any Member, may:

(1) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

(2) amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of the Fund in accordance with Section 2.2 hereof, or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. securities or banking law or regulation or tax law, or to clarify any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the amendment does not adversely affect the rights of any Member in any material respect; and

(3) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified as a partnership for U.S. federal income tax purposes;

subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(d)(2) or (3) of this Agreement will be valid only if approved by a majority of the Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act).

(e) The Fund will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(d)(1) of this Agreement) to each Member, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Member upon request.

8.2. SPECIAL POWER OF ATTORNEY

(a) Each Member irrevocably makes, constitutes and appoints each of the Officers and Directors, acting severally, and any liquidator of the Fund’s assets appointed under Section 6.2 of this Agreement, with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1) any amendment to this Agreement;

(2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

(3) all other such instruments, documents and certificates that, in the view of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Board of Directors determines that the Fund should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without the Member’s consent. Each Member agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Member may assert with respect to the amendment or action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or the action to be lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Fund.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of each of the Officers and Directors, acting severally, and any liquidator of the Fund’s assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

(1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether the Fund, the Officers, the Directors or any liquidator has had notice of the death or incapacity; and

(2) will survive the Transfer by a Member of all or any part of its Interest, except that, when the transferee of an Interest has been approved by the Fund for admission to the Fund as a substituted member, or upon the withdrawal of a Member from the Fund in accordance with a periodic tender or otherwise, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the Officers, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution and, upon completion of such substitution, will terminate (but, in the case of any transfer of a portion of an Interest, with respect to that portion of the Interest only).

8.3. NOTICES

Notices that may or are required to be provided under this Agreement will be made to a Member by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the Fund), commercial courier service, facsimile, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the Fund by telecopier or electronic mail), and will be addressed to the Member at his, her or its address as set out in the books and records of the Fund (or to any other address as may be designated by any Member by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, facsimile or electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement will be binding upon and inure to the benefit of the Members and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Members may not be transferred or delegated except as provided in this Agreement, and any attempted transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

8.5. CHOICE OF LAW; WAIVER OF JURY TRIAL

(a) Notwithstanding the location at which this Agreement is executed by any of the Members, the Members expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) EACH MEMBER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MEMBERS. EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

8.6. NO THIRD PARTY BENEFICIARIES

The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Members, their permitted successors and assignees, and the Fund. This Agreement is not intended for the benefit of non-Member creditors or other third parties and, except to the extent specifically provided in Section 3.9 of this Agreement, nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the Fund, the parties to this Agreement, or their respective successors or assigns, and no Person shall be considered a third party beneficiary of any provision of this Agreement.

8.7. CONSENTS

Any and all consents, agreements or approvals provided for or permitted by this Agreement must, to the extent not given or obtained at a duly called meeting of the Board of Directors or the Members, be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of the Fund.

8.8. MERGER AND CONSOLIDATION

(a) The Fund may merge or consolidate with or into one or more limited liability companies or other business entities under an agreement of merger or consolidation that has been approved in the manner contemplated by the Delaware Act.

(b) Notwithstanding anything to the contrary in this Agreement, an agreement of merger or consolidation approved in accordance with the Delaware Act may, to the extent permitted by the Delaware Act, (1) effect any amendment to this Agreement, (2) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (3) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) will be the limited liability company agreement of the surviving or resulting limited liability company.

(c) The Fund may convert to another Delaware business entity in accordance with the Delaware Act upon the approval of the Members representing a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

8.9. PRONOUNS

All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

8.10. CONFIDENTIALITY

(a) The Fund will have the right to keep confidential from the Members, for such period of time as the Fund deems reasonable in its sole discretion, any information that the Fund reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Fund in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

(b) Notwithstanding anything to the contrary in this Agreement, authorization is hereby expressly granted permitting each Member (and each employee, representative, or other agent of such Member) to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Fund, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member related to tax treatment and tax structure. The Fund acknowledges and agrees that a Member’s disclosure of the structure or tax aspects of the Fund is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). In this regard, any aspects of the Fund pertaining to its tax treatment and tax structure that would result in an investment in the Fund being made under “conditions of confidentiality,” as such term is used in the Code or in Treasury Regulations issued under the Code is specifically excluded from the provisions of Section 8.10(a) of this Agreement.

8.11. SEVERABILITY

Each Member agrees that the Member intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over the Fund, the Managing Member or the Investment Manager to not be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.12. ENTIRE AGREEMENT

(a) Subject to Section 8.12(b), this Agreement, together with each Member’s subscription agreement executed with respect to each Interest, constitute the entire agreement among the Members and the Fund pertaining to the subject matter of this Agreement and the subscription agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

(b) Notwithstanding any other provision of this Agreement, including Section 8.1, or any subscription agreement and subject to applicable law, each Member acknowledges and agrees that the Fund, without the approval of the Members or any other Person, may enter into a written agreement or agreements with any other Member affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Member agrees that any terms contained in any such other agreement with another Member will govern with respect to the other Member notwithstanding the provisions of this Agreement or any subscription agreement, and that the Member will have no rights in respect of those granted in favor of such other Member.

8.13. DISCRETION

To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or in any agreement contemplated by this Agreement or applicable provisions of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and will have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (b) in its “good faith” or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards.

8.14. COUNTERPARTS

This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Members, notwithstanding that all the Members have not signed the same counterpart.

8.15. HEADINGS

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

[Remainder of Page Intentionally Left Blank]

EACH MEMBER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING OR OTHERWISE BECOMING BOUND HEREBY, INCLUDING THE WAIVER OF JURY TRIAL CLAUSE SET OUT IN SECTION 8.5(B) AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.10.

The Undersigned have executed this Agreement as of the day and year first above written.

MSFMM, INC., as Managing Member

By:	/S/
Name:
Title:

MEMBERS:

Each Person who or that has signed, or has had signed on the Person’s behalf, a Member Signature Page, which will constitute a counterpart of this Agreement.

EXHIBIT A

Directors Agreement

                    , 200

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

270 Park Avenue

New York, New York 10017

Re: Directors Agreement — J.P. Morgan Access Multi-Strategy Fund, L.L.C.

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been appointed/elected as Directors of J.P. Morgan Access Multi-Strategy Fund, L.L.C., a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 25, 2010, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person ceases to be a Director in accordance with the LLC Agreement.

2. THIS DIRECTORS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Directors Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Directors Agreement as of the day and year first above written.

PART C – OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements. The audited financial statements of the Fund for the fiscal year ended March 31, 2017 are incorporated by reference, as stated in the Confidential Private Placement Memorandum.

(2)	Exhibits:

(2)(a)(1) Amended and Restated Certificate of Formation of Limited Liability Company.(4)

(2)(a)(2) Limited Liability Company Agreement.(1)

(2)(a)(3) Amended and Restated Limited Liability Company Agreement dated as of April 1, 2006.(3)

(2)(a)(4) Amended and Restated Limited Liability Company Agreement dated August 25, 2010.(5)

(2)(b) Not Applicable.

(2)(c) Not Applicable.

(2)(d) See Item 25(2)(a)(2) and Item 25(2)(a)(4).

(2)(e) Not Applicable.

(2)(f) Not Applicable.

(2)(g)(1) Investment Management Agreement dated as of August 25, 2010.(4)

(2)(g)(2) Investment Sub-Advisory Agreement dated as of August 25, 2010.(4)

(2)(h) Not Applicable.

(2)(i) Not Applicable.

(2)(j)(1) Custodian Services Agreement.(2)

(2)(j)(1)(a) Custody Agreement Notice of Assignment for The Bank of New York Mellon.(6)

(2)(j)(2) Amendment to Custodian Services Agreement.(4)

(2)(k)(1)(i) Administration Agreement.(4)

(2)(k)(1)(ii) Sub-Administration Agreement.(4)

(2)(k)(2)(i) Escrow Agreement.(2)

(2)(k)(2)(ii) Amendment to Escrow Agreement.(4)

(2)(k)(3) Form of Expense Limitation and Reimbursement Agreement.(7)

(2)(k)(4) Accounting and Investor Services Agreement.(4)

(2)(k)(5) Placement Agency Agreement with J.P. Morgan Securities Inc.(6)

(2)(k)(6) Placement Agency Agreement with JPMorgan Chase Bank, N.A.(6)

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics of the Fund.(6)

(2)(r)(2) Code of Ethics of the Investment Manager.(4)

(2)(r)(3) Code of Ethics of the Sub-Advisor.(4)

(1)	Incorporated by reference to Registrant’s registration statement on Form N-2 filed on April 8, 2004.
(2)	Incorporated by reference to an Exhibit to Post-Effective Amendment no. 1 to the Registration Statement on Form N-2, filed on June 7, 2004.
(3)	Incorporated by reference to an Exhibit to Post-Effective Amendment no. 3 to the Registration Statement on Form N-2, filed on April 3, 2006.
(4)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2, filed on August 25, 2010.
(5)	Filed herewith as Appendix B to Private Placement Memorandum.
(6)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 7 to the Registration Statement on Form N-2, filed on September 12, 2012.
(7)	Filed herewith.

ITEM 26. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable.

E.ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of Interests, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by MSFMM, Inc., the Managing Member of the Registrant. The Managing Member was formed under the laws of the State of Delaware, and is the sole Managing Member of the Fund. The Managing Member is a corporation and is shares are held by Intertrust SPV (Cayman) Limited.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class: Limited Liability Company Interests.

Number of Record Holders as of June 30, 2017: 1,337.

ITEM 30. INDEMNIFICATION

Reference is made to Section 3.9 of Registrant’s Amended and Restated LLC Agreement filed as Exhibit 2(a)(4) filed herewith. Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

Registrant, in conjunction with the Managing Member, the Investment Manager and Registrant’s Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of Registrant, against certain liabilities asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each managing director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Confidential Private Placement Memorandum in the section entitled “The Investment Manager and Sub-Advisor.”

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of Registrant at 301 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Managing Member at c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017.

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of August 2017.

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

By:	Brian S. Shlissel*
	Name:	Brian S. Shlissel
	Title:	President and Principal Executive Officer

*By:	/s/ Carmine Lekstutis
Carmine Lekstutis Attorney-in-Fact

EXHIBIT INDEX

(2)(k)(3)	Form of Expense Limitation and Reimbursement Agreement